Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-282733

PROSPECTUS SUPPLEMENT

(To Prospectus Dated October 18, 2024)

AerCap Ireland Capital Designated Activity Company

AerCap Global Aviation Trust

$500,000,000 Fixed-Rate Reset Junior Subordinated Notes due 2056

Guaranteed by AerCap Holdings N.V.

AerCap Ireland Capital Designated Activity Company, a designated activity company with limited liability incorporated under the laws of Ireland (the “Irish Issuer”), and AerCap Global Aviation Trust, a Delaware statutory trust (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers”), are offering $500,000,000 aggregate principal amount of Fixed-Rate Reset Junior Subordinated Notes due 2056 (the “Notes”). The Notes will be issued pursuant to an indenture, dated as of October 29, 2021 (as supplemented or otherwise modified from time to time, the “Indenture”), among the Issuers, the guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The Notes will bear interest (i) from and including the original issuance date to, but excluding, January 31, 2031 (the “First Reset Date”) at the rate of 6.500% per annum and (ii) from and including the First Reset Date, during each Reset Period (as defined herein), at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined in “Description of Notes—Principal Amount; Maturity and Interest”) as of the most recent Reset Interest Determination Date (as defined herein) plus a spread of 2.441%, to be reset on each Reset Date (as defined herein) following the First Reset Date. Subject to our right to defer interest payments as described below, we will pay interest semi-annually in arrears on January 31 and July 31 of each year, beginning on July 31, 2025. The Notes will mature on January 31, 2056.

We may defer interest payments on the Notes on one or more occasions for up to 20 consecutive semi-annual Interest Payment Periods (as defined in “Description of Notes—Certain Definitions”) per deferral period as described in this prospectus supplement. Deferred interest payments with respect to the Notes will accumulate additional interest at a rate equal to the interest rate then applicable to the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period), to the extent permitted by law. See “Description of Notes—Option to Defer Interest Payments.”

On one or more occasions during the period commencing on the date falling 90 days prior to the First Reset Date, and on each interest payment date subsequent to the First Reset Date, the Issuers may redeem the Notes, at their option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, such redemption date. See “Description of Notes—Redemption—Optional Redemption.” The Issuers may also redeem the Notes at their option, at any time, in whole but not in part, in the event of certain developments affecting taxation described under “Description of Notes—Redemption—Right to Redeem at Tax Event,” at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, such redemption date and Additional Amounts (as defined in “Description of Notes—Additional Amounts”), if any. In addition, the Issuers may redeem the Notes, at their option, in whole but not in part, at any time within 120 days after the occurrence of a Rating Agency Event (as defined under “Description of Notes—Redemption—Right to Redeem at Rating Agency Event”), at a redemption price equal to 102% of the principal amount of the Notes being redeemed, plus any accrued and unpaid interest for the then-current Reset Period to, but excluding, such redemption date.

The Notes will be fully and unconditionally guaranteed (the “guarantees”) on an unsecured junior subordinated basis by AerCap Holdings N.V. (“Holdings” and, such guarantee, the “Holdings Guarantee”) and certain other subsidiaries of Holdings (together with Holdings, the “guarantors”), as described under “Description of Notes—Guarantees.” The Notes and the guarantees will constitute the Issuers’ and the guarantors’ direct, unsecured, junior subordinated obligations, respectively, will rank equally with all of the Issuers’ and guarantors’ existing and future equally-ranking junior subordinated indebtedness and will be subordinate and junior in right of payment to all of the Issuers’ and guarantors’ existing and future senior indebtedness. In addition, the Notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of Holdings’ subsidiaries (other than the Issuers) that do not guarantee the Notes. See “Description of Notes—Ranking.”

Investing in the Notes involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page S-12 of this prospectus supplement and in the documents incorporated by reference herein before you make an investment in the Notes.

	Public Offering Price(1)	Underwriting Discount	Proceeds Before Expenses to the Issuers
Per Note	100.000%	1.000%	99.000%
Total	$500,000,000	$5,000,000	$495,000,000

(1)	Plus accrued interest, if any, from April 1, 2025.

Neither the Securities and Exchange Commission (the “SEC”) nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes in global form through the book-entry system of The Depository Trust Company (“DTC”) and its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), on or about April 1, 2025.

Joint Book-Running Managers

Mizuho	BofA Securities	Truist Securities	MUFG

Joint Lead Managers

Barclays	BNP PARIBAS	Credit Agricole CIB	J.P. Morgan	Fifth Third Securities

Prospectus Supplement dated March 25, 2025

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

We and the underwriters are responsible only for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. Neither we nor the underwriters have authorized any other person to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. The underwriters are not making offers to sell, or seeking offers to buy, the Notes in any jurisdiction where such offers or sales are not permitted. The information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of their respective dates, and any information we and the underwriters have incorporated by reference herein or in the accompanying prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus or of any sale of the Notes.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus in making your investment decision. To fully understand this offering, you should also read all of these documents, including those referred to under the caption “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. Investors should carefully review the risk factors relating to us in the section captioned “Risk Factors” herein, in Item 3 of AerCap’s Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on February 26, 2025 (AerCap’s “2024 Annual Report”), and in AerCap’s Reports on Form 6-K furnished to the SEC from time to time and incorporated by reference herein. To the extent there is a conflict between the information contained or incorporated by reference in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained or incorporated by reference in this prospectus supplement shall control. As used in this prospectus supplement and the accompanying prospectus, unless otherwise stated or the context otherwise requires, references to “AerCap,” “we,” “us,” “our” and the “Company” include AerCap Holdings N.V. and its consolidated subsidiaries.

This prospectus supplement (i) has not been prepared in accordance with and is not a “prospectus” or a “supplement” for the purposes of either Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) or Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) (the “UK Prospectus Regulation”), (ii) has not been reviewed or approved by the Central Bank of Ireland or any other competent authority for the purposes of either the Prospectus Regulation or the UK Prospectus Regulation and (iii) is referred to as a “prospectus supplement” because this is the terminology used for such an offer document in the United States.

This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the European Economic Area to which the Prospectus Regulation applies (each, a “Relevant Member State”) or in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation or the UK Prospectus Regulation, as applicable, from the requirement to publish a prospectus for offers of Notes. Accordingly any person making or intending to make an offer in that Relevant Member State or the United Kingdom of Notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Issuers, the guarantors or any of the underwriters to publish a prospectus pursuant to the Prospectus Regulation or the UK Prospectus Regulation, in each case, in relation to such offer. None of the Issuers, the guarantors or the underwriters has authorized, nor do they authorize, the making of any offer of Notes in circumstances in which an obligation arises for the Issuers, the guarantors or the underwriters to publish or supplement a prospectus for such offer.

This prospectus supplement has been prepared on the basis that any offer of Notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. Accordingly any person making or intending to make an offer in the United Kingdom of Notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Issuers, the guarantors or any of the underwriters to publish a prospectus pursuant to Section 85 of the Financial Services and Markets Act 2000 (as amended, “FSMA”) or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case, in relation to such offer. None of the Issuers, the guarantors or the underwriters has authorized, nor do they authorize, the making of any offer of Notes in circumstances in which an obligation arises for the Issuers, the guarantors or the underwriters to publish a prospectus for such offer.

Except as otherwise noted, all dollar amounts in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are in U.S. dollars. The consolidated financial statements of the Company incorporated by reference herein have been prepared in accordance with U.S. generally accepted accounting principles.

FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus include “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward looking statements largely on our current beliefs and projections about future events and financial trends affecting our business. Many important factors, in addition to those discussed in this prospectus supplement, could cause our actual results to differ substantially from those anticipated in our forward looking statements, including, among other things:

•	the availability of capital to us and to our customers and changes in interest rates;

•	the ability of our lessees and potential lessees to make lease payments to us;

•

our ability to successfully negotiate flight equipment (which includes aircraft, engines and helicopters) purchases, sales and leases, to collect outstanding amounts due and to repossess flight equipment under defaulted leases, and to control costs and expenses;

•	changes in the overall demand for commercial aviation leasing and aviation asset management services;

•

the continued impacts of the Russian invasion of Ukraine and continued conflict in that area, including the resulting sanctions by the United States, the European Union, the United Kingdom and other countries, on our business and results of operations, financial condition and cash flows;

•	the effects of terrorist attacks on the aviation industry and on our operations;

•	the economic condition of the global airline and cargo industry and economic and political conditions;

•	the impact of hostilities in the Middle East, or any escalation thereof, on the aviation industry or our business;

•	development of increased government regulation, including travel restrictions, sanctions, regulation of trade and the imposition of import and export controls, tariffs and other trade barriers;

•	a downgrade in any of our credit ratings;

•	competitive pressures within the industry;

•	regulatory changes affecting commercial flight equipment operators, flight equipment maintenance, engine standards, accounting standards and taxes;

•	disruptions and security breaches affecting our information systems or the information systems of our third-party providers; and

•

the risks described or referred to in “Risk Factors” in this prospectus supplement, in the accompanying prospectus, in AerCap’s 2024 Annual Report and in AerCap’s Reports on Form 6-K furnished to the SEC from time to time and incorporated by reference herein.

The words “believe,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar words are intended to identify forward looking statements. Forward looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward looking statements speak only as of the date they were made and we undertake no obligation to update publicly or to revise any forward looking statements because of new information, future events or other factors. In light of the risks and uncertainties described above, the forward looking events and circumstances described in this prospectus supplement and the accompanying prospectus might not occur and are not guarantees of future performance. The factors described above should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors that are included under “Risk Factors” herein, in AerCap’s 2024 Annual Report incorporated by reference herein and in any Report on Form 6-K furnished to the SEC and incorporated by reference herein. Except as required by applicable law, we do not undertake any obligation to publicly update or review any forward looking statement, whether as a result of new information, future developments or otherwise.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable to foreign private issuers. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations. We file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also furnish Reports on Form 6-K containing unaudited interim financial information for the first three quarters of each fiscal year.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our SEC filings, including the registration statement, by accessing the SEC’s Internet site at www.sec.gov. We will provide each person to whom a prospectus supplement is delivered a copy of any or all of the information that has been incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement upon written or oral request at no cost to the requester. Requests should be directed to: AerCap Holdings N.V., AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland, or by telephoning us at +353 1 819 2010. Our website is located at www.aercap.com. The reference to the website is an inactive textual reference only and the information contained on, or accessible through, our website is not a part of this prospectus supplement.

The following documents filed with or furnished to the SEC are incorporated herein by reference:

•	AerCap’s Annual Report on Form 20-F for the year ended December 31, 2024, as filed with the SEC on February 26, 2025; and

•	AerCap’s Reports on Form 6-K, furnished to the SEC on January 6, 2025 and January 14, 2025.

All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, solely to the extent designated therein, Reports on Form 6-K that we furnish to the SEC, in each case prior to the completion or termination of this offering, shall be incorporated by reference in this prospectus supplement and be a part hereof from the date of filing or furnishing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus supplement carefully together with the information incorporated by reference herein, including “Risk Factors” and the financial statements, and notes related thereto, incorporated by reference in this prospectus supplement, before making an investment decision.

Our Business

We are the global leader in aviation leasing with a portfolio consisting of 3,525 aircraft, engines (including engines owned and managed by our Shannon Engine Support Ltd. joint venture) and helicopters that were owned, managed or on order as of December 31, 2024. We provide a wide range of assets for lease, including narrowbody and widebody aircraft, regional jets, freighters, engines and helicopters. We focus on acquiring in-demand flight equipment at attractive prices, funding them efficiently, hedging interest rate risk prudently and using our platform to deploy these assets with the objective of delivering superior risk-adjusted returns. We believe that by applying our expertise, we will be able to identify and execute on a broad range of market opportunities that we expect will generate attractive returns for our investors. We have the infrastructure, expertise and resources to execute a large number of diverse transactions in a variety of market conditions. Our teams of dedicated marketing and asset trading professionals have been successful in leasing and managing our asset portfolio. During the year ended December 31, 2024, we executed 812 aviation asset transactions.

As of December 31, 2024, we owned 1,543 aircraft and managed 179 aircraft. During the year ended December 31, 2024, our owned aircraft utilization rate was 99%, calculated based on the number of days each aircraft was on lease during the period, weighted by the net book value of the aircraft. We lease most of our aircraft to airlines under operating leases. Under these leases, the lessee is responsible for the maintenance and servicing of the equipment during the lease term and we receive the benefit, and assume the risks, of the residual value of the equipment at the end of the lease. We also owned or managed over 1,000 engines (including engines owned and managed by our Shannon Engine Support Ltd. joint venture) and over 300 owned helicopters. As of December 31, 2024, we had commitments to purchase 296 new aircraft scheduled for delivery through 2030. The average age of our fleet of 1,543 owned aircraft, weighted by net book value, was 7.4 years as of December 31, 2024.

For more information on our business, please refer to “Information on the Company” in Item 4 of AerCap’s 2024 Annual Report, which is incorporated by reference herein.

The Offering

The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The following is not intended to be complete. You should carefully review the “Description of Notes” section of this prospectus supplement, which contains a more detailed description of the terms and conditions of the Notes. In this subsection, “we,” “us” and “our” refer to Holdings.

Issuers:	AerCap Ireland Capital Designated Activity Company and AerCap Global Aviation Trust.

Securities Offered:	$500,000,000 aggregate principal amount of Fixed-Rate Reset Junior Subordinated Notes due 2056.

Maturity Date:	The Notes will mature on January 31, 2056.

Interest:	The Notes will bear interest (i) from and including the original issuance date to, but excluding, the First Reset Date at the rate of 6.500% per annum and (ii) from and including the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 2.441%, to be reset on each Reset Date. Subject to the Issuers’ option to defer interest payments as described under “Option to Defer Interest Payments” below, interest on the Notes will be payable semi-annually in arrears on January 31 and July 31 of each year, beginning on July 31, 2025.

“Reset Date” means the First Reset Date and each date falling on the five year anniversary of the immediately preceding Reset Date.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two Business Days (as defined in “Description of Notes—Certain Definitions”) prior to the first day of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and, thereafter, each period from and including a Reset Date to, but excluding, the next following Reset Date.

See “Description of Notes—Principal Amount; Maturity and Interest.”

Option to Defer Interest Payments:

So long as no event of default with respect to the Notes has occurred and is continuing, the Issuers may, at their option and on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Notes for a period of up to 20 consecutive semi-annual Interest Payment Periods (each period, commencing on the date that the first such interest payment would otherwise have been made on the Notes, an “Optional Deferral

Period”). In other words, the Issuers may declare at their discretion up to a 10-year interest payment moratorium on the Notes and may choose to do that on more than one occasion.

During any Optional Deferral Period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes). In addition, during any Optional Deferral Period, interest on the deferred interest will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law. A deferral of interest payments may not extend beyond the maturity date of the Notes, and the Issuers may not begin a new Optional Deferral Period, and may not pay current interest on the Notes, until the Issuers have paid all accrued interest on the Notes, including any additional interest thereon accrued on the deferred interest, from the previous Optional Deferral Period. Once the Issuers pay all deferred interest payments on the Notes, including any additional interest accrued on the deferred interest, the Issuers may again defer interest payments on the Notes as described above, but not beyond the maturity date of the Notes.

The Issuers will give the Trustee written notice of their election to begin an Optional Deferral Period no later than the Business Day immediately preceding the record date for the next interest payment date, which notice shall contain an instruction for the Trustee to forward such notice to the holders of the Notes.

The Issuers’ failure to pay interest on any interest payment date will itself constitute the commencement of an Optional Deferral Period with respect to the Notes unless the Issuers pay such interest within five Business Days after the interest payment date, whether or not the Issuers provide a notice of deferral.

See “Description of Notes—Option to Defer Interest Payments.”

Restrictions During an Optional Deferral Period:	During an Optional Deferral Period, the Issuers and the guarantors will not (1) declare or pay any distribution, dividend or comparable payment in respect of any parity indebtedness or junior claims or (2) repurchase or redeem any parity indebtedness or junior claims, in each case subject to certain limited exceptions. See “Description of Notes—Restrictions During an Optional Deferral Period.”

Guarantees:	The Notes will be fully and unconditionally guaranteed, jointly and severally and on an unsecured junior subordinated basis, by Holdings, AerCap Aviation Solutions B.V., AerCap Ireland Limited, International Lease Finance Corporation (“ILFC”) and AerCap U.S. Global Aviation LLC. See “Description of Notes—Guarantees.”

Ranking:	The Notes and the guarantees will constitute the Issuers’ and the guarantors’ direct, unsecured, junior subordinated obligations, respectively, will rank equally with all of our existing and future equally-ranking junior subordinated indebtedness and will be subordinate and junior in right of payment to all of our existing and future senior indebtedness.

As of December 31, 2024, the only outstanding equally-ranking junior subordinated indebtedness of the Issuers and the guarantors was the Issuers’ $750 million aggregate principal amount of Fixed-Rate Reset Junior Subordinated Notes due 2055 (the “2055 Junior Subordinated Notes”), the U.S. Issuer’s $500 million aggregate principal amount of Fixed-to-Floating Rate Junior Subordinated Notes due 2045 (the “2045 Junior Subordinated Notes”), $600 million aggregate principal amount of 5.90% Junior Subordinated Notes due 2065 and $400 million aggregate principal amount of 6.25% Junior Subordinated Notes due 2065 (together with the 5.90% Junior Subordinated Notes due 2065, the “ECAPs Subordinated Notes”), each of which is guaranteed by the Irish Issuer and each of the guarantors. We may redeem all or a portion of the outstanding 2045 Junior Subordinated Notes with the proceeds from this offering. See “Use of Proceeds.”

Each of the Issuers is a co-issuer of various series of outstanding senior unsecured notes guaranteed by the guarantors that constitute senior indebtedness. In addition, certain of the Issuers and guarantors are borrowers or guarantors under certain of our credit facilities that constitute senior indebtedness. As of December 31, 2024, the principal amount of our senior indebtedness consisting of senior unsecured and senior secured notes, export credit facilities, commercial bank debt, revolving credit debt, securitization debt and capital lease structures, excluding debt issuance costs, debt discounts and debt premium of $243 million, was $45.5 billion. In addition, as of December 31, 2024, we had $11.3 billion of undrawn lines of credit available under their credit and term loan facilities, subject to certain conditions, including compliance with certain financial covenants, that, if drawn, would constitute senior indebtedness.

In addition, the Notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of each of our subsidiaries (other than the Issuers) that does not guarantee the Notes (such subsidiaries, “non-guarantor subsidiaries”). As of December 31, 2024, our non-guarantor subsidiaries had total liabilities, including trade payables (but excluding intercompany liabilities), of $16.3 billion and total assets (excluding intercompany receivables) of $58.8 billion. For the year ended December 31, 2024, our non-guarantor subsidiaries recorded net income of $378 million and generated $6.9 billion of total revenues and other income (each presented on a combined basis and including the results of intercompany transactions with the Issuers and guarantors).

See “Description of Notes—Ranking.”

Additional Amounts:	The Issuers and the guarantors will make all payments in respect of the Notes or the guarantees, as the case may be, including principal and interest payments, without deduction or withholding for or on account of any present or future taxes or other governmental charges in Ireland or certain other relevant tax jurisdictions, unless they are obligated by law to deduct or withhold such taxes or governmental charges. If the Issuers or any guarantor are obligated by law to deduct or withhold taxes or governmental charges in respect of the Notes or the guarantees, subject to certain exceptions, the Issuers or the relevant guarantor, as applicable, will pay to the holders of the Notes additional amounts so that the net amount received by the holders after any deduction or withholding will not be less than the amount the holders would have received if those taxes or governmental charges had not been withheld or deducted. See “Description of Notes—Additional Amounts.”

Optional Redemption:	On any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and on any interest payment date for the Notes subsequent to the First Reset Date, the Issuers may redeem the Notes, at their option and in whole or in part on one or more occasions, at a price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Right to Redeem at Rating Agency Event:	The Issuers may redeem the Notes in whole, but not in part, at 102% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date, at any time within 120 days after a Rating Agency Event with respect to the Notes.

Right to Redeem at Tax Event:	If, (i) as a result of any change in the law of Ireland or certain other relevant taxing jurisdictions, the Issuers become obligated to pay any additional amounts with respect to the Notes or (ii) as a result of any change in law or certain threatened challenges, there is more than an insubstantial risk that (a) the Notes are not, or will not be, debt for U.S. tax purposes or (b) that the interest payable on the Notes is not, or will not be, deductible for Irish tax purposes, the Issuers may redeem the Notes at their option, at any time in whole but not in part, at a price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date and additional amounts, if any. See “Description of Notes—Redemption—Right to Redeem at Tax Event.”

Use of Proceeds:

We intend to use the net proceeds from this offering for general corporate purposes, which may include the redemption of all or a portion of the U.S. Issuer’s 2045 Junior Subordinated Notes on June 16, 2025, which is the first redemption date in respect of such notes. This prospectus supplement does not constitute a notice of redemption for the 2045 Junior Subordinated Notes. See “Use of Proceeds.”

Tax Consequences:	For a discussion of the possible Irish, Dutch and U.S. federal income tax consequences of an investment in the Notes, see “Certain Irish, Dutch and U.S. Federal Income Tax Consequences.” You should consult your own tax advisor to determine the Irish, Dutch, U.S. federal, state, local and other tax consequences of an investment in the Notes.

Risk Factors:	You should carefully consider the information set forth herein under “Risk Factors,” in the section captioned “Risk Factors” in the accompanying prospectus and Item 3 of AerCap’s 2024 Annual Report and any risk factors described in any Report on Form 6-K furnished to the SEC from time to time and incorporated by reference herein, before deciding whether to invest in the Notes.

Denominations:	The Notes will be issued in minimum denominations of $150,000 and integral multiples of $1,000 above that amount.

Listing:	Application will be made to the Irish Stock Exchange plc, trading as Euronext Dublin (“Euronext Dublin”), for the Notes to be admitted to the Official List and to trading on the Global Exchange Market of Euronext Dublin. We cannot assure you, however, that this application will be accepted. Currently, there are no active trading markets for the Notes.

Governing Law:	State of New York.

Trustee:	The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS

In addition to the other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus, including in the section captioned “Risk Factors” in Item 3 of our 2024 Annual Report and any risk factors described in any Report on Form 6-K furnished to the SEC and incorporated by reference herein, and the matters addressed under “Forward Looking Statements” in this prospectus supplement and the accompanying prospectus, you should carefully consider the following risks before making any investment decisions with respect to the Notes.

Risks Relating to the Notes

Our substantial debt could adversely affect our cash flow and prevent us from fulfilling our obligations under our existing indebtedness and the Notes.

As of December 31, 2024, the principal amount of our outstanding indebtedness, which excludes debt issuance costs, debt discounts and debt premium of $243 million, was $45.5 billion (64% of our total assets as of that date), and for the year ended December 31, 2024, our interest expense was $2.0 billion. Due to the capital intensive nature of our business, we expect that we will incur additional indebtedness in the future and continue to maintain substantial levels of indebtedness. We continually review available debt management alternatives, including liability management solutions such as tender offers, debt exchanges and extension of maturities, debt refinancing and further accessing capital markets. As of December 31, 2024, we had outstanding fixed rate debt of $34.5 billion, representing 76% of our outstanding indebtedness.

Our level of indebtedness:

•

requires a substantial portion of our cash flows from operations to be dedicated to interest and principal payments and therefore not available to fund our operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•	may make it more difficult for us to satisfy our obligations with respect to the Notes;

•	restricts the ability of some of our subsidiaries and joint ventures to make distributions to us;

•	may impair our ability to obtain additional financing on favorable terms or at all in the future;

•	may limit our flexibility in planning for, or reacting to, changes in our business and industry;

•	may place us at a disadvantage compared to other less leveraged competitors; and

•	may make us more vulnerable to downturns in our business, our industry or the economy in general.

The agreements governing our debt contain various covenants that impose restrictions on us that may affect our ability to operate our business and to make payments on the Notes.

Certain of our indentures, term loan facilities, export credit agency (“ECA”) guaranteed financings, revolving credit facilities, securitizations, other commercial bank financings, and other agreements governing our debt impose operating and financial restrictions on our activities that limit our operational flexibility. Among other negative covenants customary for such financings, certain of these restrictions limit our ability to incur additional indebtedness, create liens on, sell or access certain assets, declare or pay certain dividends and distributions or enter into certain transactions, investments, acquisitions, loans, guarantees or advances. Additionally, a substantial portion of our owned aircraft are held through special purpose entities or finance structures that finance or refinance the aircraft through funding agreements that place restrictions on distributions of funds to us.

Agreements governing certain of our indebtedness also contain financial covenants, including requirements that we comply with certain loan-to-value, interest coverage and leverage ratios. These restrictions could impede our ability to operate our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition and other corporate opportunities. Our ability to comply with these covenants may be affected by events beyond our control. Failure to comply with any of the covenants in our financing agreements would result in a default under those agreements and could result in a default under other agreements containing cross default provisions. Under these circumstances, we may have insufficient funds or other resources to satisfy all our obligations, including under the Notes.

Despite our substantial indebtedness, we might incur significantly more debt, including debt that may rank equally with or senior to the Notes.

Despite our current indebtedness levels, we may increase our levels of debt in the future to finance our operations, including to purchase aircraft or to meet our contractual obligations, or for any other purpose. The agreements relating to our debt, including our indentures (including the indenture that will govern the Notes), term loan facilities, ECA-guaranteed financings, revolving credit facilities, securitizations, other commercial bank financings and other financings do not prohibit us from incurring additional debt. As of December 31, 2024, we had $11.3 billion of undrawn lines of credit available under our revolving credit and term loan facilities, subject to certain conditions, including compliance with certain financial covenants. If we increase our total indebtedness, our debt service obligations will increase, and we will become more exposed to the risks arising from our substantial level of indebtedness.

Further, there is no restriction in the indenture that will govern the Notes on the amount of debt or other securities that we may issue that rank senior to the Notes or on the amount of debt or other securities we may issue that rank equally with the Notes. The issuance of any such debt or securities may reduce the amount recoverable by you upon our insolvency, liquidation, reorganization, dissolution or other winding up or may increase the likelihood of an Optional Deferral Period.

The Irish Issuer, Holdings and certain other guarantors of the Notes are primarily holding companies with very limited operations and may not have access to sufficient cash to make payments on the Notes.

The Irish Issuer, Holdings and certain other guarantors are primarily holding companies with very limited operations. Their assets consist primarily of the equity interests of their directly held subsidiaries, as well as intercompany receivables and intercompany loans. As a result, the Irish Issuer, Holdings and certain other guarantors are dependent primarily upon dividends and other payments from their subsidiaries to generate the funds necessary to meet their outstanding debt service and other obligations, and such dividends may be restricted by law or the instruments governing their subsidiaries’ indebtedness. Their subsidiaries may not generate sufficient cash from operations to enable the Issuers or the guarantors, as applicable, to make principal and interest payments on their indebtedness, including the Notes. In addition, their subsidiaries are separate and distinct legal entities and any payments of dividends, distributions, loans or advances to the Issuers or the guarantors by their subsidiaries could be subject to legal and contractual restrictions on dividends or other payments. In addition, payments to the Issuers or the guarantors by their subsidiaries will be contingent upon their subsidiaries’ earnings. Additionally, we may be limited in our ability to cause any existing or future joint ventures to distribute their earnings to us. We cannot assure you that agreements governing the current and future indebtedness of our subsidiaries will permit those subsidiaries to provide the Issuers or the guarantors with sufficient cash to fund payments of principal, premiums, if any, and interest on the Notes, when due. In the event that the Issuers or the guarantors do not receive distributions or other payments from their subsidiaries, they may be unable to make required payments on the Notes.

The Notes and the guarantees will rank below the Issuers’ and each guarantor’s existing and future indebtedness that is not expressly junior to, or on parity with, the Notes or the guarantees, and, on a structural basis, the existing and future liabilities, including trade payables, of Holdings’ subsidiaries that are not guarantors of the Notes (other than the Issuers).

The Notes and the guarantees will constitute the Issuers’ and the guarantors’ direct, unsecured, junior subordinated obligations, respectively, will rank equally with all of our existing and future equally-ranking junior subordinated indebtedness, and will be subordinate and junior in right of payment to all of our existing and future senior indebtedness.

As of December 31, 2024, the only outstanding equally-ranking junior subordinated indebtedness of the Issuers and the guarantors was the Issuers’ $750 million aggregate principal amount of Junior Subordinated Notes due 2055, the U.S. Issuer’s $500 million aggregate principal amount of 2045 Junior Subordinated Notes (all or a portion of which we may redeem using the proceeds from this offering on June 16, 2025 (the first redemption date for the 2045 Junior Subordinated Notes)), and $1.0 billion aggregate principal amount of ECAPs Subordinated Notes, each of which is guaranteed by the Irish Issuer and each of the guarantors.

In addition, the Notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of each of our non-guarantor subsidiaries. As of December 31, 2024, our non-guarantor subsidiaries had total liabilities, including trade payables (but excluding intercompany liabilities), of $16.3 billion and total assets (excluding intercompany receivables) of $58.8 billion. For the year ended December 31, 2024, our non-guarantor subsidiaries recorded net income of $378 million and generated $6.9 billion of total revenues and other income (each presented on a combined basis and including the results of intercompany transactions with the Issuers and guarantors).

Each of the Issuers is a co-issuer of various series of outstanding senior unsecured notes guaranteed by the guarantors that constitute senior indebtedness. In addition, certain of the Issuers and guarantors are borrowers or guarantors under certain of our credit facilities that constitute senior indebtedness. As of December 31, 2024, the principal amount of our senior indebtedness consisting of senior unsecured and senior secured notes, export credit facilities, commercial bank debt, revolving credit debt, securitization debt and capital lease structures, excluding debt issuance costs, debt discounts and debt premium of $243 million, was $45.5 billion. In addition, as of December 31, 2024, we had $11.3 billion of undrawn lines of credit available under their credit and term loan facilities, subject to certain conditions, including compliance with certain financial covenants, that, if drawn, would constitute senior indebtedness.

As a consequence of the subordination provisions, the holders of the Notes may recover less in any liquidation or winding up of the Issuers than the amount that holders of our senior indebtedness recover in respect of their claims. If, upon liquidation or winding up of the Issuers, the amount payable in respect of the Notes, the 2055 Junior Subordinated Notes, the 2045 Junior Subordinated Notes, the ECAPs Subordinated Notes and any other future indebtedness ranking equally with the Notes (collectively, “parity indebtedness”) are not paid in full, the amount payable in respect of the Notes and other parity indebtedness will share ratably in any distribution of the Issuers’ assets upon liquidation or winding up in proportion to the respective amounts to which they are entitled.

If such events of insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving the Issuers or the Issuers’ assets occur, after the Issuer has paid in full all amounts owed in respect of its senior indebtedness, the holders of the Notes together with the holders of any of the Issuers’ other parity indebtedness will be entitled to receive from the Issuers’ remaining assets any principal of or premium or interest, if any, on the Notes and such other parity indebtedness due at that time before the Issuer makes any payment or other distribution on account of any claims that are junior in right of payment to the Notes and the other parity indebtedness.

The interest rate will reset on the First Reset Date and each subsequent Reset Date and any interest payable after any Reset Date may be less than the amount of interest payable in any earlier interest period.

The annual interest rate on the Notes for each Reset Period will equal the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 2.441%. Therefore, the interest rate for any five-year Reset Period commencing on or after the First Reset Date could be more or less than the interest rate for any prior Reset Period, including the fixed rate for the initial five-year period beginning on the date of issuance of the Notes. As a result, the amount of interest payable after the First Reset Date and any subsequent Reset Date may be less than the amount of interest payable in any prior interest period. We have no control over the factors that may affect U.S. Treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other conditions or events that may impact U.S. Treasury rates.

The historical Five-year U.S. Treasury Rates are not an indication of future Five-year U.S. Treasury Rates.

As noted above, the annual interest rate on the Notes for each Reset Period will be set by reference to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date. In the past, U.S. Treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time in the future and you should not take historical U.S. Treasury rates as an indication of future U.S. Treasury rates.

The Issuers may elect to defer interest payments on the Notes at their option for one or more periods of up to 20 consecutive semi-annual Interest Payment Periods, which may affect the trading market and price of the Notes.

So long as no event of default with respect to the Notes has occurred and is continuing, the Issuers may elect, at their option, to defer payment of all or part of the current and accrued interest otherwise due on the Notes for one or more periods of up to 20 consecutive semi-annual Interest Payment Periods. In other words, we may declare at our discretion up to a 10-year interest payment moratorium on the Notes and may choose to do that on one or more occasions. Moreover, following the end of any Optional Deferral Period, if all amounts then due on the Notes are paid, we could immediately start a new Optional Deferral Period. If the Issuers exercise this interest deferral right, the Notes may trade at a price that does not reflect the value of accrued and unpaid interest on the Notes or that is otherwise substantially less than the price at which the Notes would have traded if we had not exercised such deferral right. If you sell your Notes during an Optional Deferral Period, you may not receive the same return on your investment as a holder that continues to hold its Notes until the Issuers pay the deferred interest following the end of such Optional Deferral Period. In addition, as a result of the Issuers’ right to defer interest payments, the market price of the Notes may be more volatile than other securities that do not have these rights. To the extent a trading market develops for the Notes, that market may not continue during an Optional Deferral Period, or during periods in which investors perceive that there is a likelihood of a deferral, and you may be unable to sell the Notes at those times, either at a price that reflects the value of required payments under the Notes or at all. See “Description of Notes—Option to Defer Interest Payments.”

The Issuers will not be permitted to pay current interest on the Notes until they have paid all outstanding deferred interest thereon, which could have the effect of extending Optional Deferral Periods.

During an Optional Deferral Period of less than 20 semi-annual Interest Payment Periods, the Issuers will be prohibited from paying current interest on the Notes until they have paid all accrued and unpaid interest on the Note, including any additional interest thereon accrued on the deferred interest. As a result, the Issuers may not be able to pay current interest on the Notes if they do not have available funds to pay all accrued and unpaid interest thereon and may instead choose to extend the Optional Deferral Period up to the full 20 semi-annual Interest Payment Periods.

If we defer interest payments on the Notes, there will be U.S. federal income tax consequences to U.S. holders of the Notes.

If we defer interest payments on the Notes, the Notes would be treated as reissued with original issue discount (“OID”) at the time of such deferral, and all stated interest due after such deferral would be treated as OID. In such case, if you are a U.S. Holder (as defined under “Certain Irish, Dutch and U.S. Federal Income Tax Consequences—Certain U.S. Federal Income Tax Consequences”), you will generally be required to include amounts accruing with respect to such deferred interest in income for U.S. federal income tax purposes during the applicable Optional Deferral Period, regardless of your method of accounting for U.S. federal income tax purposes. If you sell or otherwise dispose of your Notes before the record date for the payment of interest at the end of an Optional Deferral Period, you will not receive such interest. Instead, the accrued interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the applicable Optional Deferral Period. Moreover, amounts that you were required to include in income in respect of the Notes during the applicable Optional Deferral Period will be added to your adjusted tax basis in the applicable Notes, but may not be reflected in the amount that you realize on the sale or other disposition. To the extent the amount realized on a sale or other disposition is less than your adjusted tax basis, you will recognize a capital loss for U.S. federal income tax purposes. The deductibility of capital losses is subject to limitations. See “Certain Irish, Dutch and U.S. Federal Income Tax Consequences—Certain U.S. Federal Income Tax Consequences—Sale, Redemption, Retirement and Other Taxable Disposition of the Notes.”

If active trading markets for the Notes develop, changes in our credit ratings or the debt markets could adversely affect the market prices of the Notes.

If active trading markets for the Notes develop, the market prices for the Notes will depend on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the number of potential buyers and level of liquidity of the Notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition, liquidity and future prospects;

•	the time remaining until the Notes mature; and

•	the overall condition of the economy and the financial markets and the industry in which we operate.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. For example, despite rate decreases during the year ended December 31, 2024, interest rates remain at elevated levels in the United States, the European Union and other countries and may continue to remain elevated during 2025. Such fluctuations could have an adverse effect on the market prices of the Notes.

Credit rating agencies also continually review their ratings for debt securities of companies that they follow, including us. Negative changes in our ratings, or in our outlook, would likely have an adverse effect on the market prices of the Notes. One of the effects of any credit rating downgrade would be to increase our costs of borrowing in the future. In addition, if any credit rating initially assigned to the Notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your Notes without a substantial discount or at all.

Credit ratings on the Notes may not reflect all risks.

Any credit ratings assigned to the Notes may not reflect the potential impact of all risks related to structure, market, additional factors discussed above or incorporated by reference herein and other factors that may affect the value of the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the rating agency at any time.

Rating agencies may change their practices for rating the Notes, which change may affect the market price of the Notes.

The rating agencies that currently or may in the future publish a rating for us, including Moody’s Investors Service, Inc., S&P Global Ratings and Fitch Ratings, Inc., each of which is expected to initially publish a rating of the Notes, may, from time to time in the future, change the way they analyze securities with features similar to the Notes. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Notes. If the rating agencies change their practices for rating these types of securities in the future, and the ratings of the Notes are subsequently lowered, that could have a negative impact on the trading price of the Notes. In addition, we may redeem the Notes at our option, in whole, but not in part, if a rating agency makes certain changes in the equity credit methodology for securities such as the Notes. See “Description of Notes—Redemption—Right to Redeem at Rating Agency Event.”

U.S. federal and state fraudulent transfer laws may permit a court to void the Notes and any of the guarantees, subordinate claims in respect of the Notes and require noteholders to return payments received from us or the guarantors and, if that occurs, you may not receive any payments on the Notes.

U.S. federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the Notes could be voided as a fraudulent transfer or conveyance if (1) the Issuers issued the Notes with the intent of hindering, delaying or defrauding creditors or (2) the Issuers received less than reasonably equivalent value or fair consideration in return for issuing the Notes and, in the case of (2) only, one of the following is also true at the time thereof:

•	the applicable Issuer or the applicable guarantor was insolvent or rendered insolvent by reason of the issuance of the Notes;

•	the issuance of the Notes left the applicable Issuer or the applicable guarantor with an unreasonably small amount of capital to carry on business; or

•

the applicable Issuer or the applicable guarantor intended to, or believed that the applicable Issuer or the applicable guarantor would, incur debts beyond their ability to pay such debts as they mature.

Claims described under subparagraph (1) above are generally described as intentional fraudulent conveyances, while those under subparagraph (2) above are constructive fraudulent conveyances. A court would likely find that an Issuer did not receive reasonably equivalent value or fair consideration for the Notes if that Issuer did not substantially benefit directly or indirectly from the issuance of the Notes. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or antecedent debt is secured or satisfied. To the extent that the fraudulent conveyance analysis turns on insolvency, as with a constructive fraudulent conveyance, the insolvency determination is an intensely factual one, which is supposed to be conducted based on current conditions rather than with the benefit of hindsight. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness, insolvency was present based on one of three alternative tests described above. For purposes of evaluating solvency under the first of these tests, a court would evaluate whether the sum of an entity’s debts, including contingent liabilities in light of the probabilities of their incurrence, was greater than the fair saleable value of all its assets.

If a court were to find that the issuance of the Notes was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or subordinate the Notes to presently existing and future parity indebtedness of ours, or require the holders of the Notes to repay any amounts received with respect to such Notes. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Notes.

The Notes are subject to early redemption.

As described under “Description of Notes—Redemption”, the Issuers may redeem the Notes, at their option, in whole or in part, at the times and the applicable redemption price described in this prospectus supplement. The Issuers may choose to redeem the Notes at a time when prevailing interest rates are lower than the effective interest rate paid on the Notes or at times when the trading price of the Notes is above the redemption price. You may not be able to reinvest the redemption proceeds in an investment with a return that is as high as the return you would have earned on the Notes if they had not been redeemed and with a similar level of investment risk.

Investors should not expect us to redeem the Notes on the first or any other date on which they are redeemable.

The Notes may be redeemed by the Issuers at their option either in whole or in part on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and, after the First Reset Date, on any subsequent interest payment date. In addition, the Notes may be redeemed by the Issuers at their option, in whole but not in part, upon the occurrence of certain tax or rating agency events. See “Description of Notes—Redemption.” Any decision the Issuers may make at any time to redeem the Notes before their final maturity date will depend upon, among other things, the strength of our balance sheet, our results of operations, our access to the capital markets, interest rates, our growth strategy and general market conditions at such time. Accordingly, while the Issuers may decide to do so, investors should not expect them to redeem the Notes on the first or any other date on which the Notes are redeemable.

Irish law may permit a court to void the Notes and any of the guarantees, subordinate claims in respect of the Notes and require noteholders to return payments received from us or the guarantors and, if that occurs, you may not receive any payments on the Notes.

Under Irish insolvency law, if an Irish company or a company capable of being wound-up under the Irish Companies Act 2014 (as amended, the “2014 Act”) goes into liquidation, a liquidator can seek to invoke a number of provisions of the 2014 Act to set-side, void or render voidable certain transactions entered into by that company prior to the appointment of the liquidator. Such provisions may be invoked by a liquidator to try to void the Notes and the related guarantees. In such an event, you may not receive any repayment on the Notes. See “Irish Law Considerations—Insolvency Under Irish Law—Voidance of Transactions, Unfair Preference, Improper Transfers and Fraudulent Transfer.”

Insolvency laws of Ireland, the Netherlands or other local insolvency laws may preclude holders of the Notes from recovering payments due on the Notes and may not be as favorable to you as those of another jurisdiction with which you may be familiar.

The Irish Issuer and AerCap Ireland Limited, a guarantor, are incorporated, have their registered offices and conduct the administration of their business in Ireland and are likely to have their center of main interests (within the meaning of Regulation 2015/848, the “EU Insolvency Regulation”) in Ireland. Consequently, main insolvency proceedings in respect of the Irish Issuer and AerCap Ireland Limited are likely to be commenced in Ireland and determined in accordance with Irish insolvency laws.

Holdings is incorporated under the laws of the Netherlands, has its statutory seat (statutaire zetel) in the Netherlands, but conducts (most of) the administration of its business in Ireland and is therefore likely to have its center of main interests (within the meaning of the EU Insolvency Regulation) in Ireland. Consequently, main insolvency proceedings in respect of Holdings are likely to be commenced in Ireland and determined in accordance Irish insolvency laws.

AerCap Aviation Solutions B.V. is incorporated under the laws of the Netherlands and has its statutory seat (statutaire zetel) in the Netherlands, and is likely to have its center of main interests (within the meaning of the EU Insolvency Regulation) in the Netherlands. Consequently, main insolvency proceedings in respect of AerCap Aviation Solutions B.V. would likely be initiated in the Netherlands.

Secondary proceedings could be initiated in one or more EU jurisdictions (with the exception of Denmark) in which the Issuers, Holdings, AerCap Ireland Limited, AerCap Aviation Solutions B.V. or any other guarantor, as the case may be, have an establishment.

While not incorporated in Ireland, any non-Irish incorporated guarantor may be subject to insolvency proceedings in Ireland if (a) it has its center of main interests in Ireland (within the meaning of the EU Insolvency Regulation) or (b) if it has its center of main interests outside of the EU and, depending on the nature of the insolvency proceedings, it has a sufficient connection to Ireland. In respect of examinership, following two recent decisions of the Irish High Court, there is now authority (although each was determined on an uncontested basis) that:

(1)	an examiner can be appointed to a non-Irish incorporated company that has its center of main interests in Ireland (within the meaning of the EU Insolvency Regulation); and

(2)

an examiner can be appointed to a non-Irish company that does not have its center of main interests in Ireland, or in any other EU member state, but has a sufficient connection to Ireland and is related to another company (e.g., a parent, subsidiary or sister company) that (i) has its center of main interests in Ireland and (ii) is also in examinership.

Such proceedings may limit the ability of the holders of the Notes to enforce their rights against the Issuers or the guarantors, as applicable.

Dutch insolvency laws may make it difficult or impossible to effect a restructuring, which may limit the ability of the holders of the Notes to enforce their rights under the Holdings Guarantee and the guarantee by AerCap Aviation Solutions B.V. (the “AerCap Aviation Guarantee”). See “Irish Law Considerations—Insolvency under Irish Law—Examinership” and “Dutch Law Considerations—Insolvency Under Dutch Law” for a description of insolvency laws in Ireland and the Netherlands.

The Holdings Guarantee and the AerCap Aviation Guarantee may be voidable under Dutch fraudulent conveyance rules.

Dutch law contains specific provisions dealing with fraudulent transfer or conveyance both in and outside of bankruptcy: the so-called actio pauliana provisions. The actio pauliana protects creditors against acts that are prejudicial to them. A legal act performed by a debtor (including, without limitation, an agreement pursuant to which it guarantees the performance of the obligations of a third party and any other legal act having similar effect) can be challenged in or outside bankruptcy of the relevant debtor and may be nullified by the liquidator in bankruptcy (curator) of the relevant debtor or, outside bankruptcy, by any of the creditors of the relevant debtor, if: (i) the debtor performed such acts without a pre-existing legal obligation to do so (onverplicht); (ii) the creditor concerned (or, in the case of the debtor’s bankruptcy, any creditor) was prejudiced as a consequence of the act; and (iii) at the time the act was performed both the debtor and the counterparty to the transaction knew or should have known that one or more of its creditors (existing or future) would be prejudiced, unless the act was entered into for no consideration (om niet), in which case such knowledge of the counterparty is not necessary for a successful challenge on grounds of fraudulent transfer or conveyance. For certain types of transactions that are entered into within one year before (a) the declaration of the bankruptcy (if the transaction is challenged in bankruptcy), or (b) the moment the transaction is challenged by a creditor (if the transaction is challenged outside bankruptcy), the debtor and the counterparty to the transaction are legally presumed to have knowledge of the fact that the transaction will prejudice the debtor’s creditors (subject to evidence of the contrary). In addition, the liquidator in bankruptcy of a debtor may nullify that debtor’s performance of any due and payable obligation if (i) at the time of such performance the payee (hij die betaling ontving) knew that a request for bankruptcy of that debtor had been filed, or (ii) the performance of the obligation was the result of a consultation between the debtor and the payee with a view to give preference to the latter over the debtor’s other creditors. If the granting of the Holdings Guarantee or AerCap Aviation Guarantee or any other transaction entered into by Holdings or AerCap Aviation Solutions B.V. at any time in connection with the issuance of the Notes involves a fraudulent conveyance that does not qualify for any valid defense under Dutch law, then the granting of the Holdings Guarantee or the AerCap Aviation Guarantee or any such other transaction may be nullified. As a result of a successful challenge, holders of the Notes may not enjoy the benefit of the Holdings Guarantee or the AerCap Aviation Guarantee. In addition, under such circumstances, holders of the Notes might be held liable for any damages incurred by prejudiced creditors of Holdings or AerCap Aviation Solutions B.V. as a result of the fraudulent conveyance.

In the event of the Irish Issuer’s liquidation or winding up, the amount of your recovery, if any, may be denominated in euro and may therefore be exposed to currency exchange rate fluctuations.

If you are entitled to recovery with respect to the Notes upon the Irish Issuer’s liquidation or winding up, you might not be entitled to a recovery in U.S. dollars and might be entitled only to a recovery in or in reference to euro or any other lawful currency of Ireland or any other jurisdiction governing such liquidation or winding up. In addition, under current Irish law, in a winding up of the Irish Issuer, all foreign currency claims (including, under the Notes) must be converted into euro or other lawful currency of Ireland for the purpose of proof using the spot rate as of, in the case of a compulsory winding up, either the date of its commencement (presentation of the petition for winding up or earlier winding up resolution) or of the winding up order and, in the case of a voluntary winding up, the date of the winding up resolution. As a result, you would be exposed to currency exchange rate fluctuations between that date and the date you receive proceeds pursuant to such proceedings, if any. The same risks would apply in respect of any recovery with respect to a guarantee issued in respect of the Notes upon the liquidation or winding up under Irish law of the relevant guarantor.

Dutch corporate benefit laws may adversely affect the validity and enforceability of the Holdings Guarantee or the AerCap Aviation Guarantee.

If a Dutch company, such as Holdings or AerCap Aviation Solutions B.V., enters into a transaction (such as the granting of the Holdings Guarantee or the AerCap Aviation Guarantee), the relevant transaction may be nullified by the Dutch company or its liquidator in bankruptcy and, as a consequence, may not be valid, binding and enforceable against it, if that transaction is not within the company’s corporate objects and the other party to the transaction knew or should have known this without independent investigation. In determining whether the granting of a guarantee or the giving of security is within the corporate objects of the relevant company, a Dutch court would not only consider the text of the objects clause in the articles of association of the company but all relevant circumstances, including whether the company derives certain commercial benefits from the transaction in respect of which the guarantee was granted or the security was given and any indirect benefit derived by the relevant Dutch company as a consequence of the interdependence of it with the group of companies to which it belongs and whether or not the subsistence of the relevant Dutch company is put at risk by conducting such transaction.

It is unclear whether a transaction can be nullified for being a transgression of the corporate objects of a company if that transaction is expressly permitted according to the wording of the objects clause in the articles of association of that company. A Dutch court of appeal ruled that circumstances such as the absence of corporate benefit are in principle not relevant if the relevant transaction is expressly permitted according to the objects clause in the articles of association of the company. However, there is no decision of the Dutch Supreme Court confirming this, and therefore there can be no assurance that a transaction that is expressly permitted according to the objects clause in the articles of association of a company cannot be nullified for being a transgression of the corporate objects of that company. The objects clauses in the articles of association of Holdings and AerCap Aviation Solutions B.V. include providing security for debts of legal entities and other companies.

If the Holdings Guarantee or the AerCap Aviation Guarantee or any other guarantee of the Notes were held to be unenforceable, it could adversely affect your ability to collect any amounts you are owed in respect of the Notes.

Irish corporate benefit laws may adversely affect the validity and enforceability of the AerCap Ireland Limited guarantee.

The Notes are guaranteed by AerCap Ireland Limited, to the extent that such guarantee would not constitute the giving of unlawful financial assistance within the meaning of Section 82 of the 2014 Act. There is a risk under Irish law that a guarantee may be challenged as unenforceable on the basis that there is an absence of corporate benefit on the part of the relevant guarantor or that it is not for the purpose of carrying on the business of the relevant guarantor. Where a guarantor is a direct or indirect holding company of an issuer, there is less risk of an absence of a corporate benefit on the basis that the holding company could justify the decision to give a guarantee to protect or enhance its investment in its direct or indirect subsidiary. Where a guarantor is a direct or indirect subsidiary of an issuer or is a member of the group with a common direct or indirect holding company, there is a greater risk of the absence of the corporate benefit. In the case of an Irish guarantor, the Irish courts have held that corporate benefit may be established where the benefit flows to the group generally rather than specifically to the relevant Irish guarantor.

U.S. investors in the Notes may have difficulties enforcing certain civil liabilities against us or our executive officers, some of our directors and some of our named experts in the United States.

Holdings is a public limited liability company (naamloze vennootschap or N.V.) incorporated under the laws of the Netherlands and the Irish Issuer is an entity incorporated and existing under the laws of Ireland. The rights of investors in the Notes under the laws of the Netherlands or Ireland may differ from the rights of investors in companies incorporated in other jurisdictions. Some of the named experts referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein are not residents of the United States, and most of our directors and our executive officers and most of our assets and the assets of our directors are located outside the United States. As a result, you may not be able to serve process on us or on such persons in the United States or obtain or enforce judgments from U.S. courts against them or us based on the civil liability provisions of the securities laws of the United States. There is doubt as to whether the courts of the Netherlands or Ireland would enforce certain civil liabilities under U.S. securities laws in original actions and enforce claims for punitive damages.

Under our articles of association, we indemnify and hold our directors, officers and employees harmless against all claims and suits brought against them, subject to limited exceptions. Under our articles of association, to the extent allowed by law, the rights and obligations among or between us, any of our current or former directors, officers and employees and any current or former shareholder shall be governed exclusively by the laws of the Netherlands and subject to the jurisdiction of the Dutch courts, unless such rights or obligations do not relate to or arise out of their capacities listed above. Although there is doubt as to whether U.S. courts would enforce such provision in an action brought in the United States under U.S. securities laws, such provision could make judgments obtained outside of the Netherlands more difficult to enforce against our assets in the Netherlands or jurisdictions that would apply the laws of the Netherlands.

For more information, see “Irish Law Considerations—Enforcement of Civil Liability Judgments Under Irish Law” and “Dutch Law Considerations—Enforcement of Civil Liability Judgments Under Dutch Law.”

Enforcing your rights as an investor in the Notes or under the guarantees across multiple jurisdictions may be difficult.

The Notes are guaranteed by certain of our subsidiaries organized under the laws of Ireland, the Netherlands and the United States. In the event of bankruptcy, insolvency, liquidation or a similar event, proceedings could be initiated in any of these jurisdictions or in the jurisdiction of organization of a future guarantor. Your rights under the Notes and the guarantees will be subject to the laws of several jurisdictions and you may not be able to enforce effectively your rights in multiple bankruptcy, insolvency, liquidation and other similar proceedings. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights.

In addition, the bankruptcy, insolvency, liquidation, foreign exchange, administration and other analogous laws of the various jurisdictions in which the Irish Issuer and the guarantors are located or operate may be materially different from or in conflict with one another and with those of the United States and/or the jurisdiction of the holder of the Notes, including in respect of creditors’ rights, priority of creditors, the ranking of claims, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The consequences of the multiple jurisdictions involved in the transaction could trigger disputes over which jurisdiction’s law should apply and choice of law disputes which could adversely affect your ability to enforce your rights and to collect payment in full under the Notes and the guarantees.

If payments made pursuant to either the Holdings Guarantee or the AerCap Aviation Guarantee are subject to withholding tax in the Netherlands, the relevant Dutch guarantor will make the required withholding or deduction for the account of the relevant holder of the Notes and shall not be obliged to pay additional amounts to such holder of the Notes.

The Netherlands introduced a withholding tax on interest payments as of January 1, 2021 pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021). The withholding tax generally applies to interest payments made or deemed to be made by an entity tax resident in the Netherlands to a Related Entity (as defined below) if such Related Entity (i) is considered to be resident (gevestigd) in a jurisdiction that is listed in the annually updated Dutch Regulation on low-taxing jurisdictions and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) (a “Listed Jurisdiction”), (ii) has a permanent establishment located in a Listed Jurisdiction to which the interest payment is attributable, (iii) is entitled to the interest payment with the main purpose or one of the main purposes of avoiding taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions, (iv) is not considered to be the recipient of the interest in its jurisdiction of residence because such jurisdiction treats another entity as the recipient of the interest (a hybrid mismatch); (v) is not resident in any jurisdiction (also a hybrid mismatch), or (vi) is a reverse hybrid (within the meaning of Article 2(12) of the Dutch Corporate Income Tax Act; Wet op de vennootschapsbelasting 1969), if and to the extent (x) there is a participant in the reverse hybrid holding a Qualifying Interest (as defined below) in the reverse hybrid, (y) the jurisdiction of residence of the participant holding the Qualifying Interest in the reverse hybrid treats the reverse hybrid as transparent for tax purposes and (z) such participant would have been subject to Dutch withholding tax in respect of the payments of interest without the interposition of the reverse hybrid, all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

For purposes of the Dutch Withholding Tax Act 2021,

•

“Related Entity” means an entity (i) that has a Qualifying Interest in an Issuer or a Dutch Guarantor (as defined below), (ii) in which an Issuer or a Dutch Guarantor has a Qualifying Interest or (iii) in which a third party has a Qualifying Interest if such third party also has a Qualifying Interest in an Issuer or a Dutch Guarantor.

•

“Qualifying Interest” means a directly or indirectly held interest—either by an entity individually or jointly if an entity is part of a Qualifying Unity—that enables such entity or such Qualifying Unity to exercise a definitive influence over another entity’s decisions and allows it to determine the other entity’s activities (within the meaning of case law of the European Court of Justice on the right of freedom of establishment (vrijheid van vestiging)).

•

“Qualifying Unity” means entities acting together with the main purpose or one of the main purposes of avoiding Dutch conditional withholding tax at the level of any of those entities (kwalificerende eenheid).

If any payments made pursuant to either the Holdings Guarantee or the AerCap Aviation Guarantee are subject to withholding tax in the Netherlands pursuant to the Dutch Withholding Tax Act 2021 as a result of the relevant holder of the Notes being a Related Entity in respect of any of the Issuers, Holdings or AerCap Aviation

Solutions B.V. (together with Holdings, the “Dutch Guarantors”) for purposes of the Dutch Withholding Tax Act 2021, the relevant Dutch Guarantor will make the required withholding or deduction for the account of the relevant holder of the Notes and shall not be required to pay additional amounts in respect of the withholding or deduction. See “Description of Notes—Additional Amounts.”

In practice, the Issuers or the Dutch Guarantors may not always be able to assess whether a holder of the Notes is a Related Entity located in a Listed Jurisdiction. The parliamentary history is unclear on the Issuers’ or the Dutch Guarantors’ responsibilities to determine the absence of such relation (gelieerdheid) in respect of notes issued in the market, like the Notes.

USE OF PROCEEDS

We intend to use the net proceeds from this offering of approximately $495,000,000, after deducting underwriting discounts, but before deducting expenses of this offering, for general corporate purposes, which may include the redemption of all or a portion of the U.S. Issuer’s 2045 Junior Subordinated Notes. The 2045 Junior Subordinated Notes may be redeemed in whole or in part by the U.S. Issuer on June 16, 2025, which is the first redemption date in respect of such notes, at a redemption price equal to 100% of the principal amount of such notes to be redeemed. As of the date of this prospectus supplement, $500 million aggregate principal amount of the U.S. Issuer’s 2045 Junior Subordinated Notes are outstanding. This prospectus supplement does not constitute a notice of redemption for the 2045 Junior Subordinated Notes.

Certain of the underwriters and/or their affiliates may hold a portion of the 2045 Junior Subordinated Notes and as a result, if the net proceeds from this offering are used to redeem any 2045 Junior Subordinated Notes, such persons may receive a portion of the net proceeds from this offering. See “Underwriting.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2024, on an actual basis and on an as adjusted basis after giving effect to:

(1)

our issuance of $750,000,000 aggregate principal amount of 4.875% senior notes due 2028 and $750,000,000 aggregate principal amount of 5.375% senior notes due 2031, as further described in AerCap’s Report on Form 6-K filed with the SEC on January 14, 2025; and

(2)	the issuance and sale of the Notes offered hereby.

In addition, the as adjusted basis assumes we will use the proceeds from this offering of Notes to redeem all of the U.S. Issuer’s 2045 Junior Subordinated Notes at their redemption date occurring on June 16, 2025 as set forth in “Use of Proceeds.”

The information presented in the table below is unaudited and should be read in conjunction with our financial statements and related notes incorporated by reference into this prospectus supplement.

	As of December 31, 2024
	Actual	As Adjusted
(U.S. dollars in thousands)
Cash and cash equivalents	$1,209,226	$2,686,954

Consolidated debt
Unsecured
Issuers’ Existing Notes	$29,950,000	$31,450,000
Asia Revolving Credit Facility	25,000	25,000
Citi Revolving Credit Facility	—	—
Other unsecured debt	4,775,000	4,775,000

TOTAL UNSECURED	$34,750,000	$36,250,000

Secured
Export credit facilities	$974,269	$974,269
Institutional secured term loans and secured portfolio loans	6,238,520	6,238,520
AerFunding Revolving Credit Facility	1,010,699	1,010,699
Other secured debt	313,651	313,651
Fair value adjustment	356	356

TOTAL SECURED	$8,537,495	$8,537,495

Subordinated
ECAPS Subordinated Notes due 2065	$1,000,000	$1,000,000
AGAT Subordinated Notes due 2045	500,000	—
AGAT/AICDAC Subordinated Notes due 2055	750,000	750,000
Junior Subordinated Notes due 2056 Offered Hereby	—	500,000

TOTAL SUBORDINATED	$2,250,000	$2,250,000

Debt issuance costs, debt discounts and debt premium	(242,984)	(265,256)

Total Consolidated Debt	$45,294,511	$46,772,239

Total Equity	$17,184,832	$17,184,832

Total Capitalization	$62,479,343	$63,957,071

DESCRIPTION OF NOTES

General

Certain terms used in this “Description of Notes” are defined under the subheading “—Certain Definitions.” In this description, (1) the term “Irish Issuer” refers to AerCap Ireland Capital Designated Activity Company and not to any of its Affiliates, (2) the term “U.S. Issuer” refers only to AerCap Global Aviation Trust and not to any of its Affiliates, (3) references to the “Issuers” refer only to the Irish Issuer and the U.S. Issuer and not to any of their subsidiaries or Affiliates, (4) the term “Holdings” refers only to AerCap Holdings N.V. and not to any of its Affiliates and (5) references to “we,” “our” and “us” refer to Holdings and its consolidated subsidiaries.

The Fixed-Rate Reset Junior Subordinated Notes due 2056 (the “Notes”) will be issued under an indenture, dated as of October 29, 2021, among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (the “Base Indenture” and, as supplemented by the Eleventh Supplemental Indenture, to be dated as of the Issue Date, among the Issuers, the Guarantors party thereto and the Trustee, the “Indenture”). The following summary of certain provisions of the Notes and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Notes and the Indenture, including the definitions of certain terms contained therein.

The Notes will be issued only in fully registered book-entry form without coupons only in minimum denominations of $150,000 and integral multiples of $1,000 above that amount. The Notes will be issued in the form of global notes. Global notes will be registered in the name of a nominee of DTC, New York, New York, as described under “Book-Entry, Delivery and Form of Securities.”

Listing

Application will be made to Euronext Dublin for the Notes to be admitted to the Official List and to trading on the Global Exchange Market of Euronext Dublin. We cannot assure you, however, that this application will be accepted.

The Issuers are not regulated by the Central Bank of Ireland or any other financial services regulator under Irish law by virtue of the issuance of the Notes. Any investment in the Notes does not have the status of a bank deposit and is not within the scope of the deposit protection scheme operated by the Central Bank of Ireland. The Issuers are not required to be licensed, registered or authorized under any current securities, commodities or banking laws of Ireland by virtue of the issuance of the Notes.

Paying Agent and Registrar for the Notes

The Issuers will maintain one or more paying agents and registrars for the Notes.

Principal Amount; Maturity and Interest

The Notes will be initially issued in an aggregate principal amount of $500,000,000 and will mature on January 31, 2056.

The Notes will be denominated in U.S. dollars and all payments of principal and interest thereon will be paid in U.S. dollars.

Subject to our right to defer interest payments as described under “—Option to Defer Interest Payments” below, the Issuers will pay interest semi-annually in arrears on January 31 and July 31 of each year, beginning on July 31, 2025. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

So long as the Notes remain in book-entry only form, the record date for each interest payment date will be the close of business on the business day before the applicable interest payment date. If the Notes are not in book-entry form, the record date for each interest payment date will be the close of business on the fifteenth calendar day (whether or not a business day) before the applicable interest payment date.

The Notes will bear interest (i) from and including the original issuance date to, but excluding, the First Reset Date at the rate of 6.500% per annum and (ii) from and including the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 2.441%, to be reset on each Reset Date.

“First Reset Date” means January 31, 2031.

“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Reset Date and trading in the public securities markets, for the five consecutive business days immediately prior to the respective Reset Interest Determination Date as published in the most recent H.15, or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive business days immediately prior to the respective Reset Interest Determination Date as published under the heading “Treasury Constant Maturities” in the most recent H.15. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same rate determined for the prior Reset Interest Determination Date or, if the Five-year U.S. Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the First Reset Date, then the interest rate applicable for the Reset Period beginning on and including the First Reset Date will be deemed to be 6.500% per annum, which is the same interest rate as in effect from and including the original issue date to, but excluding, the First Reset Date.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).

The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second business day prior to the applicable Reset Date.

“Reset Date” means the First Reset Date and each date falling on the five year anniversary of the immediately preceding Reset Date.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the first day of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and, thereafter, each period from and including a Reset Date to, but excluding, the next following Reset Date.

Unless the Issuers have delivered notice of redemption of all outstanding Notes, with such redemption to occur on or prior to the First Reset Date, the Issuers will appoint a calculation agent (which may be Holdings or any of its affiliates) with respect to the Notes prior to the Reset Interest Determination Date preceding the First Reset Date. The applicable interest rate for each Reset Period will be determined by the calculation agent, as of the applicable Reset Interest Determination Date. Promptly upon such determination, the calculation agent will notify the Issuers, the trustee and paying agent of the interest rate for the Reset Period. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any Reset Period beginning on or after the First Reset Date, will be on file at the Issuers’ principal offices, will be made available to any holder of the Notes upon request and will be final and binding in the absence of manifest error.

The Trustee will not be under an obligation (i) to monitor, determine or verify the unavailability or cessation of the Five-year U.S. Treasury Rate (or any other index), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any cessation of such Five-year U.S. Treasury Rate (or other index) or of the related replacement date, (ii) to select, determine or designate any alternative replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any replacement adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what conforming changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, the Trustee shall be entitled to conclusively rely on any determinations made by the calculation agent, the Issuers or their designee without independent investigation, and the Trustee will not have any liability for actions taken at the Issuers’ direction in connection therewith. The Trustee shall not be liable for the inability, failure or delay on its part to perform any of its duties in the Indenture as a result of the unavailability of the Five-year U.S. Treasury Rate or other applicable replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated hereby and reasonably required for the performance of such duties. The Trustee shall not be responsible or liable for the Issuers’ actions or omissions or for those of the calculation agent or any other designee of the Issuers, or for any failure or delay in the performance by Issuers, the calculation agent or the Issuers’ designee, nor shall the Trustee be under an obligation to oversee or monitor the performance of the Issuers, the calculation agent or that of the Issuers’ designee.

Option to Defer Interest Payments

So long as no event of default has occurred and is continuing with respect to the Notes, the Issuers may, at their option, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Notes for a period of up to 20 consecutive semi-annual Interest Payment Periods (each such period commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). In other words, the Issuers may declare at their discretion up to a 10-year interest payment moratorium on the Notes and may choose to do that on more than one occasion.

During any Optional Deferral Period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes). In addition, during any Optional Deferral Period, interest on the deferred interest will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law.

A deferral of interest payments may not end on a date other than an interest payment date and may not extend beyond the maturity date of the Notes, and the Issuers may not begin a new Optional Deferral Period, and may not pay current interest on the Notes, until the Issuers have paid all accrued interest on the Notes, including any additional interest thereon accrued on the deferred interest, from the previous Optional Deferral Period. Once the Issuers pay all deferred interest payments on the Notes, including any additional interest accrued on the deferred interest, the Issuers may again defer interest payments on the Notes as described above, but not beyond the maturity date of the Notes.

The Issuers will give the Trustee written notice of their election to begin an Optional Deferral Period no later than the Business Day immediately preceding the record date for the next interest payment date, which notice shall contain an instruction for the Trustee to forward such notice to the holders of the Notes.

The Issuers’ failure to pay interest on any interest payment date will itself constitute the commencement of an Optional Deferral Period with respect to the Notes unless the Issuers pay such interest within five Business Days after the interest payment date, whether or not the Issuers provide a notice of deferral.

Restrictions During an Optional Deferral Period

During an Optional Deferral Period, the Issuers and the Guarantors will not:

(1)	declare or pay any distribution, dividend or comparable payment in respect of any of their respective Parity Indebtedness or Junior Claims, other than:

(a)

any distribution, dividend or comparable payment in respect of any Parity Indebtedness or Junior Claims in the form of securities, warrants, options or other rights where such securities, or the securities issuable upon exercise of such warrants, options or other rights, are the same securities as that on which the distribution, dividend or comparable payment is being paid are other Parity Indebtedness or Junior Claims;

(b)

any dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of rights, shares or other property under such plan, or the redemption or repurchase of any rights under such plan;

(c)

any distribution, dividend or comparable payment in respect of any Parity Indebtedness or Junior Claims in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors, consultants or independent contractors; and

(d)	any regularly scheduled dividend or distribution payments declared prior to the date that the applicable Optional Deferral Period commences; or

(2)	repurchase or redeem any of their respective Parity Indebtedness or Junior Claims, other than:

(a)	as a result of a reclassification of Parity Indebtedness or Junior Claims for or into other Parity Indebtedness or Junior Claims, as the case may be;

(b)	the exchange, redemption or conversion of any Parity Indebtedness or Junior Claims for or into other Parity Indebtedness or Junior Claims, as the case may be;

(c)

purchases, redemptions or other acquisitions of any Parity Indebtedness or Junior Claims in connection with (i) any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors, consultants or independent contractors, (ii) a dividend reinvestment or shareholder share purchase plan or (iii) the satisfaction of their respective obligations pursuant to any contract outstanding at the beginning of the applicable Optional Deferral Period requiring such purchase, redemption or other acquisition;

(d)	the purchase of fractional interests in any Parity Indebtedness or Junior Claims pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged;

(e)	with the proceeds of a substantially contemporaneous sale of any Parity Indebtedness or Junior Claims;

(f)	payments on the Notes, any Parity Indebtedness or any guarantees of any of the foregoing, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full; and

(g)

payments of deferred interest or principal on, or repayment, redemption or repurchase of, any Parity Indebtedness or Junior Claims that, if not made, would cause the applicable Issuer or Guarantor to breach the terms of the instrument governing such Parity Indebtedness or Junior Claims.

Additional Notes

The Issuers may, from time to time, without notice to or the consent of the holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional Notes (the “Additional Notes”) having the same stated maturity date and other terms under the Indenture as the Notes (subject to certain exceptions) so that such Additional Notes shall be consolidated and form a single class with the Notes at the time Outstanding for all purposes under the Indenture, including with respect to waivers, amendments, redemptions and offers to purchase; provided that, if the Additional Notes are not fungible with the other Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP, ISIN or other identifying number.

Additional Notes, if any, will be the subject of a separate prospectus supplement.

Ranking

The Notes and the Guarantees will constitute the Issuers’ and the relevant Guarantor’s direct, unsecured, junior subordinated obligations, respectively, and will rank equally with all of the Issuers’ and the relevant Guarantor’s existing and future equally-ranking junior subordinated indebtedness. The rights and claims of the holders of the Notes, including under the Guarantees, will be subordinated in right of payment to the claims of holders of Senior Indebtedness of the Issuers and the Guarantors. The Notes and the Guarantees will rank senior in right of payment to any Junior Claims.

As of December 31, 2024, the only outstanding equally-ranking junior subordinated indebtedness of the Issuers and the Guarantors was the Issuers’ $750 million aggregate principal amount of 2055 Junior Subordinated Notes, the U.S. Issuer’s $500 million aggregate principal amount of 2045 Junior Subordinated Notes (all or a portion of which we may redeem using the proceeds from this offering on June 16, 2025 (the first redemption date for the 2045 Junior Subordinated Notes)), and $1.0 billion aggregate principal amount of ECAPs Subordinated Notes, each of which is guaranteed by the Irish Issuer and each of the Guarantors.

In addition, the Notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of each of Holdings’ Subsidiaries (other than the Issuers) that does not guarantee the Notes (such Subsidiaries, our “Non-Guarantor Subsidiaries”). As of December 31, 2024, our Non-Guarantor Subsidiaries had total liabilities, including trade payables (but excluding intercompany liabilities), of $16.3 billion and total assets (excluding intercompany receivables) of $58.8 billion. For the year ended December 31, 2024, our Non-Guarantor Subsidiaries recorded net income of $378 million and generated $6.9 billion of total revenues and other income (each presented on a combined basis and including the results of intercompany transactions with the Issuers and guarantors).

Each of the Issuers is a co-issuer of various series of outstanding senior unsecured notes guaranteed by the Guarantors that constitute Senior Indebtedness. In addition, certain of the Issuers and Guarantors are borrowers or guarantors under certain of our credit facilities that constitute Senior Indebtedness. As of December 31, 2024, the principal amount of outstanding Senior Indebtedness of Holdings and its Subsidiaries consisting of senior unsecured and senior secured notes, export credit facilities, commercial bank debt, revolving credit debt, securitization debt and capital lease structures, which excludes debt issuance costs, debt discounts and debt premium of $243 million, was $45.5 billion. In addition, as of December 31, 2024, Holdings and its Subsidiaries had $11.3 billion of undrawn lines of credit available under their credit and term loan facilities, subject to certain conditions, including compliance with certain financial covenants, that, if drawn, would constitute Senior Indebtedness.

The holders of any Senior Indebtedness will continue to be entitled to the benefits of the subordination provisions of the Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness or any extension or renewal of such Senior Indebtedness.

If any of the following circumstances exists, the Issuers will first pay all of their Senior Indebtedness in full before they make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the Notes:

(I) in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving an Issuer or a significant portion of an Issuer’s assets;

(II) subject to certain limitations, in the event that (x) a default shall have occurred with respect to the payment of principal of or interest on or other monetary amounts due and payable on any Senior Indebtedness, or (y) there shall have occurred an event of default (other than a default in the payment of principal or interest or other monetary amounts due and payable) in respect of any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and, in the cases of subclauses (x) and (y), such default or event of default shall not have been cured or waived or shall not have ceased to exist; or

(III) in the event that the principal of and accrued interest on the Notes are declared due and payable as described under “—Events of Default” and such declaration is not rescinded and annulled.

In any such event, the Issuers will pay or deliver directly to holders of Senior Indebtedness any payment or distribution otherwise payable or deliverable to holders of the Notes. The Issuers will make the payments to holders of Senior Indebtedness according to priorities existing among those holders until the Issuers have paid all obligations required to be paid in respect of all Senior Indebtedness, including accrued interest, in full.

If such events of insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving either Issuer or a significant portion of either Issuer’s assets as described in clause (I) above occur, after such Issuer has paid in full all amounts owed in respect of its Senior Indebtedness, the holders of the Notes together with the holders of such Issuer’s other Parity Indebtedness will be entitled to receive from such Issuer’s remaining assets any principal of or premium or interest, if any, on the Notes and such other Parity Indebtedness due at that time before such Issuer makes any payment or other distribution on account of any of its Junior Claims.

If the Issuers breach the Indenture by making a payment or distribution to holders of the Notes before they have paid all of their Senior Indebtedness in full, then the holders of the Notes will be required to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing the Issuers’ assets for payment of their Senior Indebtedness.

As a consequence of the subordination provisions, the holders of the Notes may recover less in any liquidation or winding up of the Issuers than the amount creditors recover in respect of their Senior Indebtedness. If, upon liquidation or winding up of the Issuers, the amount payable in respect of the Notes and any Parity Indebtedness are not paid in full, the holders of the Notes and any other Parity Indebtedness will share ratably in any distribution of the Issuers’ assets upon liquidation or winding up in proportion to the respective amounts to which they are entitled.

The Indenture places no limitation on the amount of Senior Indebtedness or Parity Indebtedness that the Issuers or the Guarantors may incur. The Issuers and the Guarantors may from time to time incur additional indebtedness and other obligations constituting Senior Indebtedness or Parity Indebtedness.

Guarantees

The Notes and all obligations under the Indenture will be initially irrevocably and unconditionally guaranteed, jointly and severally, on the same unsecured, junior subordinated basis as the Notes, by Holdings, AerCap Aviation Solutions B.V., AerCap Ireland Limited, ILFC and AerCap U.S. Global Aviation LLC. In addition, in the future, other Subsidiaries of Holdings may be required to guarantee the Notes. See “—Certain Covenants—Future Subsidiary Guarantors.”

In addition, the obligations of each Guarantor under its Guarantee will be limited to the extent necessary to prevent such Guarantee from constituting a fraudulent conveyance or transfer under applicable law (or to ensure compliance with legal restrictions with respect to distributions or the provision of other benefits to direct or indirect shareholders) or as necessary to recognize certain defenses generally available to guarantors, including voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally or other considerations under applicable law. See “Irish Law Considerations—Insolvency Under Irish Law” and “Dutch Law Considerations—Insolvency Under Dutch Law.”

A Guarantee by a Subsidiary Guarantor in respect of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1) (a)

any sale, exchange, disposition or transfer (including through consolidation, amalgamation, merger or otherwise) of (x) the Capital Stock of such Subsidiary Guarantor, after which such Subsidiary Guarantor is no longer a Subsidiary, or (y) all or substantially all the assets of such Subsidiary Guarantor;

(b)

the consolidation, amalgamation or merger of any Subsidiary Guarantor with and into an Issuer or another Guarantor that is the surviving Person in such consolidation, amalgamation or merger, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to an Issuer or another Guarantor; or

(c)

the Issuers exercising their legal defeasance option or covenant defeasance option with respect to the Notes as described under “—Legal Defeasance and Covenant Defeasance” or the Issuers’ obligations with respect to the Notes under the applicable Indenture being discharged as described under “—Satisfaction and Discharge”; and

(2)

if evidence of such release and discharge is requested to be executed by the Trustee, the Irish Issuer delivering, or causing to be delivered, to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction and to the execution of such evidence by the Trustee have been complied with.

Additional Amounts

The Issuers and the Guarantors are required to make all payments under or with respect to the Notes and each Guarantee, as the case may be, free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter, “Taxes”) imposed or levied by or on behalf of (i) Ireland or any political subdivision or any authority or agency therein or thereof having power to tax, (ii) any other jurisdiction in which an Issuer is organized or otherwise resident for tax purposes or any political subdivision or any authority or agency therein or thereof having the power to tax, (iii) any jurisdiction from or through which payment on the Notes or any Guarantee or any political subdivision or any authority or agency therein or thereof having the power to tax is made or (iv) any jurisdiction in which a Guarantor that actually makes a payment on the Notes or its Guarantee is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or any authority or agency therein or thereof having the power to tax (each, a “Relevant Taxing Jurisdiction”), unless the Issuers and the Guarantors are required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

If an Issuer or a Guarantor is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or any Guarantee in respect of the Notes, the Issuers and the Guarantors will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by holders of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount such holders would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant holder, if the relevant holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction, but other than a connection arising from the acquisition, ownership or holding of such Note or the receipt of any payment in respect thereof); (2) any estate, inheritance, gift, sales, value added, excise, transfer, personal property tax or similar tax, assessment or governmental charge; (3) any Taxes imposed as a result of the failure of the relevant holder or beneficial owner of the Notes to comply with a timely request in writing of any Issuer addressed to the holder or beneficial owner, as the case may be (such request being made at a time that would enable such holder or beneficial owner acting reasonably to comply with that request), to provide information concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Taxing Jurisdiction, if and to the extent that due and timely compliance with such request under applicable law, regulation or administrative practice would have reduced or eliminated such Taxes with respect to such holder or beneficial owner, as applicable; (4) any Taxes that are payable other than by deduction or withholding from a payment of the principal of, premium, if any, or interest, if any, on the Notes; (5) any Taxes that are required to be deducted or withheld on a payment that are required to be made pursuant to Council Directive 2014/107/EU (“DAC2”) or any law implementing or complying with, or introduced in order to conform to such Directive; (6) any Taxes withheld or deducted pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021); or (7) any Taxes withheld or deducted pursuant to Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor version of such Sections), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements or treaties (including any law implementing any such agreement or treaty) entered into in connection with the implementation thereof; nor will the Issuers or Guarantors pay Additional Amounts (a) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment (where presentation is permitted or required for payment) within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later, (b) with respect to any payment of principal of (or premium, if any, on) or interest on such Note to any holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Note, or (c) in respect of any Note where such withholding or deduction is imposed as a result of any combination of clauses (1), (2), (3), (4), (5), (6), (7), (a) and (b) of this paragraph.

The Issuers and the Guarantors will make any required withholding or deduction and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Issuers and the Guarantors will provide the Trustee, for the benefit of the holders, with official receipts evidencing the payment of the Taxes with respect to which Additional Amounts are paid. If, notwithstanding the efforts of the Issuers and the Guarantors to obtain such receipts, the same are not obtainable, the Issuers and the Guarantors will provide the Trustee with other evidence. In no event, however, shall any Issuer or Guarantor be required to disclose any information it reasonably deems to be confidential.

If the Issuers or the Guarantors are or become obligated to pay Additional Amounts under or with respect to any payment made on the Notes or any Guarantee, at least 30 days prior to the date of such payment, the Issuers will deliver to the Trustee an Officers’ Certificate stating that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the paying agent to pay Additional Amounts to holders on the relevant payment date.

Whenever in the Indenture or this prospectus supplement there is mentioned, in any context:

(1)	the payment of principal or interest;

(2)	redemption prices or purchase prices in connection with a redemption or purchase of Notes; or

(3)	any other amount payable on or with respect to any of the Notes or any Guarantee,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Issuers and the Guarantors will pay any present or future stamp, court or documentary taxes or any other excise, property or similar taxes, charges or levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Indenture, any Guarantee or any other document or instrument in relation thereof, and the Issuers and the Guarantors will agree to indemnify the holders for any such taxes paid by such holders. The obligations described under this heading will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to any Issuer or any Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein. For a discussion of Irish withholding taxes applicable to payments under or with respect to the Notes, see “Certain Irish, Dutch and U.S. Federal Income Tax Consequences—Certain Irish Tax Consequences.”

Redemption

Optional Redemption

The Issuers may redeem the Notes, at their option, in whole or in part on one or more occasions at a price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date.

Right to Redeem at Rating Agency Event

The Issuers may redeem the Notes in whole, but not in part, at 102% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date, at any time within 120 days after a Rating Agency Event.

“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology published by any Rating Organization in assigning equity credit to securities such as the Notes, as such methodology was in effect on the date of this prospectus supplement, that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the Notes by such Rating Organization would have been in effect had such methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such Rating Organization to the Notes as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the Notes by such Rating Organization had such methodology not been changed.

Right to Redeem at Tax Event

The Issuers are entitled to redeem the Notes, at the option of the Issuers, at any time in whole but not in part, upon not less than 15 nor more than 45 days’ notice (which notice shall be irrevocable) to the holders mailed by first-class mail to each holder’s registered address, or delivered electronically if held by DTC, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and Additional Amounts, if any, in the event that:

(1)

the Issuers have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts with respect to the Notes, and the Issuers cannot avoid such obligation by taking reasonable measures available to the Issuers (a “Change in Withholding Taxes”); or

(2)

there is more than an insubstantial risk that (i) the Notes are not, or will not be, debt for U.S. tax purposes or (ii) that the interest payable on the Notes is not, or will not be, deductible for Irish tax purposes (a “Change in Tax Classification”), in each case, as a result of:

(a)

a change in or an amendment (including any announced prospective change or amendment) to the laws (including any regulations, rulings or protocols promulgated and treaties enacted thereunder) of (i) in the case of a Change in Withholding Taxes, any Relevant Taxing Jurisdiction or (ii) in the case of a Change in Tax Classification, Ireland or the United States or any political subdivision or any authority or agency therein or thereof having power to tax; or

(b)

any change in or amendment to, or the introduction of, any official position regarding the application, administration or interpretation of such laws, regulations, rulings, protocols or treaties (including a holding, judgment or order by a court of competent jurisdiction); or

(c)

in the case of a Change in Tax Classification (but not a Change in Withholding Taxes), a threatened challenge asserted in writing in connection with an audit of the Issuers or any of their Subsidiaries or Affiliates, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which change, amendment, introduction of an official position or threatened challenge is announced, asserted or becomes effective on or after the date on which the Notes are issued (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after such date and for purposes of a Change in Withholding Taxes (but not a Change in Tax Classification), on or after such later date).

Notwithstanding the foregoing, in the event of a Change in Withholding Taxes, no notice of redemption will be given (i) earlier than 90 days prior to the earliest date on which the Issuers would be obliged to make such payment of Additional Amounts and (ii) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Before the Issuers publish or mail or deliver such notice of redemption of the Notes following a Change in Withholding Taxes, the Issuers will deliver to the Trustee an Officers’ Certificate stating that the Issuers cannot avoid their obligation to pay Additional Amounts by taking reasonable measures available to them and that all conditions precedent to the redemption have been complied with.

If the Issuers exercise their redemption right as a result of a Change in Withholding Taxes or a Change in Tax Classification, the Issuers will deliver to the Trustee an opinion of outside counsel stating (i) that all conditions precedent to the redemption have been complied with and (ii) that (a) in the case of a Change in Withholding Taxes, the Issuers would be obligated to pay Additional Amounts or (b) in the case of a Change in Tax Classification, there is more than an insubstantial risk that (i) the Notes are not, or will not be, debt for U.S.

tax purposes or (ii) that the interest payable on the Notes is not, or will not be, deductible for Irish tax purposes, in each case as a result of a change, amendment, introduction of an official position or threatened challenge described above, as applicable.

In the case of a Change in Withholding Taxes, the foregoing will apply mutatis mutandis to any jurisdiction in which any successor Person to an Issuer is incorporated or organized or any political subdivision or taxing authority or agency thereof or therein.

Selection and Notice; Cancellation of Redemption

If less than all of the Notes are to be redeemed or repurchased at any time, selection of the Notes for redemption or repurchase will be made in accordance with the procedures of DTC; provided that no Notes of $150,000 or less shall be purchased or redeemed in part.

Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, or delivered electronically if held by DTC, at least 15 but not more than 45 days before the purchase or redemption date to each holder of the Notes to be purchased or redeemed at such holder’s registered address. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed. In the case of any book-entry notes, notices of purchase or redemption will be given to DTC in accordance with its applicable procedures.

A new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the purchase or redemption date, unless the Issuers default in payment of the purchase or redemption price, interest shall cease to accrue on Notes or portions thereof purchased or called for redemption.

For so long as the Notes are admitted to the Official List of Euronext Dublin and to trading on the Global Exchange Market thereof and the guidelines of Euronext Dublin so require, the Issuers shall deliver, or cause to be delivered, notice of redemption to Euronext Dublin via Euronext Dublin’s online portal and, with respect to certificated Notes only, mail such notice to holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the registrar, in each case not less than 30 nor more than 60 days prior to the redemption date.

Notwithstanding any statement under “—Redemption” or elsewhere in this prospectus supplement to the contrary, installments of interest on the Notes that are due and payable on any interest payment date falling on or prior to a redemption date for the Notes will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the Notes and the Indenture, except that, if the redemption date for any Notes falls on any day during an Optional Deferral Period, accrued and unpaid interest on such Notes will be paid on such redemption date to the persons entitled to receive the redemption price of such Notes. For the avoidance of doubt, the interest payment date falling immediately after the last day of an Optional Deferral Period will not be deemed to fall on a day during such Optional Deferral Period.

If, at the time a notice of redemption is given, the Issuers have not effected satisfaction and discharge as described under “—Satisfaction and Discharge” or defeasance of the Notes as described under “—Legal Defeasance and Covenant Defeasance” and such notice of redemption is not being given in connection with or in order to effect satisfaction and discharge or defeasance of the Notes, then, if the notice of redemption so provides, and at the Issuers’ option, the redemption may be subject to the condition that the Trustee shall have received, on or before the applicable redemption date, monies in an amount sufficient to pay the redemption price and accrued and unpaid interest on the Notes called for redemption to, but excluding, the redemption date. If monies in such amount are not received by the Trustee on or before such redemption date, such notice of redemption shall be automatically canceled and of no force or effect, such proposed redemption shall be automatically canceled and the Issuers shall not be required to redeem the Notes called for redemption on such redemption date. In the event that a redemption is canceled, the Issuers will, not later than the business day immediately following the proposed redemption date, deliver, or cause to be delivered, notice of such cancellation to the registered holders of the Notes called for redemption (which notice will also indicate that any Notes or portions thereof surrendered for redemption will be returned to the applicable holders), and the Issuers will direct the Trustee to, and the Trustee will, promptly return any Notes or portions thereof that have been surrendered for redemption to the applicable holders.

In addition to the Issuers’ right to redeem Notes as set forth above, the Issuers may at any time and from time to time purchase Notes pursuant to open-market transactions, tender offers or otherwise.

The Trustee will not be responsible for calculating the redemption price of the Notes.

Certain Covenants

The Indenture contains the covenants summarized below.

SEC Reports and Reports to Holders

The Indenture will require Holdings to file with the Trustee, within 15 days after Holdings filed the same with, or furnished the same to, the SEC, copies of the annual reports and of the information, documents and other reports that, if Holdings is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, it files with, or furnishes to, the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If Holdings is not required to file with, or furnish to, the SEC information, documents or reports pursuant to either Section 13 or 15(d) of the Exchange Act, then the Indenture will require Holdings to file with the Trustee and file with, or furnish to, the SEC such reports, if any, as may be prescribed by the SEC pursuant to Section 314(a) of the Trust Indenture Act, within 15 days after Holdings filed the same with, or furnished to, the SEC.

For purposes of this covenant, Holdings will be deemed to have filed such information, documents and reports with the Trustee and the holders of the Notes when such information, documents and reports are filed with, or furnished to, the SEC via the EDGAR filing system (or any successor system), it being understood that the Trustee shall have no responsibility to determine if such filings have been made.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Merger and Sale of Assets

The Indenture provides that Holdings may not consolidate, amalgamate or merge with or into or wind up into (whether or not Holdings is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)

Holdings is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of Holdings or under the laws of a Permitted Jurisdiction (Holdings or such Person, as the case may be, being herein called “Successor Holdings”);

(2)	Successor Holdings, if other than Holdings, expressly assumes all the obligations of Holdings under the Notes and the Indenture pursuant to a supplemental indenture;

(3)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4)

Successor Holdings, if other than Holdings, shall have delivered, or cause to be delivered, to the Trustee an opinion of counsel (which may contain customary exceptions) stating that the Guarantee to be provided by Successor Holdings has been duly authorized, executed and delivered by Successor Holdings and constitutes the legal, valid and enforceable obligation of Successor Holdings; and

(5)

Successor Holdings shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with the Indenture; provided, however, that, notwithstanding the foregoing clause (3), (i) any Subsidiary may consolidate or amalgamate with or merge with or into Holdings; (ii) Holdings may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of Holdings solely for the purpose of reincorporating Holdings in a Permitted Jurisdiction; and (iii) Holdings may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

Successor Holdings (if other than Holdings) will succeed to, and be substituted for, Holdings under the Indenture and the Holdings Guarantee and in such event Holdings will automatically be released and discharged from its obligations under the Indenture and the Holdings Guarantee.

The Indenture provides that the Irish Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the Irish Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)

the Irish Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Irish Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of incorporation of the Irish Issuer or under the laws of a Permitted Jurisdiction (the Irish Issuer or such Person, as the case may be, being herein called “Successor Irish Issuer”);

(2)	the Successor Irish Issuer, if other than the Irish Issuer, expressly assumes all the obligations of the Irish Issuer under the Notes and the Indenture pursuant to a supplemental indenture;

(3)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4)

if the Successor Irish Issuer is other than the Irish Issuer, the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an opinion of local tax counsel stating that the holders of Notes will not recognize income, gain or loss in the jurisdiction of incorporation of the Irish Issuer for income tax purposes as a result of such transaction and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

(5)

if the Successor Irish Issuer is other than the Irish Issuer, the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an opinion of local tax counsel stating that the holders of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such transaction and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

(6)

if the Successor Irish Issuer is other than the Irish Issuer, each Guarantor, unless it is the other party to the transactions, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Successor Irish Issuer’s obligations under the Indenture and the Notes at the time Outstanding; and

(7)

the Successor Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with the Indenture; provided, however, that, notwithstanding the foregoing clause (3), (i) any Subsidiary may consolidate or amalgamate with or merge with or into the Irish Issuer; (ii) the Irish Issuer may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of the Irish Issuer solely for the purpose of reincorporating the Irish Issuer in a Permitted Jurisdiction; and (iii) the Irish Issuer may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

Successor Irish Issuer (if other than the Irish Issuer) will succeed to, and be substituted for, the Irish Issuer under the Indenture and the Notes and in such event the Irish Issuer will automatically be released and discharged from its obligations under the Indenture and the Notes.

The Indenture provides that the U.S. Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the U.S. Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)

the U.S. Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the U.S. Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of the U.S. Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the U.S. Issuer or such Person, as the case may be, being herein called “Successor U.S. Issuer”);

(2)	the Successor U.S. Issuer, if other than the U.S. Issuer, expressly assumes all the obligations of the U.S. Issuer under the Notes and the Indenture pursuant to a supplemental indenture;

(3)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4)

if the Successor U.S. Issuer is other than the U.S. Issuer, each Guarantor, unless it is the other party to the transactions, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Successor U.S. Issuer’s obligations under the Indenture and the Notes at the time Outstanding; and

(5)

the Successor U.S. Issuer shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with the Indenture; provided, however, that, notwithstanding the foregoing clause (3), (i) the U.S. Issuer may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of the U.S. Issuer solely for the purpose of reincorporating the U.S. Issuer in the United States, any state thereof, the District of Columbia or any territory thereof; and (ii) the U.S. Issuer may be converted into, or reorganized or reconstituted in the United States, any state thereof, the District of Columbia or any territory thereof.

The Successor U.S. Issuer (if other than the U.S. Issuer) will succeed to, and be substituted for the U.S. Issuer, as the case may be, under the Indenture and the Notes and in such event the U.S. Issuer will automatically be released and discharged from its obligations under the Indenture and the Notes.

The Indenture provides that each Subsidiary Guarantor may not consolidate, amalgamate or merge with or into or wind up into (whether or not the applicable Subsidiary Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Subsidiary (other than an Issuer) unless:

(1)

the applicable Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or under the laws of a Permitted Jurisdiction (such Subsidiary Guarantor or such Person, as the case may be, being herein called “Successor Subsidiary Guarantor”);

(2)

the Successor Subsidiary Guarantor, if other than the applicable Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Notes and the Indenture pursuant to a supplemental indenture;

(3)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4)

the Successor Subsidiary Guarantor, if other than the applicable Subsidiary Guarantor, shall have delivered, or cause to be delivered, to the Trustee an opinion of counsel (which may contain customary exceptions) stating that the Guarantee to be provided by such Successor Subsidiary Guarantor has been duly authorized, executed and delivered by such Successor Subsidiary Guarantor and constitutes the legal, valid and enforceable obligation of such Successor Subsidiary Guarantor; and

(5)

the Successor Subsidiary Guarantor shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with the Indenture; provided, however, that, notwithstanding the foregoing clause (3), (i) any Subsidiary may consolidate or amalgamate with or merge with or into a Subsidiary Guarantor; (ii) any Subsidiary Guarantor may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of such Subsidiary Guarantor solely for the purpose of reincorporating such Subsidiary Guarantor in a Permitted Jurisdiction; and (iii) any Subsidiary Guarantor may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

Successor Subsidiary Guarantor (if other than the applicable Subsidiary Guarantor) will succeed to, and be substituted for the applicable Subsidiary Guarantor under the Indenture and such Subsidiary Guarantor’s Guarantee and in such event the applicable Subsidiary Guarantor will automatically be released and discharged from its obligations under the Indenture and such Subsidiary Guarantor’s Guarantee.

Events of Default

The Indenture defines an “Event of Default” with respect to the Notes as being any one of the following occurrences:

(1)	default in the payment of any installment of interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days or more;

(2)	default in the payment of all or any part of the principal of any Note when it becomes due and payable at its maturity;

(3)

default in the performance, or breach, of any other covenant or warranty of the Issuers or any Guarantor in the Indenture applicable to the Notes, and continuance of such default or breach for a period of 60 days after notice to Holdings by the Trustee, or to Holdings and the Trustee by the holders of at least 25% in principal amount of the Notes at the time Outstanding;

(4)

any Guarantee ceases to be in full force and effect in any material respect (except as contemplated by the terms thereof) or any such Guarantor denies or disaffirms its obligations under the Indenture or any Guarantee if, and only if, in each such case, such default continues for ten consecutive days; or

(5)	certain events in relation to bankruptcy, insolvency, reorganization, receivership or liquidation, whether voluntary or involuntary.

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency, reorganization, receivership or liquidation) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount with respect to the Notes at the time Outstanding by notice to the Issuers (and to the Trustee, if notice is given by the holders) may declare the Notes to be due and payable immediately, but under certain conditions such acceleration may be rescinded by the holders of a majority in principal amount of the Notes at the time Outstanding. If an Event of Default relating to certain events of bankruptcy, insolvency, reorganization, receivership or liquidation occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders.

The holder of any Note will not have any right to institute any proceeding with respect to the Indenture or remedies thereunder, unless:

(1)	such holder previously gives the Trustee written notice of an Event of Default with respect to the Notes and that Event of Default is continuing;

(2)

the holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee indemnity reasonably satisfactory to the Trustee to institute such proceeding as Trustee; and

(3)

the Trustee shall have failed to institute such proceeding for 60 days after its receipt of such notice, request and offer of indemnity and the Trustee has not been given inconsistent direction during such 60-day period by holders of a majority in principal amount of the Notes at the time Outstanding.

The right of any holder of any Note to institute suit for enforcement of any payment of principal and interest on any Note on or after the applicable due date may not be impaired or affected without such holder’s consent.

The holders of a majority in principal amount of the Notes at the time Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee with respect to the Notes. The Trustee may refuse to follow any direction that conflicts with any rule of law or the Indenture or that may expose the Trustee to personal liability. Before proceeding to exercise any right or power under the Indenture at the direction of such holders, the Trustee shall be entitled to receive security or indemnity reasonably satisfactory to the Trustee from such holders against the fees, costs, expenses and liabilities that might be incurred by the Trustee in compliance with any such direction. Under the Indenture, if a Default occurs and is continuing and is actually known to a Responsible Officer (as defined in the Indenture) of the Trustee, the Trustee will deliver within 60 days by mail, or electronically if held by DTC, to each holder of Notes a notice of the Default, unless such Default shall have been cured or waived. The Trustee may withhold from holders of Notes notice of any continuing Default (except a Default in payment of principal, premium (if any) or interest), if it determines that withholding notice is in the interests of the holders of the Notes.

Holdings is required under the Indenture to furnish to the Trustee within 120 days after the end of each fiscal year a statement as to whether it is in Default under the Indenture and, if it is in Default, specifying all such Defaults and the nature and status thereof.

Agreement by Holders to Certain Tax Treatment

We agree, and by acquiring an interest in a Note each holder and beneficial owner of a Note agrees, to treat the Notes as debt for U.S. federal, state and local tax purposes.

Amendment, Supplement and Waiver of the Indenture

The Indenture contains provisions permitting the Issuers and the Trustee to amend or supplement the Indenture with the consent of the holders of a majority in principal amount of the Notes and all other series of notes Outstanding under the Indenture voting as a single group; provided that any amendment or supplement that affects the terms of any series of notes as distinct from any other series of notes shall require the consent of the holders of a majority in principal amount of the Outstanding notes of such series. Any past Default by the Issuers in respect of the Notes and its consequences may be waived with the consent of the holders of a majority in principal amount of the Notes at the time Outstanding. The Issuers are not permitted, however, to enter into any amendment, supplement or waiver without the consent of the holders of all affected Notes if the amendment, supplement or waiver would:

(1)	change the stated maturity of the principal of or any installment of principal or interest on any Note;

(2)	reduce the principal amount payable of, or the rate of interest on, any Note;

(3)	change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

(4)	reduce any premium payable;

(5)	make any Note payable in a currency other than U.S. dollars;

(6)	impair the right of the holders of the Notes to institute suit for the enforcement of any payment on or after the stated maturity thereof;

(7)	release the Guarantee of Holdings or the Guarantee of any Subsidiary Guarantor that is a Significant Subsidiary;

(8)	amend, change or modify any provision of the Indenture affecting the ranking of the Notes in a manner adverse to the holders of such Notes; or

(9)	make any change in the preceding amendment, supplement or waiver provisions.

The Indenture also contains provisions permitting the Issuers and the Trustee to amend or supplement the terms of the Indenture with respect to the Notes, without the consent of any holder of Notes, for certain purposes including:

(1)	to evidence either Issuer’s succession by another Person;

(2)	to comply with the covenant described under the caption “—Certain Covenants—Merger and Sale of Assets”;

(3)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(4)	to add Guarantees under the Indenture in accordance with the terms of the Indenture;

(5)	to add covenants for the benefit of the holders of Notes or any additional Event of Default for the benefit of the holders of Notes;

(6)	to secure the Notes;

(7)	to evidence the appointment of a successor trustee;

(8)

to conform the text of the Indenture or the Notes to any provision of this “Description of Notes” to the extent that such provision was intended by the Issuers to be a verbatim recitation of a provision of the Indenture, which intent shall be evidenced by an Officers’ Certificate delivered to the Trustee; or

(9)

to cure any ambiguity, to correct or supplement any provision of the Indenture inconsistent with other provisions or make any other provision that does not adversely affect the interests of the holders of Notes in any material respect, as determined by the Issuers.

Legal Defeasance and Covenant Defeasance

The Issuers and the Guarantors may, at their option, and at any time, elect to have all their obligations discharged under the Indenture with respect to the Notes and cure any then-existing Events of Default with respect to the Notes (“legal defeasance”), other than:

(1)	the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

(2)	the Issuers’ obligations with respect to the register, transfer and exchange of the Notes and with respect to mutilated, destroyed, lost or stolen Notes;

(3)	the Issuers’ obligations to maintain an office or agency in the place designated for payment of such Notes and with respect to the treatment of funds held by paying agents;

(4)	the Issuers’ obligations to hold, or cause the paying agent to hold, in trust money for the payment of principal and interest due on the Notes at the time Outstanding for the benefit of the holders;

(5)	certain obligations to the Trustee; and

(6)	certain obligations arising in connection with such discharge of obligations.

The Issuers may also, at their option and at any time, elect to be released from the restrictions described under the caption “—Certain Covenants” above with respect to the Notes (“covenant defeasance”) and thereafter, any omission to comply with such covenants will not constitute an Event of Default with respect to the Notes.

The conditions the Issuers must satisfy for legal defeasance or covenant defeasance include the following:

(1)

the Issuers must have irrevocably deposited with the Trustee trust funds for the payment of the Notes. The trust funds must consist of U.S. dollars or U.S. Government Obligations, or a combination thereof, that, in the opinion of a certified public accounting firm of national reputation, will be in an amount sufficient without reinvestment to pay at maturity or redemption the entire amount of principal and interest on the Notes;

(2)

in the case of legal defeasance, the Issuers shall have delivered, or cause to be delivered, to the Trustee an opinion of outside counsel confirming that (i) the Issuers have received from, or there has been published by, the U.S. Internal Revenue Service (the “IRS”) a ruling or (ii) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case stating that, and based thereon such opinion of counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner at the same times as would have been the case if such defeasance had not occurred;

(3)

in the case of covenant defeasance, the Issuers shall have delivered, or cause to be delivered, to the Trustee an opinion of outside counsel confirming that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner at the same times as would have been the case if such defeasance had not occurred;

(4)

the Issuers shall have delivered, or cause to be delivered, to the Trustee an opinion of outside counsel stating that the beneficial owners of the Notes will not recognize income, gain or loss in the jurisdiction of incorporation of the Irish Issuer for income tax purposes as a result of such defeasance and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

(5)

no Default or Event of Default shall have occurred and be continuing on the date the Issuers make such deposits (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the granting of Liens in connection therewith);

(6)

the Issuers shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers; and

(7)

the Issuers shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to such defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to the Notes when:

(1)	either:

(a)

all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(b)

all Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year, and the Issuers have irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)	the Issuers have paid or caused to be paid all sums payable under the Indenture; and

(3)

the Issuers have delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver, or cause to be delivered, an Officers’ Certificate and an opinion of counsel to the Trustee, each stating that all conditions precedent to satisfaction and discharge have been satisfied.

Governing Law; Jury Trial Waiver

The Indenture and the Notes are governed by and shall be construed in accordance with the laws of the State of New York without regard to conflicts of law principles thereof. The Indenture provides that the Issuers, the Guarantors, the Trustee, and each holder of a Note by its acceptance thereof irrevocably waives, to the fullest extent permitted by applicable law, any and all right to a trial by jury in any legal proceeding arising out of or relating to the Indenture, the Notes or any transaction contemplated thereby.

Certain Definitions

The following definitions apply to the terms of the Notes.

“2045 Junior Subordinated Notes” means the 6.50% Fixed to Floating Rate Junior Subordinated Notes due 2045 issued by the U.S. Issuer.

“2055 Junior Subordinated Notes” means the Fixed-Rate Reset Junior Subordinated Notes due 2055 issued by the Issuers.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means, with respect to Holdings, either the board of directors of Holdings or any committee of that board duly authorized to act under the terms of the Indenture and with respect to any other Person, the board of directors or committee of such Person serving a similar function.

“Business Day” means any day other than Saturday, Sunday or any other day on which banking or trust institutions in New York or London are authorized generally or obligated by law, regulation or executive order to remain closed.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership, unlimited liability company or limited liability company, partnership interests, membership interests (whether general or limited) or shares in the capital of the company and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“ECAPS Subordinated Notes” means the 5.90% Junior Subordinated Debenture due 2065 and the 6.25% Junior Subordinated Debenture due 2065, each issued by the U.S. Issuer (as successor to ILFC).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fitch” means Fitch Ratings, Ltd., a division of Fitch, Inc., or any successor ratings agency.

“GAAP” means generally accepted accounting principles in the United States that are in effect from time to time. At any time after the original date of the Indenture dated as of October 29, 2021, Holdings may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS; provided that any calculation or determination herein that requires the application of GAAP for periods that include fiscal quarters ended prior to Holdings’ election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. Holdings shall give notice of any such election made in accordance with this definition to the Trustee and the holders of the Notes.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ obligations under the Indenture and the Notes.

“Guarantor” means each Person that Guarantees the Notes in accordance with the terms of the Indenture, including Holdings and the Subsidiary Guarantors.

“Interest Payment Period” means the period from, and including, the applicable interest payment date to, but excluding, the next succeeding interest payment date, except that the first Interest Payment Period shall be the period from, and including, the Issue Date to, but excluding, July 31, 2025.

“ILFC” means International Lease Finance Corporation.

“Issue Date” means April 1, 2025.

“Junior Claims” means (i) the ordinary shares of Holdings and the common stock or ordinary shares (or the equivalent thereof) of each Issuer and each Subsidiary Guarantor, (ii) unless the Issuers’ or the relevant Guarantor’s articles of association or constitution (or the equivalent thereof) expressly provide differently, any future shares in the relevant Issuer’s or Guarantor’s capital, respectively; and (iii) any future obligation of the relevant Issuer or Guarantor, as the case may be, that by its terms ranks junior to and not equal in right of payment with the Notes (and other Parity Indebtedness).

“Moody’s” means Moody’s Investor Service, Inc. or any successor ratings agency.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Managing Director, Executive Vice President, Senior Vice President or Vice President, any Treasurer or any Secretary or other executive officer or any duly authorized attorney in fact of the Irish Issuer, the U.S. Issuer or Holdings, as applicable.

“Officers’ Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by two Officers of such Person that meets the requirements set forth in the Indenture.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture, except:

(1)	Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)

Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any paying agent (other than the Issuers) in trust or set aside and segregated in trust by the Issuers (if an Issuer shall act as its own paying agent);

(3)	Notes that have been defeased pursuant to the procedures specified under the caption “—Legal Defeasance and Covenant Defeasance” above; and

(4)

Notes that have been paid in lieu of reissuance relating to lost, stolen, destroyed or mutilated certificates, or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuers and the Guarantors; provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, Notes owned by an Issuer or any other obligor upon the Notes or any Affiliate of an Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not an Issuer or any other obligor upon the Notes or any Affiliate of an Issuer or of such other obligor.

“Parity Indebtedness” means all existing and future principal, premium and interest in respect of (i) either Issuer’s or any Guarantor’s indebtedness for money borrowed, (ii) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by an Issuer or a Guarantor and (iii) all deferrals, renewals, extensions, refundings and guarantees of obligations of the type referred to in clauses (i) through (ii), in each case that rank or are expressed to rank equally with the Notes or the Guarantees, as the case may be, in distribution or payment of any amounts thereunder by the relevant Issuer or Guarantor and in the distribution of assets pursuant to any liquidation, insolvency, dissolution, reorganization or similar proceeding of the relevant Issuer or Guarantor. For the avoidance of doubt, the 2055 Junior Subordinated Notes, the 2045 Junior Subordinated Notes and the ECAPs Subordinated Notes (and, in each case, the guarantees thereof) shall constitute Parity Indebtedness ranking equally with the Notes.

“Permitted Jurisdiction” means any of the United States, any state or territory thereof, the District of Columbia, any member state of the Pre-Expansion European Union, Switzerland, Bermuda, the Cayman Islands and Singapore.

“Person” means any individual, corporation, unlimited liability company, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pre-Expansion European Union” means the European Union as of January 1, 2004, including the countries of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which became or becomes a member of the European Union after January 1, 2004; provided that “Pre-Expansion European Union” shall not include any country whose long-term debt does not have a long-term rating of at least “Aa2” by Moody’s, “AA” by S&P, “AA” by Fitch or the equivalent rating category of another Rating Organization.

“Rating Organizations” means the following nationally recognized statistical rating organizations: Moody’s, S&P and Fitch or, if any of Moody’s, S&P or Fitch or all three shall not make a rating on the Notes of a series publicly available, a nationally recognized statistical rating organization, or organizations, as the case may be, selected by the Issuers that shall be substituted for any of Moody’s, S&P or Fitch or all three, as the case may be, with respect to the Notes.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor rating agency.

“SEC” means the U.S. Securities and Exchange Commission.

“Senior Indebtedness” means (i) the principal, premium, if any, and interest in respect of (A) either Issuer’s or any Guarantor’s indebtedness for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by an Issuer or a Guarantor; (ii) all of either Issuer’s and any Guarantor’s capitalized lease obligations; (iii) all of either Issuer’s and any Guarantor’s, as applicable, obligations representing the deferred purchase price of property; and (iv) all deferrals, renewals, extensions, refundings and guarantees of obligations of the type referred to in clauses (i) through (iii); provided, however, that Senior Indebtedness does not include: (x) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the Notes; and (y) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables. For the avoidance of doubt, the 2055 Junior Subordinated Notes, the 2045 Junior Subordinated Notes and the ECAPs Subordinated Notes shall not constitute Senior Indebtedness and shall be Parity Indebtedness ranking equally in right of payment with the Notes.

“Subsidiary” means, with respect to any specified Person, a corporation, limited liability company, partnership or trust more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof).

“Subsidiary Guarantor” means each of the Subsidiaries of Holdings (other than the Issuers) party to the Indenture as of the Issue Date, together with any other Subsidiary of Holdings required to become a Guarantor under the Indenture in the future.

“U.S. Government Obligations” means securities that are:

(1)	direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or

(2)

obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

In either case, the U.S. Government Obligations may not be callable or redeemable at the option of the issuer, and shall also include a depository receipt issued by a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended, as custodian with respect to such U.S. Government Obligation or a specific payment of principal of or interest on such U.S. Government Obligation held by the custodian for the account of the holder of such depository receipt. The custodian is not authorized, however, to make any deduction from the amount payable to the holder of the depository receipt except as required by law.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

BOOK-ENTRY, DELIVERY AND FORM OF SECURITIES

We will issue the Notes in the form of one or more global securities. We will deposit these global securities with, or on behalf of, DTC and register these securities in the name of DTC’s nominee. Direct and indirect participants in DTC will record beneficial ownership of the Notes by individual investors. The transfer of ownership of beneficial interests in a global security will be effected only through records maintained by DTC or its nominee, or by participants or persons that hold through participants.

Investors may elect to hold beneficial interests in the global securities through either DTC, Clearstream or Euroclear if they are participants in these systems, or indirectly through organizations that are participants in these systems. Upon receipt of any payment in respect of a global security, DTC or its nominee will immediately credit participants’ accounts with amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown in the records of DTC or its nominee. Payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.

DTC holds securities of institutions that have accounts with it or its participants. Through its maintenance of an electronic book-entry system, DTC facilitates the clearance and settlement of securities transactions among its participants and eliminates the need to deliver securities certificates physically. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its participants and by The New York Stock Exchange and the Financial Industry Regulatory Authority, Inc. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and bylaws and requirements of law. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System, or the “Euroclear Operator,” in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

Distributions with respect to the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear holds securities and book-entry interests in securities for participating organizations, or “Euroclear Participants” and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global security through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by the U.S. depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC’s participating organizations, or the “DTC Participants,” on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global security in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global security from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Neither we nor the Trustee will have any responsibility for the performance by Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Global Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

CERTAIN IRISH, DUTCH AND U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion, subject to the limitations set forth below, describes material tax consequences of Ireland, the Netherlands and the United States relating to your ownership and disposition of the Notes. This discussion is based on laws, regulations, rulings and decisions now in effect in Ireland, the Netherlands and the United States, which, in each case, may change. Any change could apply retroactively and could affect the continued validity of this discussion. This discussion does not purport to be a complete analysis of all tax consequences in Ireland, the Netherlands or the United States, and this discussion does not describe all of the tax consequences that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your own tax advisor about the tax consequences of holding the Notes, including the relevance to your particular situation of the considerations discussed below, as well as of state, local and other tax laws.

Certain Irish Tax Consequences

The following general summary describes the material Irish tax consequences of acquisition, holding and disposal of the Notes. This summary is based on the Irish tax law and published practice of the Irish Revenue Commissioners as in effect on the date of this prospectus supplement and both are subject to change possibly with retroactive effect and are ultimately subject to interpretation by the Irish courts. Holders or prospective holders of Notes should consult with their tax advisors with regard to the tax consequences of investing in the Notes in their particular circumstances. The discussion below is included for general information purposes only.

Withholding Tax

In general, tax at the standard rate of income tax (currently 20%) is required to be withheld from payments of Irish source interest. An exemption from withholding on interest payments exists, however, under Section 64 of the Taxes Consolidation Act, 1997 (the “1997 Act”) for certain interest bearing securities issued by a company which are quoted on a recognized stock exchange (which should include the Global Exchange Market of Euronext Dublin) (“quoted Eurobonds”).

Any interest paid on such quoted Eurobonds can be paid free of withholding tax provided:

(1)	the person by or through whom the payment is made is not in Ireland; or

(2)	the payment is made by or through a person in Ireland, and either:

(a)	the quoted Eurobond is held in a clearing system recognized by the Irish Revenue Commissioners (DTC, Euroclear, Clearstream Banking SA and Clearstream Banking AG are so recognized); or

(b)

the person who is the beneficial owner of the quoted Eurobond and who is beneficially entitled to the interest is not resident in Ireland and has made a declaration to the person by or through whom the payment is made in the prescribed form.

So long as the Notes are quoted on a recognized stock exchange and are held in DTC, Euroclear, Clearstream Banking SA, Clearstream Banking AG or another clearing system recognized by the Irish Revenue Commissioners (or, if not so held, so long as payments on the Notes are made through a paying agent not in Ireland), interest on the Notes can be paid by the Irish Issuer and any paying agent outside Ireland without any withholding or deduction for or on account of Irish income tax.

As of the date of this prospectus supplement, the Notes have not been listed on Euronext Dublin. While we will use our reasonable efforts to cause the Notes to be listed on Euronext Dublin, we cannot assure you that the Notes will be listed on Euronext Dublin and traded on its Global Exchange Market or, if listed, that such listing will be maintained for the term of the Notes. If the Notes are not listed on a recognized stock exchange (such as

Euronext Dublin) within the meaning of Section 64 of the 1997 Act or if any of the other conditions in Section 64 of the 1997 Act are not met on or prior to an interest payment date in respect of the Notes, then the Irish Issuer will be required to deduct withholding tax (currently at the rate of 20%) from payments of interest on the Notes, unless (1) the interest is paid in the ordinary course of the Irish Issuer’s business, the Irish Issuer can identify the holders of the Notes, and either (i) the holders of the Notes are companies that are resident in a Relevant Territory (where a Relevant Territory is a Member State of the EU other than Ireland or a country with which Ireland has a double taxation agreement in force or which will come into force once all ratification procedures have been completed) that imposes a tax that generally applies to interest receivable in that Relevant Territory by companies from sources outside that Relevant Territory or (ii) where the interest payable is exempted from the charge to Irish income tax under the terms of a double tax agreement that is either in force or will come into force once all ratification procedures have been completed, provided where either (i) or (ii) apply that the interest is not paid in connection with a trade or business of the noteholders which is carried on through a branch or agency in Ireland or (2) another exemption from Irish withholding tax applies. If the Notes are successfully listed on Euronext Dublin, but subsequently it becomes impracticable or unduly burdensome for us to maintain such a listing, then (following consultation with the underwriters) we may use our reasonable efforts to cause the Notes to be listed on another “recognized stock exchange”, as we may decide. If the Notes are not listed on a recognized stock exchange, however, on any interest payment date in respect of the Notes and an alternate exemption is not available, the Irish Issuer will be required to deduct withholding tax otherwise than as set out above. We cannot give any assurance regarding any future changes to the Irish tax law or practice governing the application of Irish withholding tax to interest on the Notes (including the continued availability of the exemptions outlined above).

In other circumstances, where the exemption under Section 64 of the 1997 Act does not apply, interest payments on the Notes should be subject to Irish withholding tax at the standard income tax rate unless another exemption under Irish domestic law applies or relief is available and is claimed under the provisions of a double taxation treaty between Ireland and the country of tax residence of the noteholder. In this regard, Ireland has tax treaties with a number of jurisdictions which, under certain circumstances, reduce the rate of Irish withholding tax on payments of interest to persons resident in those jurisdictions.

Taxation of Noteholders

Notwithstanding that a holder may receive interest on the Notes free of withholding tax, the holder may still be liable to pay Irish income tax. Interest paid on the Notes may have an Irish source and therefore be within the charge to Irish income tax, Pay Related Social Insurance (“PRSI”) and the Universal Social Charge. Ireland operates a self assessment system in respect of income tax and any person, including a person who is neither resident nor ordinarily resident in Ireland, with Irish source income comes within its scope.

Certain categories of taxpayer may be exempt from taxation of interest:

•

A person will be exempt from Irish tax on interest on the Notes where the Notes qualify for the quoted Eurobond (Section 64) exemption from withholding tax as described above; provided that the person does not carry on a trade in Ireland through a branch or agency to which the interest is attributable and the person is not resident in Ireland and is resident in a Member State of the EU under the law of that Member State or in a country with which Ireland has a double taxation agreement under the terms of that agreement.

•

A person will also be exempt from Irish tax on interest on the Notes where the Notes qualify for the quoted Eurobond (Section 64) exemption from withholding tax as described above and where the person is either:

(1)

a company, not resident in Ireland, which is under the control, whether directly or indirectly, of person(s) who by virtue of the laws of a Member State of the EU (other than Ireland) or a country with which Ireland has a double taxation agreement are resident for the purposes of tax in that jurisdiction and are not under the control of person(s) who are not so resident in a Member State of the EU (other than Ireland) or a country with which Ireland has a double taxation agreement; or

(2)

a company not resident in Ireland, or where the non-Irish resident company is a 75%-owned subsidiary of a company or companies, the principal class of shares in which is substantially and regularly traded on a recognized stock exchange in an EU member state or in a country with which Ireland has a double tax agreement, provided the company in (1) and (2) above does not carry on a trade in Ireland through a branch or agency to which the interest is attributable.

•

Under Irish domestic law, a company that is not resident in Ireland and is resident either in a Member State of the EU or in a country with which Ireland has a double taxation agreement which imposes a tax that generally applies to interest receivable in that territory by companies from sources outside that territory or where the interest payable is exempted from the charge to tax under the relevant double tax agreement, or would be exempted if the relevant double tax agreement had the force of law when the interest was paid, will be exempt from Irish tax on any interest received on the Notes provided it does not carry on a trade in Ireland through a branch or agency to which this interest is attributable and as long as the Irish Issuer is making the interest payments in the ordinary course of its trade or business.

•

In addition, an exemption from Irish tax may also be available under the terms of an applicable double tax agreement to certain persons entitled to the benefits of such an agreement (subject to any applicable administrative requirements for claiming treaty benefits).

Holders receiving interest on the Notes which does not fall within any of the above exemptions may be liable to Irish income tax, PRSI and the Universal Social Charge on such interest.

A corporate noteholder that carries on a trade in Ireland through a branch or agency in respect of which the Notes are held or attributed or which is a resident of Ireland, may have a liability to Irish tax on the Notes (including the interest arising on the Notes).

Encashment Tax

In certain circumstances, Irish encashment tax may be required to be withheld from interest on any Notes, where such interest is collected by a person in Ireland on behalf of any noteholder. As of January 1, 2025, the applicable rate of encashment tax is 25%. If a noteholder appoints an Irish collecting agent, then an exemption from Irish encashment tax should be available where the beneficial owner of the interest is not resident in Ireland and has made a declaration to this effect in the prescribed form to the collecting agent. Where a non-Irish collection agent is appointed by a noteholder, there should not be any obligation to deduct Irish encashment tax.

Deposit Interest Retention Tax (“DIRT”)

The interest on the Notes should not be liable to DIRT on the basis that the Irish Issuer is not a deposit taker as defined in Irish tax law.

Capital Gains Tax

Capital gains tax is chargeable at the rate of 33% on taxable capital gains (calculated in euros). The Notes are chargeable assets for Irish capital gains tax purposes. Persons who are neither resident nor ordinarily resident in Ireland, however, are only liable for capital gains tax on the disposal of the Notes where the Notes have been used in, or held, or acquired for use by or for the purposes of a branch or agency in Ireland.

Domicile Levy

Irish domiciled individuals may be subject to the domicile levy as a consequence of owning the Notes.

Capital Acquisitions Tax

A gift or inheritance comprising of Notes will be within the charge to capital acquisitions tax (currently levied at a rate of 33%) if either (i) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland or (ii) if the Notes are regarded as property situated in Ireland. Special rules with regard to residence apply where an individual is not domiciled in Ireland. The Notes may be regarded as situated in Ireland for Irish capital acquisition tax purposes. Accordingly, if such Notes are comprised in a gift or inheritance, the gift or inheritance may be within the charge to capital acquisition tax regardless of the residence status of the disponer or the donee/successor.

Stamp Duty

No stamp duty, stamp duty reserve tax or issue, documentary, registration or other similar tax imposed by any government department or other taxing authority of or in Ireland (collectively “Irish stamp duty”) should be payable on the creation, initial issue or delivery of Notes.

The Notes should be considered loan capital within the meaning of Section 85 of the Stamp Duties Consolidation Act, 1999, and on the basis that the issue price is not less than 90% of their nominal value, the transfer of any interest in such Notes therein by written instrument or by book entry should not attract Irish stamp duty. Any Irish stamp duty charged would be at the rate of 7.5% of the amount of the consideration for the transfer or, if greater, the market value of the interest in the Notes being transferred.

Common Reporting Standard

The Common Reporting Standard (“CRS”) requires participating jurisdictions to exchange certain information held by financial institutions (as defined for CRS purposes) regarding their non-resident customers. CRS does not impose any additional requirements to withhold tax on payments to investors.

Certain Dutch Tax Consequences

General

This “—Certain Dutch Tax Consequences” section only outlines certain material Dutch tax consequences of the acquisition, holding and disposal of the Notes. This section does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of Notes and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, this section should be treated with corresponding caution.

This section is based on the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, including, for the avoidance of doubt, the tax rates, tax brackets and deemed returns applicable on the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change may invalidate the contents of this section, which will not be updated to reflect such change. Where this section refers to “the Netherlands” or “Dutch” it refers only to the part of the Kingdom of the Netherlands located in Europe.

This section is intended as general information only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the acquisition, holding and disposal of the Notes. Holders or prospective holders of Notes should consult their own tax advisor regarding the Dutch tax consequences relating to the acquisition, holding and disposal of the Notes in light of their particular circumstances.

Withholding tax on payments by a Dutch Guarantor

Holders of the Notes (other than entities related (gelieerd) to the Issuers or the Dutch Guarantors; see below):

All payments of principal or interest made by or on behalf of the Dutch Guarantors under the Notes to holders of the Notes other than holders that are entities related (gelieerd) to the Issuers or the Dutch Guarantors (within the meaning of the Dutch Withholding Tax Act 2021; Wet bronbelasting 2021) (see below) may be made free of withholding or deduction of, for or on account of any taxes of whatever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

Holders of the Notes that are entities related (gelieerd) to the Issuers or the Dutch Guarantors:

All payments of interest made by or on behalf of a Dutch Guarantor under the Notes to a holder of Notes that is a Related Entity (as defined below) may become subject to a withholding tax at a rate of 25.8% (rate for 2025) if such Related Entity:

(1) is considered to be resident (gevestigd) in a jurisdiction that is listed in the annually updated Dutch Regulation on low-taxing jurisdictions and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) (a “Listed Jurisdiction”); or

(2) has a permanent establishment located in a Listed Jurisdiction to which the interest payment is attributable; or

(3) is entitled to the interest payment with the main purpose or one of the main purposes of avoiding taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions; or

(4) is not considered to be the recipient of the interest in its jurisdiction of residence because such jurisdiction treats another entity as the recipient of the interest (a hybrid mismatch); or

(5) is not resident in any jurisdiction (also a hybrid mismatch); or

(6) is a reverse hybrid (within the meaning of Article 2(12) of the Dutch Corporate Income Tax Act; Wet op de vennootschapsbelasting 1969), if and to the extent (x) there is a participant in the reverse hybrid holding a Qualifying Interest (as defined below) in the reverse hybrid, (y) the jurisdiction of residence of the participant holding the Qualifying Interest in the reverse hybrid treats the reverse hybrid as transparent for tax purposes and (z) such participant would have been subject to Dutch withholding tax in respect of the payments of interest without the interposition of the reverse hybrid, all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

For purposes of the Dutch Withholding Tax Act 2021,

•

“Related Entity” means an entity (i) that has a Qualifying Interest in an Issuer or a Dutch Guarantor, (ii) in which an Issuer or a Dutch Guarantor has a Qualifying Interest or (iii) in which a third party has a Qualifying Interest if such third party also has a Qualifying Interest in an Issuer or a Dutch Guarantor.

•

“Qualifying Interest” means a directly or indirectly held interest – either by an entity individually or jointly if an entity is part of a Qualifying Unity – that enables such entity or such Qualifying Unity to exercise a definitive influence over another entity’s decisions and allows it to determine the other entity’s activities (within the meaning of case law of the European Court of Justice on the right of freedom of establishment (vrijheid van vestiging)).

•

“Qualifying Unity” means entities acting together with the main purpose or one of the main purposes of avoiding Dutch conditional withholding tax at the level of any of those entities (kwalificerende eenheid).

See “Risk Factors—Risks Relating to the Notes—If payments made pursuant to either the Holdings Guarantee or the AerCap Aviation Guarantee are subject to withholding tax in the Netherlands, the relevant Dutch guarantor will make the required withholding or deduction for the account of the relevant holder of the Notes and shall not be obliged to pay additional amounts to such holder of the Notes.” for more information on the withholding tax on interest in the Netherlands.

Taxes on income and capital gains

Please note that the summary in this section does not describe the Dutch tax consequences for:

(1)

holders of Notes if such holders have a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in an Issuer, any of the Dutch Guarantors or any of the other guarantors under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally speaking, a holder of securities in a company is considered to hold a substantial interest in such company, if such holder alone or, in the case of an individual, together with such holder’s partner for Dutch income tax purposes, or any relatives by blood or marriage in the direct line (including foster children), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in such company that relate to 5% or more of the company’s annual profits or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

(2)

pension funds, investment institutions (fiscale beleggingsinstellingen), and tax exempt investment institutions (vrijgestelde beleggingsinstellingen) (each as defined in the Dutch Corporate Income Tax Act 1969; Wet op de vennootschapsbelasting 1969) and other entities that are, in whole or in part, not subject to or exempt from Dutch corporate income tax; and

(3)

holders of Notes who are individuals for whom the Notes or any benefit derived from the Notes are a remuneration or deemed to be a remuneration for activities performed by such holders or certain individuals related to such holders (as defined in the Dutch Income Tax Act 2001).

Dutch Resident Entities

Generally, if the holder of the Notes is an entity that is a resident or deemed to be resident of the Netherlands for Dutch corporate income tax purposes (a “Dutch Resident Entity”), any income derived or deemed to be derived from the Notes or any capital gains realized on the disposal or deemed disposal of the Notes is subject to Dutch corporate income tax at a rate of 19% with respect to taxable profits up to €200,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2025).

Dutch Resident Individuals

If a holder of the Notes is an individual resident or deemed to be resident of the Netherlands for Dutch income tax purposes (a “Dutch Resident Individual”), any income derived or deemed to be derived from the Notes or any capital gains realized on the disposal or deemed disposal of the Notes is subject to Dutch personal income tax at progressive rates (with a maximum of 49.5% in 2025), if:

(1)	the Notes are attributable to an enterprise from which the holder of the Notes derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise without being a shareholder (as defined in the Dutch Income Tax Act 2001); or

(2)

the holder of the Notes is considered to perform activities with respect to the Notes that go beyond ordinary asset management (normaal, actief vermogensbeheer) or otherwise derives benefits from the Notes that are taxable as benefits from miscellaneous activities (resultaat uit overige werkzaamheden).

Taxation of savings and investments

If the above-mentioned conditions (1) and (2) do not apply to the Dutch Resident Individual, the Notes will be subject to an annual Dutch income tax under the regime for savings and investments (inkomen uit sparen en beleggen). Taxation only occurs insofar the Dutch Resident Individual’s net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). The net investment assets for the year are the fair market value of the investment assets less the fair market value of the liabilities on January 1 of the relevant calendar year (reference date; peildatum). Actual income or capital gains realized in respect of the Notes are as such not subject to Dutch income tax.

The Dutch Resident Individual’s assets and liabilities taxed under this regime, including the Notes, are allocated over the following three categories: (a) bank savings (banktegoeden), (b) other investments (overige bezittingen), including the Notes, and (c) liabilities (schulden). The taxable benefit for the year (voordeel uit sparen en beleggen) is equal to the product of (x) the total deemed return divided by the sum of bank savings, other investments and liabilities and (y) the sum of bank savings, other investments and liabilities minus the statutory threshold, and is taxed at a flat rate of 36% (rate for 2025).

The deemed return applicable to other investments, including the Notes, is set at 5.88% for the calendar year 2025. Transactions in the three-month period before and after January 1 of the relevant calendar year implemented to arbitrage between the deemed return percentages applicable to bank savings, other investments and liabilities will for this purpose be ignored if the holder of Notes cannot sufficiently demonstrate that such transactions are implemented for other than tax reasons.

On June 6 and 14, 2024, the Dutch Supreme Court (Hoge Raad) ruled that the current Dutch income tax regime for savings and investments in certain specific circumstances contravenes with Section 1 of the First Protocol to the European Convention on Human Rights in combination with Section 14 of the European Convention on Human Rights (the “Rulings”). This is, in short, the case in the event the deemed return on the investment assets exceeds the actual return realized in respect thereof (calculated in line with the rules set out in the Rulings and successfully demonstrated by the taxpayer). Holders of Notes are advised to consult their own tax advisor to ensure that the tax in respect of the Notes is levied in accordance with the applicable Dutch tax rules at the relevant time.

Non-Residents of the Netherlands

A holder of the Notes that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch income tax in respect of any income derived or deemed to be derived from the Notes or in respect of any capital gains realized on the disposal or deemed disposal of the Notes, provided that:

(1)

such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969, as applicable), which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the Notes are attributable; and

(2)

in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the Notes that go beyond ordinary asset management and does not otherwise derive benefits from the Notes that are taxable as benefits from miscellaneous activities in the Netherlands.

Gift and Inheritance

Residents of the Netherlands

Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of the Notes by way of a gift by, or on the death of, a holder of such Notes who is resident or deemed resident of the Netherlands at the time of the gift or such holder’s death.

Non-Residents of the Netherlands

No gift or inheritance taxes will arise in the Netherlands with respect to a transfer of Notes by way of gift by, or on the death of, a holder of Notes who is neither resident nor deemed to be resident of the Netherlands, unless:

(1)

in the case of a gift of a Note by an individual who at the date of the gift was neither resident nor deemed to be a resident of the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident of the Netherlands; or

(2)	in the case of a gift of a Note made under a condition precedent, the holder of the Notes is resident or is deemed to be resident of the Netherlands at the time the condition is fulfilled; or

(3)	the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident of the Netherlands.

For purposes of Dutch gift and inheritance taxes, amongst others, an individual holding the Dutch nationality will be deemed to be resident in the Netherlands if such individual has been resident in the Netherlands at any time during the ten years preceding the date of the gift or such individual’s death. Additionally, for purposes of Dutch gift tax, amongst others, an individual not holding the Dutch nationality will be deemed to be resident in the Netherlands if such individual has been resident in the Netherlands at any time during the 12 months preceding the date of the gift. The applicable tax treaty may override deemed residency.

Value-Added Tax (VAT)

No Dutch VAT will be payable by the holders of the Notes on (i) any payment in consideration for the issue of the Notes or (ii) the payment of interest or principal under the Notes.

Stamp Duties

No Dutch documentation taxes (commonly referred to as stamp duties) will be payable by the holders of the Notes in respect of or in connection with the issuance of the Notes, or the payment of interest or principal under the Notes.

Certain U.S. Federal Income Tax Consequences

The following discussion, subject to the limitations and conditions set forth herein, describes the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each as defined below) of owning and disposing of Notes. The discussion is only applicable to holders that hold Notes as “capital assets” (generally for investment purposes), and who are initial purchasers of the Notes at their initial offering price. This discussion does not address all aspects of U.S. federal income taxation that may be applicable to a holder subject to special treatment under U.S. federal income tax law (including, but not limited to, persons subject to any alternative minimum tax, U.S. expatriates, banks, tax-exempt organizations, governmental organizations, regulated investment companies, real estate investment trusts, insurance companies, dealers in securities or foreign currencies, traders who elect to mark their securities to market, partnerships or other pass-through entities, U.S. Holders who have a functional currency other than the U.S. dollar, holders that hold Notes as part of a hedge, constructive sale, straddle, conversion or integrated transaction or persons required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement).

In addition, this discussion does not address state, local, or non-U.S. tax consequences of the ownership or disposition of Notes, or any U.S. federal tax consequences other than U.S. federal income tax consequences, such as the estate and gift tax and any alternative minimum tax. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, rulings and other pronouncements of the IRS and judicial decisions as of the date hereof. Such authorities may be repealed, revoked or modified (with possible retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

Holders of Notes are urged to consult their own tax advisors concerning the U.S. federal income tax consequences of ownership and disposition of Notes in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

The treatment of the Notes for U.S. federal income tax purposes is unclear in certain respects due to the absence of authorities that directly address the treatment of debt obligations that have both U.S. and non-U.S. co-obligors. All of the proceeds from this offering of the Notes will be received by the Irish Issuer or a series of the U.S. Issuer that is wholly owned by the Irish Issuer and is disregarded as separate from the Irish Issuer for U.S. federal income tax purposes. The Issuers have entered into a Reimbursement Agreement pursuant to which (i) all payments on the Notes will be made by the Irish Issuer and (ii) notwithstanding the foregoing, in the event that the U.S. Issuer makes a payment on or with respect to a Note, the Irish Issuer will promptly reimburse the U.S. Issuer for such payment (plus interest thereon). This Reimbursement Agreement is binding upon the successors (if any) of the Issuers. For U.S. federal income tax purposes, we intend to treat (i) the Notes as debt of Holdings, as the regarded parent of the Irish Issuer (subject to the discussion below under “—Classification of the Notes”), and (ii) interest payments on the Notes as interest from sources outside the U.S. We cannot assure you, however, that the IRS will not challenge this treatment or, if the IRS were to challenge this treatment, that a court would not agree with the IRS. If the IRS were to successfully challenge this treatment, the tax consequences of holders would be different from those described below. Holders, and Non-U.S. Holders in particular, are urged to consult with their own tax advisors with regard to the source of interest on the Notes. The following discussion assumes that our treatment as described above will be respected.

As used herein, the term “U.S. Holder” means a beneficial owner of Notes that is (i) an individual who is a citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of Notes that is neither a U.S. Holder nor a partnership (or other entity classified as a partnership for U.S. federal income tax purposes).

If a partnership (or an entity classified as a partnership for U.S. federal income tax purposes) holds Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding Notes is urged to consult its own tax advisor regarding the consequences of the ownership or disposition of Notes.

Classification of the Notes

The determination of whether a security should be classified as debt or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Notes. However, in the opinion of Cravath, Swaine & Moore LLP, under current law and based on the facts contained in this prospectus supplement and the terms of the Notes, the Notes will be treated as debt for U.S. federal income tax purposes. This opinion is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with such opinion. If the IRS were to successfully challenge this treatment, the Notes would generally be treated as equity of the Irish Issuer and, as a result, the Irish Issuer would generally be treated as a partnership for U.S. federal income tax purposes, though it is possible the Irish Issuer would be treated as a publicly traded partnership taxable as a corporation. If the Notes are treated as equity of the Irish Issuer and the Irish Issuer is treated as a partnership, interest payments on the Notes should be treated for U.S. federal income tax purposes as “guaranteed payments” within the meaning of Section 707(c) of the Code and, as a result, U.S. Holders should generally include such payments as ordinary income for their taxable year within, or with which ends, the partnership taxable year in which the partnership deducted such payments. For Non-U.S. Holders, such guaranteed payments could be subject to (i) withholding of U.S. federal income tax if the partnership has U.S.-source income or (ii) U.S. federal income tax on a net income basis if such guaranteed payments are effectively connected with a trade or business that the partnership or Non-U.S. Holder conducts in the United States, in each case, except to the extent otherwise provided by an applicable income tax treaty. If the Notes are treated as equity of the Irish Issuer and the Irish Issuer is treated as a publicly traded partnership taxable as a corporation, interest payments on the Notes should generally be treated as dividends for U.S. federal income tax purposes.

We agree, and by acquiring an interest in a Note each holder and beneficial owner of a Note agrees, to treat the Notes as debt for U.S. federal, state and local tax purposes. Holders should consult their own tax advisors regarding the tax consequences that will arise if the Notes are not treated as debt for U.S. federal income tax purposes. The remainder of this discussion assumes that the Notes will be respected as debt for U.S. federal income tax purposes.

Original Issue Discount

Special rules apply with respect to debt instruments that are issued with original issue discount (“OID”). Under applicable U.S. Treasury regulations relating to OID, the possibility that stated interest on the Notes might be deferred (see “Description of Notes—Option to Defer Interest Payments”) could result in the Notes being treated as issued with OID, unless the likelihood of such deferral is considered remote. We believe and intend to take the position that the likelihood of exercising our option to defer payment of stated interest is remote within the meaning of the U.S. Treasury regulations, in part, because the exercise of the option to defer payments of stated interest on the Notes generally would restrict our ability to (1) declare or pay any distribution, dividend or comparable payment in respect of any parity indebtedness or junior claims or (2) repurchase or redeem any parity indebtedness or junior claims, in each case subject to certain limited exceptions. Our determination regarding the remoteness of this contingency is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position.

However, no rulings or other interpretations have been issued by the IRS that address the meaning of the term “remote,” as used in the applicable U.S. Treasury regulations, and there can be no assurance that the IRS or a court will agree with our position. If the possibility of interest deferral were determined not to be remote, the Notes would be treated as issued with OID at the time of issuance, and all stated interest would be treated as OID as long as the Notes are outstanding. See “—Exercise of Deferral Option” for a discussion of the OID rules.

The remainder of this discussion assumes that the Notes will not be initially issued with OID for U.S. federal income tax purposes.

Potential Contingent Payment Debt Treatment

Certain debt instruments that provide for one or more contingent payments are subject to U.S. Treasury regulations governing contingent payment debt instruments. A payment is not treated as a contingent payment under these regulations if, as of the issue date of the debt instrument, the likelihood that such payment will be made is remote or the payments are incidental. In certain circumstances as set forth in the “Description of Notes,” we may redeem or repurchase the Notes in advance of their stated maturity, in which case we may pay amounts on the Notes that are in excess of the stated interest or principal of the Notes. We believe, however, that the potential under the terms of the Notes for payments in excess of stated interest and principal is remote or incidental and therefore the Notes are not subject to the rules governing contingent debt instruments. Accordingly, we do not intend to treat the potential payment of such amounts as part of the yield to maturity of the Notes. Our position is binding on you unless you disclose that you are taking a contrary position in the manner required by applicable U.S. Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position, a U.S. Holder might be required to use the accrual method, even if such holder were otherwise a cash method taxpayer, to take into account interest income on the Notes and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a Note. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments.

Taxation of Payments of Interest and Additional Amounts

Interest paid on a Note (including Additional Amounts, if any) will be included in the gross income of a U.S. Holder as ordinary interest income at the time it is paid or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.

If withholding taxes are imposed in Ireland or in another jurisdiction, U.S. Holders will be treated as having actually received an amount equal to the amount of such taxes and as having paid such amount to the relevant taxing authority. As a result, the amount of income included in gross income by a U.S. Holder may be greater than the amount of cash actually received by the U.S. Holder. Subject to certain limitations, including certain requirements imposed by applicable U.S. Treasury regulations, a U.S. Holder may be entitled to a credit against its U.S. federal income tax liability for any income taxes withheld and remitted to the Irish tax authority or other non-U.S. taxing authority. The U.S. Department of the Treasury and the IRS are considering proposing amendments to such U.S. Treasury regulations. In addition, recent notices from the IRS provide temporary relief by allowing taxpayers that comply with applicable requirements to apply many aspects of the foreign tax credit regulations as they previously existed (before the release of such U.S. Treasury regulations) for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). Alternatively, a U.S. Holder may elect to claim a deduction for any income taxes paid to Ireland or other non-U.S. country in computing its U.S. federal taxable income, subject to generally applicable limitations under U.S. law (including that a U.S. Holder is not eligible for a deduction for otherwise creditable foreign income taxes paid or accrued in a taxable year if such U.S. Holder claims a foreign tax credit for any foreign income taxes paid or accrued in the same taxable year). U.S. Holders should consult their own tax advisors concerning the U.S. federal income tax consequences of the imposition of any such income taxes.

Interest received or accrued on the Notes (including Additional Amounts, if any) and any OID generally will constitute foreign source income to U.S. Holders for U.S. foreign tax credit purposes. For purposes of the foreign tax credit limitation, foreign source income is classified in different “baskets,” and the credit for foreign taxes paid or accrued with respect to foreign source income in any basket is limited to U.S. federal income tax allocable to that income. Interest on the Notes and any OID generally will be in the “passive category income” basket for most U.S. Holders. The calculation of U.S. foreign tax credits and, in the case of a U.S. Holder that elects to deduct foreign taxes, the availability of deductions involve the application of complex rules that depend on a U.S. Holder’s particular circumstances. U.S. Holders should, therefore, consult their own tax advisors regarding the application of the U.S. foreign tax credit rules and the availability of a foreign tax credit or a deduction under their particular circumstances.

Exercise of Deferral Option

Under the applicable U.S. Treasury regulations, if we were to exercise our option to defer any payment of interest, solely for OID purposes, the Notes would be treated as if they had been retired and reissued at the time such option was exercised. In such case, all stated interest on the Notes would thereafter be treated as OID, which would accrue and be included in a U.S. Holder’s taxable income (as ordinary income) on an constant yield to maturity basis without regard to when the interest is actually paid on the Notes and regardless of such U.S. Holder’s method of accounting for U.S. federal income tax purposes. The actual payment of stated interest would not be reported separately as taxable income. Consequently, if we were to exercise our deferral option, a U.S. Holder would be required to include OID in gross income during the applicable Optional Deferral Period.

Sale, Redemption, Retirement and Other Taxable Disposition of the Notes

A U.S. Holder will generally recognize gain or loss on the sale, redemption, retirement or other taxable disposition of a Note in an amount equal to the difference between the amount realized on such disposition and the U.S. Holder’s adjusted tax basis in the Note at the time of such disposition. For these purposes, the amount realized on such disposition will equal the amount of cash and the fair value of property received by such U.S. Holder on such disposition, but if we do not exercise our option to defer interest payments, the amount realized will not include any amounts attributable to accrued but unpaid interest, which would be taxable as ordinary interest income to the extent not previously included in income. A U.S. Holder’s adjusted tax basis in a Note will generally equal the acquisition cost of such Note to the U.S. Holder. If, however, we exercise our option to defer interest payments, a U.S. Holder’s adjusted tax basis in a Note will generally equal the acquisition cost of such Note to the U.S. Holder, increased by any OID previously included in such U.S. Holder’s gross income with respect to the Note and decreased by any payments received on the Note since and including the date that the Note was deemed to be reissued with OID. Gain or loss with respect to a taxable disposition of a Note generally will be capital gain or loss. Capital gains of certain non-corporate U.S. Holders, including individuals, derived with respect to capital assets held for over one year may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

If a U.S. Holder sells or otherwise disposes of a Note before the record date for the payment of interest at the end of an Optional Deferral Period, such holder will not receive such interest. Instead, the accrued interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the applicable Optional Deferral Period. Moreover, the accrued OID during the applicable Optional Deferral Period will be added to such holder’s adjusted tax basis in the Note, but may not be reflected in the amount that such holder realizes on the sale or other disposition. To the extent the amount realized on the sale or other disposition is less than the U.S. Holder’s adjusted tax basis in the Note, the U.S. Holder will recognize a capital loss for U.S. federal income tax purposes.

Gain or loss recognized by a U.S. Holder on the sale, redemption, retirement or other taxable disposition of a Note will generally be U.S.-source gain or loss. Prospective investors should consult their own tax advisors as to the U.S. federal income tax implications of such sale, redemption, retirement or other taxable disposition of a Note.

Additional Tax on Net Investment Income

Certain U.S. Holders that are individuals, trusts or estates are subject to a 3.8% tax, in addition to otherwise applicable U.S. federal income tax, on the lesser of (1) the U.S. Holder’s “net investment income” (or undistributed “net investment income,” in the case of a trust or estate) for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income (or adjusted gross income, in the case of a trust or estate) for the relevant taxable year above a certain threshold (which in the case of an individual is between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s “net investment income” generally includes, among other things, interest income (including OID) on and capital gain from the disposition of securities like the Notes, subject to certain exceptions. If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your own tax advisor regarding the applicability of this tax to your investment in the Notes.

Non-U.S. Holders

Payments on the Notes (including the amount of any Irish or other non-U.S. taxes withheld, if any, and any Additional Amounts) to a Non-U.S. Holder will not be subject to U.S. federal withholding tax. A Non-U.S. Holder’s net income from the Notes also will not be subject to U.S. federal income taxation unless the income is effectively connected with such Non-U.S. Holder’s conduct of a United States trade or business. Gain realized by a Non-U.S. Holder on its disposition of the Notes will not be subject to U.S. federal income tax unless (1) the gain is effectively connected with the Non-U.S. Holder’s conduct of a United States trade or business or (2) the Non-U.S. Holder is an individual who is present in the United States for at least 183 days during the taxable year of disposition and certain other conditions are met.

Backup Withholding and Information Reporting

In general, payments of principal and interest, and payments of the proceeds of a sale, exchange or other disposition of Notes, paid within the United States or through certain United States-related financial intermediaries to a U.S. Holder may be subject to information reporting and backup withholding unless the U.S. Holder (i) establishes that it is an exempt recipient or (ii) in the case of backup withholding (but not information reporting), provides an accurate taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred, and the payor is not notified by the IRS or by a broker that the U.S. Holder has underreported interest or dividend income.

Non-U.S. Holders will generally not be subject to information reporting and backup withholding on payments of principal and interest, and payments of the proceeds of a sale, exchange or other disposition of Notes. Information reporting and backup withholding may apply, however, in cases where amounts are paid within the United States or through certain United States-related financial intermediaries, unless the Non-U.S. Holder properly certifies as to its foreign status or otherwise establishes an exemption. Non-U.S. Holders should consult their own tax advisors regarding the application of information reporting and backup withholding in their particular situations.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability provided the required information is timely provided to the IRS.

Information with Respect to Foreign Financial Assets

U.S. Holders that are individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of a taxable year (or in excess of $75,000 at any time during a taxable year) are generally required to file an information report with respect to such assets with their tax returns, subject to certain exceptions. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. U.S. Treasury regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. The Notes may be subject to these rules. U.S. Holders are urged to consult their own tax advisors regarding the application of this legislation to their ownership of the Notes.

FATCA

Pursuant to Sections 1471 through 1474 of the Code (provisions commonly known as “FATCA”), a “foreign financial institution” may be required to withhold U.S. tax on certain foreign passthru payments to the extent such payments are treated as attributable to certain U.S. source payments. However, under proposed U.S. Treasury regulations, such withholding will not apply to payments made before the date that is two years after the date on which applicable final regulations defining foreign passthru payments are published. Obligations issued on or prior to the date that is six months after the date on which applicable final regulations defining foreign passthru payments are filed generally would be “grandfathered” unless they are characterized as equity for U.S. federal income tax purposes, or they are materially modified after such date. To date, no such regulations have been issued.

Accordingly, if the Irish Issuer is treated as a foreign financial institution, FATCA would apply to payments on or with respect to the Notes only if there is a significant modification of the Notes for U.S. federal income tax purposes after the expiration of this grandfathering period. Non-U.S. governments have entered into agreements with the United States to implement FATCA in a manner that alters the rules described herein. The Irish and U.S. governments signed an intergovernmental agreement (“Irish IGA”) on December 21, 2012. Under the Irish IGA, information about relevant U.S. investors will be provided on an annual basis by each Irish financial institution (unless the financial institution is exempted from the FATCA requirements) directly to the Irish Revenue Commissioners, who will then provide such information to the U.S. tax authorities. Holders should consult their own tax advisors on how these rules may apply to their investment in the Notes. In the event any withholding under FATCA is imposed with respect to any payments on the Notes, there generally will be no additional amounts payable to compensate for the withheld amount (see “Description of Notes—Additional Amounts”).

However, we do not expect to engage in withholding under FATCA with respect to the Notes.

IRISH LAW CONSIDERATIONS

Insolvency Under Irish Law

Difference in Insolvency Law

The Irish Issuer and AerCap Ireland Limited, a guarantor, are incorporated under the laws of Ireland (together, the “Irish Entities” and each an “Irish Entity”). Holdings, although incorporated under the laws of The Netherlands, conducts the administration of its business in Ireland, and is likely to have its center of main interests in Ireland (within the meaning of the EU Insolvency Regulation). Any insolvency proceedings applicable to any of them will therefore be likely to be governed by Irish insolvency laws. Irish insolvency laws differ from the insolvency laws of the United States or The Netherlands and may make it more difficult for holders of the Notes to recover the amount due in respect of the Notes or due under Holdings’ or an Irish guarantor’s guarantee (as applicable) of the Notes than they would have recovered in a liquidation or bankruptcy proceeding in the United States.

Priority of Secured Creditors

Irish insolvency laws generally recognize the priority of secured creditors over unsecured creditors. The lenders under any secured facilities have, or will have, security interests on certain of the assets of the Issuers, AerCap Ireland Limited and Holdings. The Notes and the related guarantees are unsecured.

Preferential Creditors

Under Irish law, upon the insolvency of a company that is liable to be wound up under the 2014 Act, which could include the Irish Entities, Holdings and AerCap U.S. Global Aviation LLC, preferential debts are, pursuant to Section 621 of the 2014 Act, on a liquidation, required to be paid in priority to all debts other than the expenses of an examinership (if that has occurred prior to liquidation) and those secured by a fixed security interest. Preferential debts therefore have priority over unsecured debts. If the assets of the relevant company available for payment of general creditors are insufficient to pay all unsecured debts (including preferential debts), the preferential debts are required to be paid first out of the available assets.

The preferential debts will comprise, among other things: (i) any amounts owed to the Irish Revenue Commissioners for income/corporation/capital gains tax, VAT, PAYE, social security and pension scheme contributions and remuneration, salary and wages of employees; and (ii) amounts due to any city or local council in relation to rates. In addition, the costs and expenses of liquidation and examinership (should either occur) of the Irish Entities, Holdings, AerCap U.S. Global Aviation LLC or any other company that is being wound up under the 2014 Act or having an examiner appointed to it are required to be paid ahead of the preferential creditors prescribed by the 2014 Act.

Therefore in a winding-up of any of the Irish Issuer, AerCap Ireland Limited, Holdings, AerCap U.S. Global Aviation LLC or any company capable of being wound up under the 2014 Act, the liquidator may be required to pay amounts due to preferential creditors in full in advance of paying any amounts due to holders of the Notes.

Voidance of Transactions

Under Irish insolvency law, if an Irish company or a company capable of being wound up under the 2014 Act (which may include Holdings or AerCap U.S. Global Aviation LLC) goes into liquidation, a liquidator can seek to invoke a number of provisions of the 2014 Act, further discussed below, to set-side, void or render voidable certain transactions entered into by the company prior to the appointment of the liquidator. Such provisions may be invoked by a liquidator to try to void the Notes and the related guarantees.

Unfair Preference

Under Irish insolvency law, if an Irish company or a company capable of being wound up under the 2014 Act (which could include Holdings or AerCap U.S. Global Aviation LLC) goes into liquidation, a liquidator may apply to the court to have certain transactions set aside if they amounted to an unfair preference.

Section 604 of the 2014 Act (“Section 604”) provides that any conveyance, mortgage, delivery of goods, payment, execution or other act relating to property made or done by or against a company, which is at the time of the transaction unable to pay its debts as they become due, in favor of any creditor or any person on trust for any creditor, with a view to giving such creditor (or any guarantor for the debt due to such creditor) a preference over the other creditors carried out within six months of the commencement of a winding-up of the company (or such longer period as the court considers just and equitable having regard to the circumstances of the act concerned) is deemed an unfair preference of its creditors and shall be invalid. In the case of a connected person, the look-back period is two years (or such longer period as the court considers just and equitable having regard to the circumstances of the act concerned) and any such transaction shall, unless the contrary is shown, be deemed to be an unfair preference without the requirement of establishing an intention to prefer.

Section 604 is only applicable if, at the time of the conveyance, mortgage payment or other relevant act, the Irish company was unable to pay its debts as they became due.

Improper Transfers

Under Section 608 of the 2014 Act (“Section 608”), if it can be shown on the application of a liquidator, creditor or contributory of a company which is being wound up, to the satisfaction of the Irish High Court, that any property of such company was disposed of (which would include by way of transfer, mortgage or security) and the effect of such a disposal was to “perpetrate a fraud” on the company, its creditors or members, the Irish High Court may, if it deems it just and equitable, order any person who appears to have use, control or possession of such property or the proceeds of the sale or development thereof to deliver it or pay a sum in respect of it to the liquidator on such terms as the Irish High Court sees fit. In deciding whether it is just and equitable to make an order under Section 608, the Irish High Court must have regard to the rights of persons who have bona fide and for value acquired an interest in the property the subject of the application. Section 608 does not apply to a disposal that would constitute an unfair preference for the purposes of Section 604.

Fraudulent Transfer

Section 74(3) of the Land and Conveyancing Law Reform Act 2009 (as amended) provides that a conveyance of property made with the intention of defrauding a creditor or other person is voidable by any person thereby prejudiced. The foregoing will not apply, however, to any estate or interest in property conveyed for valuable consideration to any person in good faith not having, at the time of the conveyance, notice of the fraudulent intention.

Disclaimer of Onerous Property

Section 615 of the 2014 Act confers power on a liquidator, with the leave of the court, at any time within 12 months after the commencement of the liquidation (or such extended period as may be allowed by the Court), to disclaim any property of the company being wound up which consists of, amongst other things, (a) unprofitable contracts or (b) any property which is unsaleable or not readily saleable by reason of it binding the possessor to the performance of any onerous act or to the payment of money. Where a disclaimer is allowed by the court, the company is relieved of continuous and onerous obligations (and any future benefits) under the contract, but, the other party to the contract obtains the right to prove in the liquidation for the losses sustained by it as a result of the disclaimer. A liquidator must disclaim the whole of the property; he may not keep part and disclaim part. A disclaimer terminates as and from the date of the disclaimer, the rights, interests and liabilities of the company in the contract or the property, but, the disclaimer does not affect the rights or liabilities of any other person, except so far as necessary for the purpose of releasing the company from liability.

Pooling

Section 600 of the 2014 Act (“Section 600”) provides that, where two or more related companies are being wound up, and if a court is satisfied that it is just and equitable to do so, both companies may be wound up together as if they were one company (a “pooling order”). A pooling order does not affect the rights of any secured creditor of any companies which are subject to it. In deciding whether it is just and equitable to make a pooling order, a court will have regard (but not exclusively) to the extent to which any of the companies took part in the management of any of the other companies; the conduct of any of the companies towards the creditors of any of the other companies; the extent to which the circumstances that gave rise to the winding up of any of the companies are attributable to the actions or omissions of any of the other companies; and the extent to which the businesses of the companies have been intermingled. Section 600(7) provides that it is not just and equitable to make a pooling order if the only reason for doing so is the fact that one company is related to another; or that the creditors of the company being wound up have relied on the fact that another company is or has been related to the first company. In addition, in deciding the terms and conditions of a pooling order the Irish High Court must have particular regard to the interests of those persons who are members of some, but not all, of the companies. However, the interests of persons who are creditors of one, but not another, company are not expressly required to be taken into account. There is no reported judicial authority in Ireland which would assist in clarifying the circumstances in which the High Court would exercise its discretion to grant a pooling order in respect of related companies. Where a pooling order is made in respect of the Irish Issuer and any other company (including AerCap Ireland Limited, AerCap U.S. Global Aviation LLC and Holdings as guarantors of the Notes), this would result in those companies being wound up as a single entity and their assets and liabilities being pooled for that purpose. In such event, this could have potentially adverse consequences for the Irish Issuer’s ability to perform its obligations under the Notes and where applicable for Holdings, AerCap U.S. Global Aviation LLC or AerCap Ireland Limited’s ability to perform its guarantee in respect of the Notes.

Contribution

Under Section 599 of the 2014 Act (“Section 599”), the Irish High Court may, on the application of a liquidator or any creditor or contributory of a company that is being wound up, if satisfied that it is just and equitable to do so, order that any company that is or has been related to a company which is being wound up shall pay to the liquidator of that company an amount equivalent to the whole or part of all or any of the debts provable in that winding up (a “contribution order”). Section 599(4) states that, in deciding whether it is just and equitable to make a contribution order, the court must have regard (but not exclusively) to: the extent to which the related company took part in the management of the company being wound up; the conduct of the related company towards the creditors of the company being wound up; the effect which such order would be likely to have on the creditors of the related company concerned; the extent to which the circumstances that gave rise to the winding up are attributable to the actions or omissions of the related company; and such other matters as the court considers appropriate. However, Section 599(6) provides that it is not just and equitable to make a contribution order if the only reason for doing so is (a) the mere fact that one of the companies is related to the other, or (b) the mere fact that the creditors of the company being wound up have relied on the fact that the other company is or has been related to it. There is no reported judicial authority in Ireland which would assist in clarifying the circumstances in which the Irish High Court would exercise its discretion to grant a contribution order in respect of companies which are or have been related. Where a contribution order is made in respect of the Irish Issuer or any other company which has obligations related to the Notes (including AerCap Ireland Limited, AerCap U.S. Global Aviation LLC and Holdings as guarantors of the Notes), this would result in those companies being required to contribute to the liabilities of the relevant company being wound up. This could have potentially adverse consequences for the Irish Issuer’s ability to perform its obligations under the Notes and where applicable for Holdings, AerCap U.S. Global Aviation LLC or AerCap Ireland Limited’s ability to perform its guarantee in respect of the Notes.

Examinership

Examinership is a court procedure available under Part 10 of the 2014 Act to facilitate the survival of Irish companies, such as the Irish Entities, in financial difficulties. Furthermore, following two decisions of the Irish High Court, there is now authority (although each was determined on an uncontested basis) that:

(1)

an examiner can be appointed to a non-Irish incorporated company that has its center of main interests in Ireland (within the meaning of the EU Insolvency Regulation). An examiner could therefore be appointed to Holdings and/or AerCap U.S. Global Aviation LLC on the basis that it is capable of being wound up under the 2014 Act and the center of main interests of those companies is in Ireland; and

(2)

an examiner can also be appointed to a non-Irish company that has its center of main interests neither in Ireland nor in any other EU member state, but has a sufficient connection to Ireland and is related to another company (e.g., a parent, subsidiary or sister company) that (i) has its center of main interests in Ireland and (ii) is also in examinership.

In circumstances where a company is or is likely to be unable to pay its debts, then that company, the directors of that company, a contingent, prospective or actual creditor of that company, or shareholders of that company holding at the date of presentation of the petition not less than one-tenth of the voting share capital of that company, are each entitled to petition the court for the appointment of an examiner to that company. The examiner’s role is to formulate proposals for a scheme of arrangement to secure the survival of the company as a going concern.

The company, once the examiner is appointed, has the ability to apply to the Irish Court to repudiate onerous contracts entered into by the company. An examiner can, in certain circumstances, avoid a negative pledge given by the company prior to his/her appointment. Furthermore, the examiner may sell assets the subject of a fixed security interest. If such power is exercised, the examiner must account to the holders of the fixed security interest for the amount realized and discharge the amount due to the holders of the fixed security interest out of the proceeds of the sale. The remuneration, costs and expenses of an examiner shall be paid before any other claim, secured or unsecured, under any scheme of arrangement or in any receivership or liquidation of the company. Furthermore, if the examiner certifies certain liabilities during the protection period, these liabilities are treated as expenses properly incurred by the examiner and shall be paid before any other claims, including floating charge claims, but after fixed charge claims.

Where the Irish High Court (or the Irish Circuit Court where the petition is presented in respect of a “small company” as that term is defined in the 2014 Act) appoints an examiner to a company, it may, at the same or any time thereafter, make an order appointing the examiner to be examiner for the purposes of the 2014 Act to a related company of such company.

During the period of protection, the examiner will formulate proposals for a compromise or scheme of arrangement to assist the survival of the company, or of the related company, or both, and the whole or any part of its or their undertaking as a going concern. A scheme of arrangement may be approved by the Irish Court when at a minimum at least one class of creditors has voted in favor of the proposals, provided that a majority in number representing a majority in value of at least one class of impaired creditors has voted in favor of the proposals. This minimum threshold requirement is subject to the caveat that the approving class must be an “in the money” class of creditor, i.e., a class that would receive some payment or interest in the event that the company was liquidated. In addition, the Irish Court must be satisfied that such proposals are, among other things, fair and equitable in relation to any class of members or creditors that has not accepted the proposals and whose interests would be impaired by implementation of the scheme of arrangement and the proposals are not unfairly prejudicial to the interests of any interested party. Further, the Irish Court shall not confirm proposals for a scheme of arrangement which has the effect of impairing the creditors of that company in such a manner as to unfairly favor the interest of the creditors or members of a related company in examinership.

Under Section 537 of the 2014 Act, where proposals for a compromise or scheme of arrangement are to be formulated in relation to a company, for the survival of the company in examinership and the whole or part of its undertaking as a going concern, the company (but not the examiner) may, subject to the approval of the court, affirm or repudiate any contract under which some element of performance (other than payment) remains to be rendered both by the company and the other contracting party or parties. Any person who suffers loss or damage as a result of such repudiation stands as an unsecured creditor for the amount of such loss or damage and his claim may be dealt with by the examiner under the proposed scheme of arrangement.

The Irish Circuit Court has jurisdiction to hear a petition for the appointment of an examiner in respect of a small company. A “small company” under the 2014 Act is a company which satisfies at least two of the following conditions in the financial year immediately preceding the presentation of the petition: (i) it has a balance sheet not in excess of €7.5 million; (ii) it has a turnover not in excess of €15 million; and (iii) it has not more than 50 employees.

The 2014 Act provides, among other things, that no enforcement action or other proceedings of any sort may be commenced against the company in examinership or any guarantor in respect of the debts of the company in examinership. The primary risks to the holders of the Notes, under the laws of Ireland, if an examiner were appointed to an Irish Entity, Holdings, AerCap U.S. Global Aviation LLC or a company related to an Irish Entity or Holdings (each a “Relevant Company”) are as follows:

(1)

during the period of court protection, generally no action may be taken by creditors to enforce their rights to payment of amounts due by the company in examinership or any guarantor and no action may be taken to withhold performance, terminate, accelerate or in any other way modify executory contracts solely because of the appointment of, or petition for the appointment of, an examiner, or interim examiner, to the company or to a related company and no action may be taken to withhold performance, terminate, accelerate or in any other way modify essential executory contracts solely because the company is unable to pay its debts. Accordingly, if an examiner were to be appointed to such Relevant Company, there may be a delay in enforcing payment obligations of such Relevant Company and any payment obligations contained in a guarantee given by Holdings, AerCap Ireland Limited or any subsidiary guarantor;

(2)	the potential for a compromise or a scheme of arrangement being approved involving the write-down or rescheduling of the debt due by such Relevant Company to the holders of the Notes;

(3)

the potential for a compromise or a scheme of arrangement being approved involving the write-down or rescheduling of any payment obligations owed by a guarantor under a guarantee where such a guarantor is a related company to such Relevant Company;

(4)

the potential for the examiner to seek to set aside any negative pledge in the Notes prohibiting the creation of security or the incurring of borrowings by such Relevant Company to enable the examiner to borrow to fund such Relevant Company during the protection period; and

(5)

in the event that a scheme of arrangement is not approved in respect of such Relevant Company and such Relevant Company subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of such Relevant Company or guarantor and approved by the Irish Court) will take priority over the monies and liabilities which from time to time are or may become due, owing or payable to the holders of the Notes.

Irish company law contains certain rules regarding the enforcement of guarantees in an examinership and in the event of the appointment of an examiner to a Relevant Company, there are certain steps which the holder of the guarantee will have to observe strictly in order to preserve its rights to enforce the obligations of the guarantor(s) under the guarantee. In this respect, a notice containing an offer by the holder of the guarantee to transfer to the guarantor(s) such holder’s rights to vote on the examiner’s proposals in respect of the Relevant

Company must be served on guarantor(s) within certain prescribed time limits. There is no flexibility in relation to the prescribed time limits and they must be strictly adhered to in order to preserve the guaranteed party’s rights. If the creditor under the guarantee does not comply with the notification procedure, it may not enforce, by legal proceedings or otherwise, the obligations of the guarantor(s) in respect of the debts of such Relevant Company pursuant to the guarantee.

Under Irish law, the remuneration, costs and expenses of an examiner shall be paid before any other claim, secured or unsecured, under any scheme or arrangement or in any receivership or liquidation of the company. Furthermore, if the examiner certifies certain liabilities incurred during the protection period, those liabilities are treated as expenses properly incurred by the examiner and shall be paid before any other claims including floating charge claims but after any fixed charge claims.

Statutory Scheme of Arrangement

Pursuant to Part 9 of the 2014 Act, a scheme of arrangement (“Part 9 Scheme of Arrangement”) can be proposed by a company which enables the company to agree with its creditors or a class of its creditors a composition or arrangement in respect to its debts or obligations owed to those creditors. Any Irish registered company (such as the Irish Entities) can propose of a Part 9 Scheme of Arrangement. It is also possible for a company which is capable of being wound up under the 2014 Act (i.e. a non-Irish registered company such as Holdings or AerCap U.S. Global Aviation LLC) to propose a Part 9 Scheme of Arrangement.

A Part 9 Scheme of Arrangement is not an insolvency process. There is no requirement for a company to establish or prove that it is unable to discharge its debts or that it is otherwise insolvent in order to propose a Part 9 Scheme of Arrangement. A Part 9 Scheme of Arrangement requires the following to occur in order to become legally binding:

(1)

the approval of a majority in number representing at least 75% in value of every class of creditors of the company present in person or by proxy and voting at the meeting convened by the permission of the Irish High Court or by the directors of the company;

(2)	the approval of the Irish High Court by the making of an order sanctioning the scheme of arrangement; and

(3)	the delivery of the order sanctioning the scheme of arrangement to the Irish registrar of companies.

A Part 9 Scheme of Arrangement cannot be sanctioned by the Irish High Court unless the Irish High Court is satisfied, among other things, that the relevant provisions of Part 9 of the 2014 Act have been complied with and an intelligent and honest person, who is a member of the class concerned and is acting in respect of his own interest, might reasonably approve the scheme. If the Part 9 Scheme of Arrangement is approved by the relevant creditors and sanctioned by the Irish High Court and the order sanctioning the Scheme is delivered as above, the scheme will bind all the creditors that are subject to the scheme (this includes those creditors who voted in favor of it and those creditors who voted against it or did not vote at all, and their respective successors and assigns).

The primary risks to the holders of the Notes, under the laws of Ireland, if an Irish Company, Holdings, AerCap U.S. Global Aviation LLC or a guarantor company related to an Irish Entity, Holdings or AerCap U.S. Global Aviation LLC (each a “Relevant Company”) propose a Part 9 Scheme of Arrangement are as follows:

(1)

while there is no automatic moratorium which prevents creditors from enforcing their rights after the scheme is proposed and before the scheme is sanctioned, the Relevant Company can seek orders from the Irish High Court restraining any proceedings being issued against it for such period as the court deems appropriate. There may therefore be a delay in enforcing payment obligations of such Relevant Company under the Notes;

(2)	the potential for a scheme of arrangement being approved involving the write-down or rescheduling of the debt due by such Relevant Company to the holders of the Notes; and

(3)	the potential for a scheme of arrangement being approved involving the write-down or rescheduling of any payment obligations owed by a guarantor.

Enforcement Process

Receivership. A receiver could be appointed to the assets and/or undertaking of the Issuers or guarantors by way of enforcement of the rights of the holders of fixed and/ or floating security interests. Receivers are appointed over specified assets, and not over the company itself, but may be appointed to the entire assets and undertaking of the company. The realizations from the assets to which the receiver is appointed will be applied in accordance with the priority rules set out in Irish law—first in discharge of the remuneration, costs and expenses of any examiner (if that has occurred prior to the appointment of the receiver), then in discharge of the costs and expenses of the receivership, then to the debts secured by fixed security, then to the debts of preferential creditors and then to the debts secured by floating charge security. In addition, liabilities incurred during an examinership and certified by the examiner are paid before any other claims including floating charge claims but after any fixed charge claims. Only after these debts have been fully discharged will any surplus realizations from the secured assets be returned to the company to be applied in satisfaction of the debts of unsecured creditors, such as the holders of the Notes.

Guarantees. The Notes will be guaranteed by AerCap Ireland Limited, an Irish incorporated company, to the extent that such guarantee would not constitute the giving of unlawful financial assistance within the meaning of Section 82 of the 2014 Act. There is a risk that such guarantee may be challenged as unenforceable on the basis that there is an absence of corporate benefit on the part of a relevant guarantor or that it is not for the purpose of carrying on the business of a relevant guarantor. Where a guarantor is a direct or indirect holding company of an Issuer, there is less risk of an absence of a corporate benefit on the basis that the holding company could justify the decision to give a guarantee to protect or enhance its investment in its direct or indirect subsidiary. Where a guarantor is a direct or indirect subsidiary of an Issuer or a member of the group with a common direct or indirect holding company, there is a greater risk of the absence of the corporate benefit. In the case of an Irish guarantor, the Irish courts have held that corporate benefit may be established where the benefit flows to the group generally rather than specifically to the relevant Irish guarantor.

Enforcement of Civil Liability Judgments Under Irish Law

As the United States is not a party to a convention with Ireland in respect of the enforcement of judgments, common law rules apply in order to determine whether a judgment of the courts of the United States is enforceable in Ireland. A judgment of a court of the United States (the “Relevant Court”) will be enforced by the courts in Ireland if the following general requirements are met:

(1)	the Irish court is satisfied (on the basis of Irish conflicts of laws) that the Relevant Court was a court of competent jurisdiction;

(2)	the judgment has not been obtained or alleged to have been obtained by fraud or a trick;

(3)	the decision of the Relevant Court and the enforcement thereof was not and would not be contrary to natural or constitutional justice under Irish law;

(4)	the enforcement of the judgment would not be contrary to public policy as understood by the Irish court or constitute the enforcement of a judgment of a penal or revenue nature;

(5)	the judgment is not inconsistent with a judgment of the Irish courts in respect of the same matter;

(6)	the judgment is final and conclusive and is a judgment against the relevant company for a debt or definite sum of money;

(7)	the procedural rules of the Relevant Court and the Irish courts have been observed;

(8)

no fresh evidence is adduced by any party thereto which could not have been discovered prior to the judgment of the Relevant Court by reasonable diligence by such party and which shows such judgment to be erroneous; and

(9)	there is a practical benefit to the party in whose favor the judgment of the Relevant Court is made in seeking to have that judgment enforced in Ireland.

Other Irish Law Considerations

Application will be made to Euronext Dublin for the Notes to be admitted to the Official List and to trading on the Global Exchange Market of Euronext Dublin. We cannot assure you that any such approval will be granted or, if granted, that such listing will be maintained. This prospectus does not constitute “listing particulars” for the purposes of admission of the Notes to the Official List and to trading on the Global Exchange Market of Euronext Dublin. A separate document constituting such “listing particulars” will be filed with Euronext Dublin for the purposes of such listing.

The Issuers are not and will not be regulated by the Central Bank of Ireland or any other financial services regulator under Irish law by virtue of the issuing of the Notes. Any investment in the Notes does not have the status of a bank deposit and is not within the scope of the deposit protection scheme operated by the Central Bank of Ireland. The Issuer is not required to be licensed, registered or authorized under any current securities, commodities or banking laws of Ireland by virtue of the issuance of the Notes. There is no assurance, however, that regulatory authorities having authority in Ireland would not take a contrary view regarding the applicability of any such laws. The taking of a contrary view by such a regulatory authority could have an adverse impact on the Issuers or the holders of the Note.

No action may be taken with respect to the Notes in Ireland otherwise than in conformity with the provisions of

(1)

the European Union (Markets in Financial Instruments) Regulations 2017, Directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments (“MiFID II”), Regulation (EU) No 600/2014 of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments and amending Regulation (EU) No 648/2012 and all implementing measures, delegated acts and guidance in respect thereof, and the provisions of the Investor Compensation Act 1998;

(2)	the 2014 Act, the Central Bank Acts 1942 to 2018 and any code of conduct rules made under Section 117(1) of the Central Bank Act 1989;

(3)

the Prospectus Regulation, the European Union (Prospectus) Regulations 2019, the Central Bank (Investment Market Conduct) Rules 2019 and any other rules made or guidelines issued under Section 1363 of the 2014 Act by the Central Bank of Ireland; and

(4)

if applicable, the Market Abuse Regulation (EU 596/2014), the European Union (Market Abuse) Regulations 2016 and any rules made or guidelines issued under Section 1370 of the 2014 Act by the Central Bank of Ireland.

DUTCH LAW CONSIDERATIONS

Insolvency Under Dutch Law

Holdings, a public limited liability company (naamloze vennootschap or N.V.), and AerCap Aviation Solutions B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid or B.V.), are both incorporated under the laws of the Netherlands. Insolvency proceedings applicable to AerCap Aviation Solutions B.V. would likely be governed by Dutch insolvency laws. There are three insolvency regimes under Dutch law in relation to corporations. The first, suspension of payments (surseance van betaling), is intended to facilitate the reorganization of a debtor’s debts and enable the debtor to continue as a going concern. The second, a pre-insolvency plan (onderhands akkoord), is also intended to facilitate the reorganization of a debtor’s debts and enable the debtor to continue as a going concern. The third, bankruptcy (faillissement), is primarily designed to liquidate the assets of a debtor and distribute the proceeds thereof to its creditors. In practice a suspension of payments nearly always results in the bankruptcy of the debtor. All insolvency regimes are set forth in the Dutch Bankruptcy Act (Faillissementswet). A general description of the principles of those insolvency regimes is set out below.

The first insolvency regime provides for a suspension of payments (surseance van betaling). A request for a suspension of payments can only be filed by the debtor itself if it foresees that it will not be able to continue to pay its debts as they fall due in the future. Upon commencement of suspension of payments proceedings, the court will immediately (dadelijk) grant a provisional suspension of payments, and will appoint an administrator (bewindvoerder). A definitive suspension will generally be granted in a creditors’ meeting called for that purpose, unless a qualified minority (more than one-quarter in amount of claims held by creditors represented at the creditors’ meeting or one-third in number of creditors represented at such creditors’ meeting) of the unsecured non-preferential creditors withholds its consent or if there is no prospect that the debtor will in the future be able to pay its debts as they fall due (in which case the debtor will generally be declared bankrupt). During a suspension of payments, unsecured and non-preferential creditors will be precluded from attempting to recover their claims existing at the moment of the commencement of the suspension of payments from the assets of the debtor. Secured creditors and (subject to certain limitations) preferential creditors (such as tax and social security authorities and employees) are excluded from the application of the suspension. This implies that during suspension of payments proceedings secured creditors are not barred from taking recourse against the assets that secure their claims to satisfy their claims, and preferential creditors are also not barred from seeking to recover their claims. Therefore, during a suspension of payments, certain assets of the debtor may be sold in a manner that does not reflect their going concern value. Consequently, Dutch insolvency laws could preclude or inhibit a restructuring of Holdings or AerCap Aviation Solutions B.V. A competent Dutch court may order a “cooling down period” for a period of two months with a possible extension of two more months, during which enforcement actions by secured creditors and preferential creditors are barred, unless such creditors have obtained leave for enforcement from the court or the supervisory judge (rechter-commissaris).

In a suspension of payments, a composition (akkoord) may be offered by the debtor to its creditors. Such a composition will be binding on all unsecured and non-preferential creditors, irrespective whether they voted in favor or against it or whether they were represented at the creditor’s meeting called for the purpose of voting on the composition plan, if (i) it is approved by a simple majority of the recognized and admitted creditors present or represented at the relevant meeting, representing at least 50% of the amount of the recognized and admitted claims and (ii) it is subsequently ratified (gehomologeerd) by the court. Consequently, Dutch insolvency laws could reduce the recovery of holders of the Notes in a Dutch suspension of payments applicable to Holdings or AerCap Aviation Solutions B.V.

The second insolvency regime provides for the possibility to enter into a pre-insolvency plan (onderhands akkoord). Debtors have the possibility to offer a composition outside of formal insolvency proceedings under the Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord) (“Act on Court Confirmation of Extrajudicial Restructuring Plans”). The pre-insolvency plan regime has been incorporated in the Dutch Bankruptcy Act pursuant to this Act on Court Confirmation of Extrajudicial Restructuring Plans. Unlike a composition in suspension of payments and in bankruptcy, a composition under the Act on Court Confirmation of Extrajudicial Restructuring Plans can be offered to secured creditors as well as shareholders. The Act on Court Confirmation of Extrajudicial Restructuring Plans provides, inter alia, for cross class cramdown, the restructuring of group company obligations through either one or more aligned proceedings, the termination of onerous contracts with deactivation of ipso facto, and supporting court measures. Such composition may result in claims against Holdings or AerCap Aviation Solutions being compromised if the relevant majority of creditors within a class or a more senior class vote in favor of such a composition. A composition plan under the Act on Court Confirmation of Extrajudicial Restructuring Plans can extend to claims against entities that are not incorporated under Dutch law and/or are residing outside the Netherlands. Accordingly, the Act on Court Confirmation of Extrajudicial Restructuring Plans can affect the rights of the Trustee and/or the holders of the Notes under the Indenture and therefore the Notes.

Under the Act on Court Confirmation of Extrajudicial Restructuring Plans, voting on a composition plan is done in classes. Approval by a class requires a decision adopted with a majority of two third of the claims of that class that have voted on the plan or, in the case of a class of shareholders, two thirds of the shares of that class that have voted on the plan. The Act on Court Confirmation of Extrajudicial Restructuring Plans provides for the possibility for a composition plan to be binding on a non-consenting class (cross class cramdown). Under the Act on Court Confirmation of Extrajudicial Restructuring Plans, the court will confirm a composition plan if at least one class of creditors (other than a class of shareholders) that can be expected to receive a distribution in case of a bankruptcy of the debtor approves the plan, unless there is a statutory ground for refusal. The court can, inter alia, refuse confirmation of a composition plan on the basis of (i) a request by an affected creditor of a consenting class if the value of the distribution that such creditor receives under the plan is lower than the distribution it can be expected to receive in case of a bankruptcy of the debtor or (ii) a request of an affected creditor of a non-consenting class, if the plan provides for a distribution of value that deviates from the statutory or contractual ranking and priority to the detriment of that class.

Under the Act on Court Confirmation of Extrajudicial Restructuring Plans, the court may grant a stay on enforcement of a maximum of 4 months, with a possible extension of 4 months. During such period, inter alia, all enforcement action against the assets of (or in the possession of) the debtor is suspended, including action to enforce security over the assets of the debtor. Accordingly, during such stay a pledgee of claims may not collect nor notify the debtors of such pledged claims of its rights of pledge.

The third insolvency regime is bankruptcy. Bankruptcy can be applied for either by the debtor itself or by a creditor if the debtor has ceased to pay its debts as they fall due. This is deemed to be the case if the debtor has at least two creditors (at least one of which has a claim that is due and payable). Simultaneously with the opening of the bankruptcy, a liquidator in bankruptcy (curator) will be appointed. Under Dutch bankruptcy proceedings, the assets of an insolvent debtor are generally liquidated and the proceeds distributed to the debtor’s creditors in accordance with the ranking and priority of their respective claims. The general principle of Dutch bankruptcy law is the so-called paritas creditorum (principle of equal treatment) which means that the proceeds of the liquidation of the debtor’s assets in bankruptcy proceedings shall be distributed to the unsecured and non-preferential creditors in proportion to the size of their claims. Certain creditors (such as secured creditors and preferential creditors) have special rights that may adversely affect the interests of holders of the Notes. For example, a Dutch bankruptcy in principle does not prohibit secured creditors from taking recourse against the encumbered assets of the bankrupt debtor to satisfy their claims. Furthermore, secured creditors in principle do not have to contribute to the liquidation costs.

Consequently, Dutch insolvency laws could reduce the potential recovery of a holder of the Notes in Dutch bankruptcy proceedings. As a general rule, to obtain payment on unsecured non-preferential claims, such claims need to be submitted to the liquidator in bankruptcy in order to be recognized. The liquidator in bankruptcy determines whether a claim can be provisionally recognized for the purpose of the distribution of the proceeds, and at what value. The valuation of claims that do not by their terms become payable at the time of the commencement of the bankruptcy proceedings may be based on their net present value. Interest payments that fall due after the date of the bankruptcy will not be recognized. At a creditors’ meeting (verificatievergadering) the liquidator in bankruptcy, the insolvent debtor and all relevant creditors may dispute the provisional recognition of claims of other creditors. Creditors whose claims or part thereof are disputed in the creditors’ meeting will be referred to separate court proceedings (renvooiprocedure). This procedure could result in holders of the Notes receiving a right to recover less than the principal amount of their Notes. In addition, in a Dutch bankruptcy in practice usually no or little funds remain available for the payment of unsecured and non-preferential creditors.

As in suspension of payments proceedings, in a bankruptcy, a composition (akkoord) may be offered to the unsecured and non-preferential creditors. Such a composition will be binding upon all unsecured and non-preferential creditors, if (i) it is approved by a simple majority of unsecured non-preferential creditors with recognized and provisionally admitted claims representing at least 50% of the total amount of the recognized and provisionally admitted unsecured non preferential claims and (ii) it is subsequently ratified (gehomologeerd) by the court.

Secured creditors may, in a Dutch bankruptcy, enforce their rights against the assets of the debtor which are subject to their security rights, to satisfy their claims as if there were no bankruptcy. As in suspension of payments proceedings, the competent Dutch court or the supervisory judge may order a “cooling down period” for a maximum of two times two months during which enforcement actions by those creditors are barred unless they have obtained leave for enforcement from the supervisory judge. Furthermore, a liquidator in bankruptcy can force a secured creditor to foreclose its security right within a reasonable time (as determined by the liquidator in bankruptcy pursuant to Section 58(1) of the Dutch Bankruptcy Act), failing which the liquidator in bankruptcy will be entitled to sell the relevant rights or assets and distribute the net proceeds (after deduction of a pro rata part of the costs of the bankruptcy proceedings) to the secured party and excess proceeds of enforcement must be returned to the liquidator in bankruptcy. Such excess proceeds may not be offset against an unsecured claim of the secured creditor against the debtor. Under Dutch law, as soon as a debtor is declared bankrupt, all pending enforcements of judgments against such debtor terminate by operation of law and all attachments on the debtor’s assets lapse by operation of law. Litigation against a debtor which is pending on the date on which that debtor is declared bankrupt and which concerns a claim against that debtor which must be satisfied from the proceeds of the liquidation in bankruptcy, is automatically stayed.

Enforcement of Civil Liability Judgments Under Dutch Law

The following summary supersedes and replaces in its entirety the statements in the accompanying prospectus under the heading “Enforcement of Civil Liability Judgments under Dutch Law.”

We are organized and existing under the laws of the Netherlands. As such, under Dutch private international law, the rights and obligations of our shareholders vis-à-vis the Company originating from Dutch corporate law and our articles of association, as well as the civil liability of our officers (functionarissen) (including our directors and executive officers) are governed in certain respects by the laws of the Netherlands.

We are not a resident of the United States and our officers may also not all be residents of the United States. As a result, depending on the subject matter of the action brought against us and/or our officers, United States courts may not have jurisdiction. If a Dutch court has jurisdiction with respect to such action, that court will apply Dutch procedural law and Dutch private international law to determine the law applicable to that action. Depending on the subject matter of the relevant action, a competent Dutch court may apply another law than the laws of the United States.

Also, service of process against non-residents of the United States may, in principle (absent, for example, a valid choice of domicile), not be effected in the United States.

On the date of this prospectus, (i) there is no treaty in force between the United States and the Netherlands for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters and (ii) both the Hague Convention on Choice of Court Agreements (2005) and the Hague Judgments Convention (2019) have entered into force for the Netherlands, but have not entered into force for the United States. Consequently, a judgment rendered by a court in the United States will not automatically be recognized and enforced by the competent Dutch courts. However, if a person has obtained a judgment rendered by a court in the United States that is enforceable under the laws of the United States and files a claim with the competent Dutch court, the competent Dutch court will in principle give binding effect to that United States judgment if (i) the jurisdiction of the United States court was based on a ground of jurisdiction that is generally acceptable according to international standards, (ii) the judgment by the United States court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging), (iii) binding effect of such United States judgment is not contrary to Dutch public order (openbare orde) and (iv) the judgment by the United States court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for recognition in the Netherlands. Even if such a United States judgment is given binding effect, a claim based thereon may, however, still be rejected if the United States judgment is not or no longer formally enforceable. Moreover, if the United States judgment is not final (for instance when appeal is possible or pending) a competent Dutch court may postpone recognition until the United States judgment will have become final, refuse recognition under the understanding that recognition can be asked again once the United States judgment will have become final, or impose as a condition for recognition that security is posted.

A competent Dutch court may deny the recognition and enforcement of punitive damages or other awards. Moreover, a competent Dutch court may reduce the amount of damages granted by a United States court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Thus, United States investors may not be able, or experience difficulty, to enforce a judgment obtained in a United States court against us or our officers.

Corporate Benefit Under Dutch Law

If a Dutch company, such as Holdings or AerCap Aviation Solutions B.V., enters into a transaction (such as the granting of the Holdings Guarantee or the AerCap Aviation Guarantee), the relevant transaction may be nullified by the Dutch company or its liquidator in bankruptcy and, as a consequence, may not be valid, binding and enforceable against it, if that transaction is not within the company’s corporate objects and the other party to the transaction knew or should have known this without independent investigation. In determining whether the granting of a guarantee or the giving of security is within the corporate objects of the relevant company, a Dutch court would not only consider the text of the objects clause in the articles of association of the company but all relevant circumstances, including whether the company derives certain commercial benefits from the transaction in respect of which the guarantee was granted or the security was given and any indirect benefit derived by the relevant Dutch company as a consequence of the interdependence of it with the group of companies to which it belongs and whether or not the subsistence of the relevant Dutch company is put at risk by conducting such transaction.

It is unclear whether a transaction can be nullified for being a transgression of the corporate objects of a company if that transaction is expressly permitted according to the wording of the objects clause in the articles of association of that company. In a recent decision a Dutch court of appeal ruled that circumstances such as the absence of corporate benefit are in principle not relevant if the relevant transaction is expressly permitted according to the objects clause in the articles of association of the company. However, there is no decision of the Dutch Supreme Court confirming this, and therefore there can be no assurance that a transaction that is expressly permitted according to the objects clause in the articles of association of a company cannot be nullified for being a transgression of the corporate objects of that company. The objects clauses in the articles of association of

Holdings and AerCap Aviation Solutions B.V. include providing security for debts of legal entities and other companies.

If the Holdings Guarantee or the AerCap Aviation Guarantee or any other guarantee of the Notes were held to be unenforceable, it could adversely affect your ability to collect any amounts you are owed in respect of the Notes.

Fraudulent Conveyance Under Dutch Law

Dutch law contains specific provisions dealing with fraudulent transfer or conveyance both in and outside of bankruptcy: the so-called actio pauliana provisions. The actio pauliana protects creditors against acts that are prejudicial to them. A legal act performed by a debtor (including, without limitation, an agreement pursuant to which it guarantees the performance of the obligations of a third party and any other legal act having similar effect) can be challenged in or outside bankruptcy of the relevant debtor and may be nullified by the liquidator in bankruptcy (curator) of the relevant debtor or, outside bankruptcy, by any of the creditors of the relevant debtor, if: (i) the debtor performed such acts without a pre-existing legal obligation to do so (onverplicht); (ii) the creditor concerned (or, in the case of the debtor’s bankruptcy, any creditor) was prejudiced as a consequence of the act; and (iii) at the time the act was performed both the debtor and the counterparty to the transaction knew or should have known that one or more of its creditors (existing or future) would be prejudiced, unless the act was entered into for no consideration (om niet), in which case such knowledge of the counterparty is not necessary for a successful challenge on grounds of fraudulent transfer or conveyance. For certain types of transactions that are entered into within one year before (a) the declaration of the bankruptcy (if the transaction is challenged in bankruptcy), or (b) the moment the transaction is challenged by a creditor (if the transaction is challenged outside bankruptcy), the debtor and the counterparty to the transaction are legally presumed to have knowledge of the fact that the transaction will prejudice the debtor’s creditors (subject to evidence of the contrary). In addition, the liquidator in bankruptcy of a debtor may nullify that debtor’s performance of any due and payable obligation if (i) at the time of such performance the payee (hij die betaling ontving) knew that a request for bankruptcy of that debtor had been filed, or (ii) the performance of the obligation was the result of a consultation between the debtor and the payee with a view to give preference to the latter over the debtor’s other creditors. If the granting of the Holdings Guarantee or AerCap Aviation Guarantee or any other transaction entered into by Holdings or AerCap Aviation Solutions B.V. at any time in connection with the issuance of the Notes involves a fraudulent conveyance that does not qualify for any valid defense under Dutch law, then the granting of the Holdings Guarantee or the AerCap Aviation Guarantee or any such other transaction may be nullified. As a result of a successful challenge, holders of the Notes may not enjoy the benefit of the Holdings Guarantee or the AerCap Aviation Guarantee. In addition, under such circumstances, holders of the Notes might be held liable for any damages incurred by prejudiced creditors of Holdings or AerCap Aviation Solutions B.V. as a result of the fraudulent conveyance.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and, in certain instances, holding of the Notes, or any interest therein, by (i) employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Code (including a Keogh plan) or provisions under other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iii) entities, the underlying assets of which are considered to include “plan assets” (within the meaning of regulations issued by the U.S. Department of Labor (the “DOL”), set forth in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA of any such plan, account or arrangement described in clause (i) or (ii) (each of the foregoing described in clause (i), (ii) or (iii) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each, a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises discretionary authority or control over the administration of a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

When considering an investment in the Notes, or any interest therein, with the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code and any Similar Laws relating to the fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 406 of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and may result in the disqualification of an IRA. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code.

The purchase and/or holding of Notes, or any interest therein, by a Covered Plan with respect to which a Transaction Party is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Included among these statutory exemptions are Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempt certain transactions (including, without limitation, a sale and purchase of securities) between a Covered Plan and a party in interest so long as (i) such party in interest is treated as such solely by reason of providing services to the Covered Plan, (ii) such party in interest is not a fiduciary which renders investment advice, or has or exercises discretionary authority or control, with respect to the plan assets involved in such transaction, or an affiliate of any such person and (iii) the Covered Plan neither receives less than nor pays more than “adequate consideration” (as defined in such Sections) in connection with such transaction. In addition, the DOL has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the purchase and/or holding of the Notes. These class exemptions include, without limitation, PTCE

84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering purchasing and/or holding the Notes in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Government plans, foreign plans and certain church plans, while not subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such plans should consult with their counsel before acquiring the Notes, or any interest therein.

Representations

Accordingly, by its acceptance of a Note, or any interest therein, each purchaser and holder of the Note, or any interest therein, and subsequent transferee of the Note, or any interest therein, will be deemed to have represented and warranted that either (i) such purchaser or subsequent transferee is not, and is not using the assets of, a Plan to acquire or hold the Note or (ii) the purchase and holding of a Note by such purchaser or transferee does not, and will not, constitute a non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing and/or holding the Notes, or any interest therein, on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Law and whether an exemption would be required.

Neither this discussion nor anything provided in this prospectus is, or is intended to be, investment or fiduciary advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of the Notes, or any interest therein, should not construe the contents of this prospectus as a recommendation with respect to the Notes, or any interest therein, that is based on any Plan purchaser’s particular needs or individual circumstances and should not rely upon this prospectus or any accompanying communications as such. Plan purchasers should consult and rely on their own counsel and advisers as to whether an investment in the Notes, or any interest therein, is suitable for the Plan.

UNDERWRITING

We are offering the Notes described in this prospectus supplement through the underwriters named below. Mizuho Securities USA LLC, BofA Securities, Inc., Truist Securities, Inc. and MUFG Securities Americas Inc. (the “representatives”) are acting as the representatives of the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the aggregate principal amount of Notes listed next to its name in the following table at the applicable public offering price less the underwriting discount set forth on the cover page of this prospectus supplement:

Underwriter	Principal Amount of the Notes
Mizuho Securities USA LLC	$125,000,000
BofA Securities, Inc.	90,000,000
Truist Securities, Inc.	90,000,000
MUFG Securities Americas Inc.	80,000,000
Barclays Capital Inc.	25,000,000
BNP Paribas Securities Corp.	25,000,000
Credit Agricole Securities (USA) Inc.	25,000,000
J.P. Morgan Securities LLC	25,000,000
Fifth Third Securities, Inc.	15,000,000

Total	$500,000,000

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the Notes if they buy any of them. The underwriters will sell the Notes to the public when and if the underwriters buy the Notes from us. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or part.

The underwriters have advised us that they propose initially to offer the Notes to the public for cash at the applicable public offering prices set forth on the cover of this prospectus supplement and may offer the Notes to certain dealers at such price less a concession not in excess of 0.600% of the principal amount thereof. The underwriters may allow, and such dealers may reallow, a concession with respect to the Notes not in excess of 0.400% of the principal amount thereof to certain other dealers. After the initial public offering of the Notes, the public offering prices and other selling terms may be changed.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $400,000.

We have agreed to indemnify the underwriters, severally, against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

We have agreed that we and the guarantors will not, for the period from the date of the underwriting agreement through and including the closing date of this offering, without the prior written consent of the representatives, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us, any guarantor, or any controlled affiliate of us or a guarantor, directly or indirectly, or announce the offering, of any junior subordinated debt securities issued or guaranteed by us or any guarantor (other than the Notes to be issued on the issue date).

The Notes are new issues of securities with no established trading markets. Other than the Global Exchange Market of Euronext Dublin, the Notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the Notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of any trading market for the Notes or that active trading markets for the Notes will develop. If active trading markets for the Notes does not develop, the market prices and liquidity of the Notes may be adversely affected.

In connection with the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the Notes. Specifically, the underwriters may over allot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the Notes in the open market to cover short positions or to stabilize the prices of the Notes. Any of these activities may stabilize or maintain the market prices of the Notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market prices of the Notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters and certain of their affiliates are full service financial institutions and have provided from time to time, and may provide in the future, various services including sales and trading, investment and commercial banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Certain of the underwriters or their affiliates are acting, and will continue to act, as arrangers, agents or lenders under our and our affiliates’ various credit facilities and other debt agreements. In addition, certain of the underwriters or their affiliates may hold interests in a portion of the 2045 Junior Subordinated Notes and as a result, if the net proceeds of from offering are used to redeem any 2045 Junior Subordinated Notes, such persons may receive a portion of the net proceeds of from offering. See “Use of Proceeds.”

If any of the underwriters or their affiliates has a lending relationship with us or our affiliates, we understand that (1) certain of those underwriters or their affiliates routinely hedge, (2) certain of the underwriters are likely to hedge or otherwise reduce and (3) certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. These underwriters and their affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions may adversely affect future trading prices of the Notes offered hereby.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), commodities, currencies, credit default swaps and other financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

We expect that the Notes will be delivered against payment therefor on or about April 1, 2025, which will be the fifth business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the first business day before delivery of the Notes hereunder will be required, by virtue of the fact that the Notes will initially settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the first business day before the date of delivery should consult their own advisors.

Selling Restrictions

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement, the accompanying prospectus (including any amendment thereto) or the information included or incorporated herein by reference contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA or (iii) not a qualified investor as defined in Article 2 of UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement and accompanying prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.

Furthermore, this prospectus supplement and any other material in relation to the Notes described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of the UK Prospectus Regulation (“qualified investors”) that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to Prospective Investors in Ireland

The Notes are not being offered or sold to any person, underwritten or placed in Ireland except in conformity with the provisions of (a) the European Union (Markets in Financial Instruments) Regulations 2017, MiFID II, Regulation (EU) No 600/2014 of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments and amending Regulation (EU) No 648/2012 and all implementing measures, delegated acts and guidance in respect thereof, and the provisions of the Investor Compensation Act 1998, (b) the 2014 Act, the Central Bank Acts 1942 to 2018 and any code of conduct rules made under Section 117(1) of the Central Bank Act 1989, (c) the Prospectus Regulation, the European Union (Prospectus) Regulations 2019, the Central Bank (Investment Market Conduct) Rules 2019 and any other rules made or guidelines issued under Section 1363 of the 2014 Act by the Central Bank of Ireland and (d) if applicable, the Market Abuse Regulation (EU 596/2014), the European Union (Market Abuse) Regulations 2016 and any rules made or guidelines issued under Section 1370 of the 2014 Act by the Central Bank of Ireland.

Notice to Prospective Investors in Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in People’s Republic of China (excluding Hong Kong, Macau and Taiwan)

The underwriters will be required to represent and agree that the Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, or the “PRC” (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by all relevant laws and regulations of the PRC.

This prospectus supplement and the accompanying prospectus (i) have not been filed with or approved by the PRC authorities and (ii) do not constitute an offer to sell, or the solicitation of an offer to buy, any Notes in the PRC to any person to whom it is unlawful to make the offer of solicitation in the PRC.

The Notes may not be offered, sold or delivered, or offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case directly or indirectly (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC, or (ii) to any person within the PRC, other than in full compliance with the relevant laws and regulations of the PRC.

Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.

Notice to Prospective Investors in Taiwan

The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan pursuant to relevant securities laws and regulations of Taiwan and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer or a solicitation of an offer within the meaning of the Securities and Exchange Act or relevant laws and regulations of Taiwan that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Notes in Taiwan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than:

(1)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(2)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(3)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(1)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(2)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuers have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The Notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”)) in relation to the Notes has been, or will be, lodged with the Australian Securities and Investments Commission (“ASIC”), the Australian Securities Exchange operated by ASX Limited or any other regulatory body or agency in Australia. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(1)	you confirm and warrant that you are either:

(a)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(b)

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(c)	a person associated with the company under section 708(12) of the Corporations Act; or

(d)

a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(2)

you warrant and agree that you will not offer any of the Notes for resale in Australia within 12 months of those Notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Arab Emirates

The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Notes will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York (with respect to New York and United States federal law), McCann FitzGerald LLP, Dublin, Ireland (with respect to Irish law), NautaDutilh N.V., Amsterdam, the Netherlands (with respect to Dutch law), Morris, Nichols, Arsht & Tunnell LLP (with respect to Delaware law) and Smith, Gambrell & Russell, LLP, Los Angeles, California (with respect to California law). Certain legal matters with respect to the Notes will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of AerCap Holdings N.V. and subsidiaries as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

AerCap Ireland Capital Designated Activity Company

AerCap Global Aviation Trust

Debt securities (guaranteed to the extent provided herein)

AerCap Ireland Capital Designated Activity Company (the “Irish Issuer”) and AerCap Global Aviation Trust (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers”), each a wholly owned subsidiary of AerCap Holdings N.V., may offer and sell from time to time debt securities as separate series in amounts, at prices and on terms to be determined at the time of sale. The debt securities may consist of debentures, notes or other types of debt. For each offering, a prospectus supplement will accompany this prospectus and will contain the specific terms of the series of debt securities for which this prospectus is being delivered.

The Issuers may sell debt securities to or through one or more underwriters or dealers, and also may sell debt securities directly to other purchasers or through agents. The accompanying prospectus supplement will set forth information regarding the underwriters or agents involved in the sale of the debt securities for which this prospectus is being delivered. See “Plan of Distribution” for possible indemnification arrangements for underwriters, agents and their controlling persons.

This prospectus may not be used for sales of securities unless it is accompanied by a prospectus supplement.

Investing in the debt securities to be offered by this prospectus and any applicable prospectus supplement involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus, any risk factors included in any accompanying prospectus supplement and in the reports filed with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus, before you make an investment in our debt securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 18, 2024.

Rather than repeat certain information in this prospectus that we have already included in reports filed with the SEC, we are incorporating this information by reference, which means that we can disclose important business, financial and other information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is not included or delivered with this prospectus.

We will provide without charge to each person to whom a prospectus is delivered, upon written or oral request of such person, a copy of any or all documents that are incorporated into this prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests should be directed to AerCap Holdings N.V., AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland, or by telephoning us at +353 1 819 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC on Form F-3, utilizing a “shelf” registration process, relating to the debt securities and guarantees described in this prospectus. Under this shelf registration process, the Issuers may, from time to time, sell the debt securities described in this prospectus and any applicable prospectus supplement in one or more offerings. Each time the Issuers sell debt securities, they will provide a prospectus supplement that will contain specific information about the terms of that specific offering, including the offering price of the debt securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and the applicable prospectus supplement relating to any specific offering of debt securities, together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference,” before you decide to invest in any of the debt securities.

This prospectus and any accompanying prospectus supplements, or any free writing prospectus, do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form F-3, including its exhibits, of which this prospectus is a part. Statements contained in this prospectus and any accompanying prospectus supplements about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. You should not assume that the information in this prospectus, any prospectus supplements, any free writing prospectus or in any documents incorporated herein or therein by reference is accurate as of any date other than the date on the front of each of such documents.

Unless indicated otherwise or the context otherwise requires, references in this prospectus to the terms “our,” “us,” “we,” “AerCap” or the “Company” include AerCap Holdings N.V. and its subsidiaries as a combined entity.

Currency amounts in this prospectus are stated in U.S. dollars, unless indicated otherwise.

COMPANY INFORMATION

AerCap is the global leader in aviation leasing with one of the most attractive order books in the industry. AerCap serves approximately 300 customers around the world with comprehensive fleet solutions. AerCap’s ordinary shares are listed on The New York Stock Exchange under the ticker symbol AER. AerCap’s headquarters is located in Dublin, and AerCap has offices in Shannon, Miami, Singapore, Memphis, Amsterdam, Shanghai, Dubai and other locations.

AerCap Holdings N.V.

AerCap Holdings N.V., the Parent Guarantor, was incorporated in the Netherlands with register number 34251954 on July 10, 2006 as a public limited company under the Dutch Civil Code. The Parent Guarantor’s principal executive offices are located at AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland, its general telephone number is +353 1 819 2010, and its website address is www.aercap.com. The reference to the website is an inactive textual reference only and the information contained on, or accessible through, such website is not a part of this prospectus. Puglisi & Associates is the Parent Guarantor’s authorized representative in the United States. The address of Puglisi & Associates is 850 Liberty Avenue, Suite 204, Newark, DE 19711 and their general telephone number is +1 (302) 738-6680.

AerCap Ireland Capital Designated Activity Company

AerCap Ireland Capital Designated Activity Company, the Irish Issuer, was incorporated in Ireland with registered number 535682 on November 22, 2013 as a private limited company under the Companies Acts 1963 to 2013 and was converted under the Irish Companies Act 2014 to a designated activity company limited by shares on October 7, 2016. The registered office of the Irish Issuer is at Aviation House, Building 3000, Westpark, Shannon, Co. Clare, Ireland, V14 AN29 (telephone number + 353 61 70 6500).

AerCap Global Aviation Trust

AerCap Global Aviation Trust, the U.S. Issuer, is a statutory trust formed on February 5, 2014 with file number 5477349 under the Delaware Statutory Trust Act, 12 Del. C.§§ 3801 et.seq. (the “Delaware Act”), pursuant to a trust agreement between the Irish Issuer and Wilmington Trust, National Association, as the Delaware Trustee. The principal office of the U.S. Issuer is at Aviation House, Building 3000, Westpark, Shannon, Co. Clare, Ireland, V14 AN29 (telephone number + 353 61 70 6500).

RISK FACTORS

Investing in the securities to be offered by this prospectus and any applicable prospectus supplement involves risk. Before you make a decision to buy such securities, you should read and carefully consider the risks and uncertainties discussed in the section captioned “Risk Factors” in Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on February 23, 2024, as amended by Amendment No. 1 on Form 20-F/A, as filed with the SEC on September 13, 2024 (the “2023 Annual Report”), and in Part II, Item 1 of our interim financial reports contained in our Reports on Form 6-K subsequently filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference herein, as well as any risks described in any applicable prospectus supplement and any related free writing prospectus or in other documents, including our Reports on Form 6-K, that are incorporated by reference therein. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us. You should carefully consider the aforementioned risks together with the other information in this prospectus and incorporated by reference herein before deciding to invest in the debt securities. If any of those risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, we may be unable to make required payments of principal of, or premiums, if any, and interest on, the debt securities.

FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward looking statements largely on our current beliefs and projections about future events and financial trends affecting our business. Many important factors, in addition to those discussed in this prospectus, could cause our actual results to differ substantially from those anticipated in our forward looking statements, including, among other things:

•	the availability of capital to us and to our customers and changes in interest rates;

•	the ability of our lessees and potential lessees to make lease payments to us;

•

our ability to successfully negotiate flight equipment (which includes aircraft, engines and helicopters) purchases, sales and leases, to collect outstanding amounts due and to repossess flight equipment under defaulted leases, and to control costs and expenses;

•	changes in the overall demand for commercial aviation leasing and aviation asset management services;

•

the continued impacts of the Russian invasion of Ukraine and continued conflict in that area, including the resulting sanctions by the United States, the European Union, the United Kingdom and other countries, on our business and results of operations, financial condition and cash flows;

•	the effects of terrorist attacks on the aviation industry and on our operations;

•	the economic condition of the global airline and cargo industry and economic and political conditions;

•	the impact of current hostilities in the Middle East, or any escalation thereof, on the aviation industry or our business;

•	development of increased government regulation, including travel restrictions, sanctions, regulation of trade and the imposition of import and export controls, tariffs and other trade barriers;

•	a downgrade in any of our credit ratings;

•	competitive pressures within the industry;

•	regulatory changes affecting commercial flight equipment operators, flight equipment maintenance, engine standards, accounting standards and taxes;

•	disruptions and security breaches affecting our information systems or the information systems of our third-party providers; and

•

the risks described or referred to in “Risk Factors” in this prospectus, in AerCap’s 2023 Annual Report and in AerCap’s Reports on Form 6-K furnished to the SEC from time to time and incorporated by reference herein.

The words “believe”, “may”, “will”, “aim”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar words are intended to identify forward looking statements. Forward looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward looking statements speak only as of the date they were made and we undertake no obligation to update publicly or to revise any forward looking statements because of new information, future events or other factors. In light of the risks and uncertainties described above, the forward looking events and circumstances described in this prospectus might not occur and are not guarantees of future performance. The factors described above should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors that are included under “Risk Factors” herein, any prospectus supplement, in AerCap’s 2023 Annual Report incorporated by reference herein and in any Report on Form 6-K furnished to the SEC and incorporated by reference herein. Except as required by applicable law, we do not undertake any obligation to publicly update or review any forward looking statement, whether as a result of new information, future developments or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-3, including exhibits thereto, with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, for the registration of the debt securities that are being offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents that we filed as exhibits to the registration statement, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or other documents.

We are subject to the information reporting requirements of the Exchange Act, as applicable to foreign private issuers. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations. We file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also furnish Reports on Form 6-K containing unaudited interim financial information for the first three quarters of each fiscal year.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our SEC filings, including the registration statement, by accessing the SEC’s Internet site at www.sec.gov. We will provide each person to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: AerCap Holdings N.V., AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland or by telephoning us at +353 1 819 2010. Our website is located at www.aercap.com. The reference to the website is an inactive textual reference only and the information contained on, or accessible through, our website is not a part of this prospectus.

INCORPORATION BY REFERENCE

The following documents filed with or furnished to the SEC are incorporated herein by reference:

•

AerCap’s Annual Report on Form 20-F for the year ended December 31, 2023, as filed with the SEC on February 23, 2024, as amended by Amendment No.  1 on Form 20-F/A, as filed with the SEC on September 13, 2024; and

•

AerCap’s Reports on Form 6-K, furnished to the SEC on January 4, 2024, January 11, 2024, January  22, 2024, March 15, 2024, April  16, 2024, May 1, 2024, May  8, 2024, July 8, 2024, July  11, 2024, August  1, 2024, September 3, 2024, September  6, 2024, September 10, 2024 and September 19, 2024.

All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, solely to the extent designated therein, reports made on Form 6-K that we furnish to the SEC, prior to the filing of a post-effective amendment to the registration statement that contains this prospectus that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be incorporated by reference in this prospectus and be a part hereof from the date of filing or furnishing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

USE OF PROCEEDS

Unless the prospectus supplement states otherwise, we intend to use the proceeds from the sale of the securities for general corporate purposes, including to acquire, invest in, finance or refinance aircraft assets and to repay indebtedness.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The debt securities covered by this prospectus may be issued under one or more indentures. Unless otherwise specified in the applicable prospectus supplement, the trustee under the applicable indenture will be The Bank of New York Mellon Trust Company, N.A. The particular terms of the debt securities offered and their guarantees, if any, will be outlined in a prospectus supplement. The discussion of such terms in the prospectus supplement is subject to, and qualified in its entirety by, reference to all provisions in the applicable indenture and any applicable supplemental indenture.

As noted above, the debt securities may be guaranteed by AerCap and one or more of AerCap’s subsidiaries if so provided in the applicable prospectus supplement. The prospectus supplement will describe the terms of any guarantees, including, among other things, the ranking of the guarantee, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors.

CERTAIN IRISH, DUTCH AND U.S. FEDERAL INCOME TAX CONSEQUENCES

The material Irish, Dutch and U.S. federal income tax consequences relating to the purchase and ownership of the debt securities offered by this prospectus will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the debt securities offered by this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to other purchasers.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriters, dealers or agents;

•	compensation of any underwriters, dealers or agents;

•	the net proceeds to us;

•	the purchase price of the debt securities;

•	the initial public offering price of the debt securities; and

•	any exchange on which the securities will be listed.

Underwriters

If we use underwriters in the sale, they will acquire the debt securities for their own account and may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the prospectus supplement, various conditions to the underwriters’ obligation to purchase the debt securities apply, and the underwriters will be obligated to purchase all of the debt securities contemplated in an offering if they purchase any of the debt securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Dealers

If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and direct sales

We may sell debt securities directly or through agents that we designate, at a fixed price or prices which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. The prospectus supplement will name any agent involved in the offering and sale and will state any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Contracts with institutional investors and delayed delivery

If we indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase debt securities from it pursuant to contracts providing for payment and delivery on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the debt securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular debt securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs the validity of the arrangements or the performance by us or the institutional investor.

Indemnification

Agreements that we enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments that they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Market making

Unless otherwise noted in the applicable prospectus supplement, each series of debt securities will be a new issue of securities without an established trading market. Various broker-dealers may make a market in the debt securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in debt securities of any series or that the liquidity of the trading market for the debt securities will be limited.

Expenses

The expenses of any offering of debt securities will be detailed in the relevant prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITY JUDGMENTS UNDER IRISH LAW

As the United States is not a party to a convention with Ireland in respect of the enforcement of judgments, common law rules apply in order to determine whether a judgment of the courts of the United States is enforceable in Ireland. A judgment of a court of the United States (the “Relevant Court”) will be recognized and enforced by the courts in Ireland if the following general requirements are met:

(a) the Irish court is satisfied (on the basis of Irish conflicts of laws) that the Relevant Court was a court of competent jurisdiction;

(b) the judgment has not been obtained or alleged to have been obtained by fraud or a trick;

(c) the decision of the Relevant Court and the enforcement thereof was not and would not be contrary to natural or constitutional justice under Irish law;

(d) the enforcement of the judgment would not be contrary to public policy as understood by the Irish court or constitute the enforcement of a judgment of a penal or revenue nature;

(e) the judgment is not inconsistent with a judgment of the Irish courts in respect of the same matter;

(f) the judgment is final and conclusive and is a judgment against the relevant company for a debt or definite sum of money;

(g) the procedural rules of the Relevant Court and the Irish courts have been observed;

(h) no fresh evidence is adduced by any party thereto which could not have been discovered prior to the judgment of the Relevant Court by reasonable diligence by such party and which shows such judgment to be erroneous; and

(i) there is a practical benefit to the party in whose favor the judgment of the Relevant Court is made in seeking to have that judgment enforced in Ireland.

ENFORCEMENT OF CIVIL LIABILITY JUDGMENTS UNDER DUTCH LAW

We are organized and existing under the laws of the Netherlands. As such, under Dutch private international law, the rights and obligations of our shareholders vis-à-vis the Company originating from Dutch corporate law and our articles of association, as well as the civil liability of our officers (functionarissen) (including our directors and executive officers) are governed in certain respects by the laws of the Netherlands.

We are not a resident of the United States and our officers may also not all be residents of the United States. As a result, depending on the subject matter of the action brought against us and/or our officers, United States courts may not have jurisdiction. If a Dutch court has jurisdiction with respect to such action, that court will apply Dutch procedural law and Dutch private international law to determine the law applicable to that action. Depending on the subject matter of the relevant action, a competent Dutch court may apply another law than the laws of the United States.

Also, service of process against non-residents of the United States may, in principle (absent, for example, a valid choice of domicile), not be effected in the United States.

On the date of this prospectus, (i) there is no treaty in force between the United States and the Netherlands for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters and (ii) both the Hague Convention on Choice of Court Agreements (2005) and the Hague Judgments Convention (2019) have entered into force for the Netherlands, but have not entered into force for the United States. Consequently, a judgment rendered by a court in the United States will not automatically be recognized and enforced by the competent Dutch courts. However, if a person has obtained a judgment rendered by a court in the United States that is enforceable under the laws of the United States and files a claim with the competent Dutch court, the competent Dutch court will in principle give binding effect to that United States judgment if (i) the jurisdiction of the United States court was based on a ground of jurisdiction that is generally acceptable according to international standards, (ii) the judgment by the United States court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging), (iii) binding effect of such United States judgment is not contrary to Dutch public order (openbare orde) and (iv) the judgment by the United States court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for recognition in the Netherlands. Even if such a United States judgment is given binding effect, a claim based thereon may, however, still be rejected if the United States judgment is not or no longer formally enforceable. Moreover, if the United States judgment is not final (for instance when appeal is possible or pending) a competent Dutch court may postpone recognition until the United States judgment will have become final, refuse recognition under the understanding that recognition can be asked again once the United States judgment will have become final, or impose as a condition for recognition that security is posted.

A competent Dutch court may deny the recognition and enforcement of punitive damages or other awards. Moreover, a competent Dutch court may reduce the amount of damages granted by a United States court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Thus, United States investors may not be able, or experience difficulty, to enforce a judgment obtained in a United States court against us or our officers.

LEGAL MATTERS

The validity of the debt securities will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York (with respect to New York and United States federal law), McCann FitzGerald LLP, Dublin, Ireland (with respect to Irish law), NautaDutilh N.V., Amsterdam, the Netherlands (with respect to Dutch law), Morris, Nichols, Arsht & Tunnell LLP, Wilmington, Delaware (with respect to Delaware law) and Smith, Gambrell & Russell, LLP, Los Angeles, California (with respect to California law).

EXPERTS

The consolidated financial statements of AerCap Holdings N.V. and subsidiaries as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under Dutch law, AerCap is permitted to purchase directors’ and officers’ insurance. AerCap carries such insurance. In addition, the articles of association of AerCap Holdings N.V., the constitution of the Irish Issuer and the trust agreement relating to the U.S. Issuer each include indemnification of their respective directors and officers against liabilities, including judgments, fines and penalties, as well as against associated reasonable legal expenses and settlement payments, to the extent this is allowed under Dutch, Irish or U.S. law, respectively. To be entitled to indemnification, these persons must not have engaged in an act or omission of willful misconduct or bad faith. Insofar as such indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers or persons controlling the applicable registrant pursuant to the foregoing provisions, AerCap has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the said Act and is therefore unenforceable.